                                                                    Exhibit 10.1


                           STOCK PURCHASE AGREEMENT


                         Dated as of October 8, 1999,

                              but effective as of

                                 July 1, 1999

                                by and between

                         TESORO PETROLEUM CORPORATION
                                      and
                      TESORO GAS RESOURCES COMPANY, INC.
                                  as "Seller"

                                      and

                               EEX OPERATING LLC

                                  as "Buyer"

                                      and

                                EEX CORPORATION

                   for the limited purposes set forth herein

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I.
     DEFINITIONS                                                           1
     -----------

ARTICLE II.
     PURCHASE AND SALE                                                    11
     2.1  Sale of Common Stock.                                           11
          --------------------
     2.2  Effect of Sale                                                  11
          --------------
     2.3  Partnership                                                     11
          -----------
     2.4  Operating Assets                                                12
          ----------------
     2.5  Financial Assets and Liabilities                                13
          --------------------------------
     2.6  Pre-Closing Financial Adjustments                               13
          ---------------------------------
     2.7  Adjustment Assets and Liabilities                               13
          ---------------------------------
     2.8  Bolivia Transaction                                             14
          -------------------
     2.9  Put and Call Options                                            14
          --------------------

ARTICLE III.
     PURCHASE PRICE AND SETTLEMENT PRICE                                  14
     -----------------------------------
     3.1  Purchase Price                                                  14
          --------------
     3.2  Settlement Price                                                14
          ----------------

ARTICLE IV.
     REPRESENTATIONS AND WARRANTIES                                       15
     ------------------------------
     4.1  Seller's Representations and Warranties                         15
          ---------------------------------------
     4.2  Buyer's Representations                                         27
          -----------------------

ARTICLE V.
     ACCESS TO INFORMATION AND INSPECTION                                 29
     ------------------------------------
     5.1  Access to Information                                           29
          ---------------------
     5.2  Title Files                                                     29
          -----------
     5.3  Legal Files                                                     30
          -----------
     5.4  Financial and Accounting Files                                  30
          ------------------------------
     5.5  Warranties as to Documents                                      30
          --------------------------
     5.6  Inspections                                                     30
          -----------

ARTICLE VI.
     TITLE                                                                30
     -----
     6.1  Buyer's Title Review                                            30
          --------------------
     6.2  Title Defects                                                   31
          -------------
     6.3  Procedures to Determine Property Value Adjustments
          --------------------------------------------------
          For Title Defects                                               34
          -----------------
     6.4  Property Value Adjustment For Title Defects                     36
          -------------------------------------------
     6.5  Preferential Rights and Consents to Assignment                  37
          ----------------------------------------------

ARTICLE VII.
     ENVIRONMENTAL                                                        39
     -------------
     7.1  Disclosures and Availability of Data to Buyer                   39
          ---------------------------------------------
     7.2  NORM                                                            40
          ----
     7.3  Environmental Conditions                                        40
          ------------------------
     7.4  Responsibilities for Remediation of Contamination               40
          -------------------------------------------------
     7.5  Environmental Assessment                                        41
          ------------------------
     7.6  Environmental Condition Value Reduction For
          -------------------------------------------
          Environmental Conditions                                        41
          ------------------------
     7.7  Procedures To Determine Environmental Price Adjustment          42
          ------------------------------------------------------

ARTICLE VIII.
     CASUALTY LOSS AND CONDEMNATION                                       44
     ------------------------------
     8.1  No Termination                                                  44
          --------------
     8.2  Proceeds and Awards                                             44
          -------------------
     8.3  Risks of Other Losses                                           45
          ---------------------

ARTICLE IX.
     COVENANTS                                                            45
     ---------
     9.1  Pre-Closing Covenants of Seller Regarding the Business          45
          ------------------------------------------------------
     9.2  Pre-Closing Covenants of Seller Regarding the Operating
          -------------------------------------------------------
          Assets                                                          45
          ------
     9.3  Seller's Covenants Regarding Encumbrances                       48
          -----------------------------------------
     9.4  Covenants Regarding Corporate and Financial Matters             48
          ---------------------------------------------------
     9.5  No Solicitation of Transactions                                 49
          -------------------------------
     9.6  Emergencies and Oversights                                      49
          --------------------------
     9.7  Buyer's Covenants Regarding Performance and
          -------------------------------------------
          Continued Existence                                             49
          -------------------
     9.8  Buyer's Covenants Regarding Trade Name                          49
          --------------------------------------
     9.9  Buyer's Covenants Regarding Employment                          50
          --------------------------------------
     9.10 Authorizations                                                  51
          --------------
     9.11 Software and Computer Programs                                  51
          ------------------------------
     9.12 General                                                         51
          -------
     9.13 Supplemental Information Regarding Representations
          ---------------------------------------------------
          and Warranties                                                  52
          --------------
     9.14 Certain Pipeline Assets                                         54
          -----------------------
     9.15 Gathering Agreement Extension                                   54
          -----------------------------

ARTICLE X.
     PRE-CLOSING PROCEDURES                                               56
     ----------------------
     10.1 Notice of Settlement Price Adjustments                          56
          --------------------------------------
     10.2 Initial Settlement Statement                                    56
          ----------------------------
     10.3 Closing Documents                                               56
          -----------------
     10.4 Escrow Agent                                                    56
          ------------
     10.5 Wire Transfer Instructions                                      56
          --------------------------

ARTICLE XI.
     CLOSING CONDITIONS                                                   56
     ------------------
     11.1 Seller's Closing Conditions                                     56
          ---------------------------
     11.2 Buyer's Closing Conditions                                      57
          --------------------------

ARTICLE XII.
     CLOSING                                                              58
     -------
     12.1 Closing                                                         58
          -------
     12.2 Seller's Closing Obligations                                    58
          ----------------------------
     12.3 Buyer's Closing Obligations                                     59
          ---------------------------
     12.4 Governmental Filings                                            59
          --------------------
     12.5 Closing On Properties With Uncured Title Defects or
          ---------------------------------------------------
          Environmental Conditions                                        59
          ------------------------

ARTICLE XIII.
     ADJUSTMENT BASKET; PRORATION OF REVENUES AND COSTS                   60
     --------------------------------------------------
     13.1 Limitations on Liability for Price Adjustments                  60
          ----------------------------------------------
     13.2 Settlement Statements                                           60
          ---------------------
     13.3 Operating Taxes                                                 61
          ---------------
     13.4 Shared Obligations                                              62
          ------------------

ARTICLE XIV.
     POST-CLOSING PROCEDURES                                              63
     -----------------------
     14.1  Delivery of Files                                              63
           -----------------
     14.2  Third Party Data                                               63
           ----------------
     14.3  Cooperation                                                    63
           -----------
     14.4  Preferential Rights to Purchase and Consents to Assignment     64
           ----------------------------------------------------------
     14.5  Filing and Recording of Documents                              64
           ---------------------------------
     14.6  Further Assurances                                             64
           ------------------
     14.7  Incidental Costs                                               64
           ----------------

ARTICLE XV.
     SURVIVAL; INDEMNITIES                                                64
     ---------------------
     15.1  Survival                                                       64
           --------
     15.2  Buyer's Indemnity                                              64
           -----------------
     15.3  Seller's Indemnity                                             65
           ------------------
     15.4  Procedure for Indemnification                                  65
           -----------------------------
     15.5  Exclusivity                                                    66
           -----------
     15.6  Assignment of Third Person Indemnities                         66
           --------------------------------------

ARTICLE XVI.
     TAX MATTERS                                                          66
     -----------
     16.1  Indemnification for Taxes                                      66
           -------------------------
     16.2  Other Tax Matters                                              68
           -----------------
     16.3  Exclusive Remedy for Taxes                                     71
           --------------------------

ARTICLE XVII.
     DEFAULT AND REMEDIES.............................................. 71
     --------------------
     17.1    Liabilities Upon Termination.............................. 71
             ----------------------------
     17.2    Recovery of Costs......................................... 71
             -----------------
     17.3    Waiver of Extraordinary Damages........................... 71
             -------------------------------
     17.4    Waiver of Jury Trial...................................... 71
             --------------------
     17.5    Independent Obligations................................... 71
             -----------------------
     17.6    Changes of Law............................................ 72
             --------------
     17.7    Merger.................................................... 72
             ------

ARTICLE XVIII.
     NOTICES........................................................... 72
     -------
     18.1    Notices................................................... 72
             -------

ARTICLE XIX.
     CONFIDENTIALITY AND DISCLOSURES................................... 73
     -------------------------------
     19.1    Non Disclosure of Data.................................... 73
             ----------------------
     19.2    Public Announcements...................................... 73
             --------------------

ARTICLE XX.
     TERMINATION....................................................... 73
     -----------
     20.1    Termination............................................... 73
             -----------

ARTICLE XXI.
     MISCELLANEOUS..................................................... 74
     -------------
     21.1    Entire Agreement.......................................... 74
             ----------------
     21.2    No Verbal Modifications or Waivers........................ 74
             ----------------------------------
     21.3    Severability.............................................. 74
             ------------
     21.4    Interpretation............................................ 74
             --------------
     21.5    Counsel................................................... 74
             -------
     21.6    Governing Law............................................. 74
             -------------
     21.7    Consents.................................................. 75
             --------
     21.8    Time of Essence........................................... 75
             ---------------
     21.9    Binding Effect,  Assignment............................... 75
             ---------------------------
     21.10   No Relationship........................................... 75
             ---------------
     21.11   No Recordation............................................ 75
             --------------
     21.12   Exhibits and Schedules.................................... 75
             ----------------------
     21.13   Counterparts.............................................. 75
             ------------
     21.14   No Third Party Beneficiaries.............................. 75
             ----------------------------
     21.15   Joint and Several Liability............................... 76
             ---------------------------
     21.16   Dispute Resolution........................................ 76
             ------------------
     21.17   EEX Corporation Guarantee................................. 76
             -------------------------

SCHEDULES
---------
     1A        HEDGING CONTRACTS
     1B        PERMITTED ENCUMBRANCES

     2.4            EXCEPTIONS TO OPERATING ASSETS
     2.6(a)         RETAINED LIABILITIES
     4.1(b)(iv)     NO CONFLICT - SELLER
     4.1(b)(v)      CONSENTS AND WAIVERS - SELLER
     4.1(f)(iii)    TITLE TO ASSETS
     4.1(g)         LITIGATION
     4.1(h)         LABOR MATTERS
     4.1(i)         TAXES
     4.1(k)         ABSENCE OF CERTAIN CHANGES
     4.1(m)(iii)    PERMITS AND LICENSES
     4.1(m)(iv)     EXCEPTIONS TO RIGHT TO USE ASSETS
     4.1(o)         SUSPENSE FUNDS
     4.1(p)         INSURANCE
     4.1(q)         CONTRACTS ON PRODUCTION
     4.1(s)         TAX PARTNERSHIPS
     4.1(u)         ENVIRONMENTAL CONDITIONS
     4.1(v)         CONTRACTS
     4.1(x)         WELLS
     4.1(z)         PAYOUT BALANCES
     6.2(b)         TITLE DEFECTS
     6.2(c)(iv)     BOB WEST FIELD ROYALTY POOL
     7.3(b)(vii)    ENVIRONMENTAL EXCLUSIONS
     9.2            EXCEPTIONS TO PRE-CLOSING OPERATING COVENANTS
     9.2(f)         COMMITTED EXPENDITURES
     9.4            EXCEPTIONS TO PRE-CLOSING FINANCIAL COVENANTS
     9.9(a)         RETAINED EMPLOYEES
     9.9(c)         RETENTION RELATED SALARY INCREASES

EXHIBITS
--------
     A              ALLOCATED VALUES
     B              LEASES AND RELATED PIPELINES
     C              SUBSIDIARIES AND PARTNERSHIP BALANCE SHEET

                           STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is dated October 8, 1999, but effective as of the Effective Time, between Tesoro Petroleum Corporation, a Delaware corporation, and Tesoro Gas Resources Company, Inc., a Delaware corporation, collectively as "Seller", and EEX Operating LLC, a Delaware limited liability company, as "Buyer", and EEX Corporation, for the limited purposes set forth herein.

                                  WITNESSETH:
                                  -----------

     WHEREAS, Tesoro Exploration and Production Company, a Delaware corporation ("Exploration"), has authorized capital stock consisting of 1,000 shares of $1.00 par value common stock, of which 1,000 shares are issued and outstanding, all of which are owned by Tesoro Petroleum Corporation; and

     WHEREAS, Tesoro Reserves Company, a Delaware corporation ("Reserves"), has authorized capital stock consisting of 1,000 shares of $1.00 par value common stock, of which 1,000 shares are issued and outstanding, all of which are owned by Tesoro Gas Resources Company, Inc.; and

     WHEREAS, Exploration and Reserves are the two partners in Tesoro E&P Company, L.P., a Delaware limited partnership (the "Partnership"), in which Exploration is the general partner owning a 1% interest and Reserves is the limited partner owning a 99% interest; and

     WHEREAS, the Partnership owns certain assets used in the business of the exploration, production, gathering, transportation and marketing of oil, natural gas, condensate and associated hydrocarbons; and

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller all issued and outstanding Common Stock of Exploration and Reserves, and all Seller's rights and interests in the Partnership, under the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                             ARTICLE I. DEFINITIONS
                                        -----------

     "AAA" shall have the meaning set forth in Section 21.16.

     "Accepting Party" shall have the meaning set forth in Section 16.1(e).

     "Accounts Receivable" shall have the meaning set forth in Section 13.5.

     "Action" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

     "Adjustment Assets and Liabilities" shall mean those certain items set forth in Section 2.7.

     "Affiliate" shall have the same meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "Agreement" shall mean this Stock Purchase Agreement.

     "Allocated Value" shall mean the monetary value allocated to each Property or group of Properties and the Hedging Contracts on Exhibit A.

     "APO" shall mean "after payout", as such payout may be established under the respective farmout agreements, joint operating agreements, participation interests and similar agreements affecting each Property, including payouts providing reversionary rights of parties who have elected not to participate in an operation under a joint operating agreement. If there are multiple outstanding payouts affecting any particular well or Property, then the APO interest shall mean the interests after all applicable payouts have occurred. If at the Effective Time there are no outstanding payout balances affecting any particular well or Property, then the listed APO interest in such well or Property shall reflect the Partnership's WI and NRI at the Effective Time.

     "Applicable Environmental Laws" means all Applicable Laws in effect pertaining to (i) pollution, or the protection of the environment, including those relating to waste materials and/or hazardous substances, (ii) the protection of Persons or property from actual or potential exposure (or the effects of exposure) to an actual or potential spill or release of Hazardous Substances or petroleum or produced brine or (iii) the manufacture, processing, production, gathering, transportation, use, treatment, storage or disposal of a Hazardous Substance or petroleum or produced brine.

     "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Authority to which a specified Person, Operating Asset or property is subject.

     "Arbitrator" shall have the meaning set forth in Section 21.16.

     "Balance Sheets" shall mean the unaudited combined financial balance sheet of the Subsidiaries and the Partnership as of June 30, 1999, attached hereto as Exhibit C.

     "Bolivia Transaction" shall have the meaning set forth in Section 2.8.

     "Books and Records" shall mean all of the following which pertain to the conduct of the Business: books, records, manuals and other materials, accounting books and records, continuing property records for property, plant and equipment, land and lease files, title opinions, suspense records, production records, any inventories of equipment and property, well files, engineering files, maps, surveys, electric logs, seismic records, geological and geophysical files, and all other technical data, division order files, contract files, other files, computer tapes, disks, other storage media and records, advertising matter, correspondence, lists of customers and suppliers, maps, photographs, production data, sales and promotional materials and records, purchasing materials and records, work and recent salary history for personnel, credit records, manufacturing and quality control records and procedures, patent and trademark files and disclosures, litigation files, leases, oil and gas leases, deeds, easements and other instruments relating to the Business, any copies of Tax Returns filed by or with respect to the Subsidiaries or the Partnership, including copies of all work papers and calculations relating to the Subsidiaries and the Partnership in support of such Tax Returns, and any comparable information with respect to predecessors of the Subsidiaries or the Partnership to the extent available, and copies of any other applicable accounting and tax records of the Seller and the Partnership pertaining to the Business.

     "BPO" shall mean "before payout", as such payout may be established under the respective farmout agreements, joint operating agreements, participation interests and similar agreements affecting each Property, including payouts providing reversionary rights of parties who have elected not to participate in an operation under a joint operating agreement. If at the Effective Time there is an outstanding payout balance affecting any particular well or Property, the listed BPO interest in such well or Property shall reflect the Partnership's WI and NRI at the Effective Time.

     "Business" shall mean the Partnership's business of exploring for, developing, producing, gathering, transporting and marketing natural gas, condensate and oil.

     "Business Day" shall mean any day exclusive of Saturdays, Sundays and national holidays.

     "Buyer Group" shall have the meaning set forth in Section 15.3.

     "Buyer's Group Health Plans" shall have the meaning set forth in Section 9.9(a).

     "Buyer's Knowledge" shall mean knowledge of Buyer and management employees of Buyer's ultimate parent, EEX Corporation, with knowledge of Buyer's activities, including the negotiation of this Agreement.

     "Bylaws" shall mean a corporation's bylaws, code of regulations or equivalent document.

     "Call Option" shall have the meaning set forth in Section 2.9.

     "Casualty Price Adjustment" shall have the meaning set forth in Section 13.1(c).

     "Charter" shall mean a company's articles of association, articles of incorporation, certificate of incorporation or equivalent organizational documents.

     "Closing" shall have the meaning set forth in Section 12.1.

     "Closing Date" shall have the meaning set forth in Section 12.1.

     "Closing Settlement Price" shall mean the Settlement Price calculated in accordance with the best information available to the Seller prior to Closing, as reflected on the Settlement Statement delivered prior to Closing pursuant to
Article X and Section 13.2(a).

     "Code" shall mean the United States Internal Revenue Code of 1986 and any successor statute thereto, as amended.

     "Common Stock" shall mean all issued and outstanding shares of common stock of Exploration and Reserves, collectively.

     "Consent to Assignment" shall mean an existing contractual or legal right of any third party to consent to the Partnership's assignment of a Property to Buyer under such terms as are set forth in this Agreement.

     "Contracts" shall mean all of the contracts that govern or relate to the ownership or operation of the Operating Assets (including without limitation, the wells, facilities and equipment associated therewith and the production therefrom, acreage contribution agreements, assignments, bidding agreements, bottom-hole agreements, contribution agreements, drilling contracts, dry-hole agreements, exploration agreements, development agreements, farm-in and farmout agreements, gas balancing agreements, joint venture agreements, production, sales, marketing and/or brokerage contracts, gas processing agreements, operating agreements, participation agreements, service contracts, storage contracts, gathering agreements, transportation agreements, treating contracts, water rights agreements and the unitization, unit operating, communitization and pooling declarations, agreements and orders that create or govern units). To the extent that Seller, the Subsidiaries or the Partnership have rights of indemnification or warranty rights with respect to any Operating Asset or any part of an Operating Asset, the same shall be included in the meaning of "Contracts."

     "Damages" shall mean any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys' fees and expenses, expert fees and expenses and court costs), of any nature whatsoever.

     "Effective Time" shall mean July 1, 1999, at 12:00 a.m. local time for each Operating Asset.

     "Encumbrance" shall mean any interest (including any security interest), pledge, mortgage, lien, charge, adverse claim or other right of third Persons.

     "Environmental Condition" shall have the meaning set forth in Section 7.3.

     "Environmental Condition Value Reduction" shall mean the reduction in value of an Operating Asset attributable to an Environmental Condition affecting that Operating Asset, determined as set forth in Section 7.6.

     "Environmental Price Adjustment" shall have the meaning set forth in
Section 13.1(b).

     "Exploration" shall mean Tesoro Exploration and Production Company, a Delaware corporation.

     "Final Settlement Price" shall mean the Settlement Price calculated in accordance with the best information available to the Parties during the one hundred twenty (120) day period after Closing, as reflected on the Final Statement agreed upon pursuant to Article XIII.

     "Final Statement" shall mean the final accounting statement to be agreed upon by the Parties no later than one hundred twenty (120) days after Closing pursuant to Section 13.2(c).

     "Financial Assets and Liabilities" shall mean the assets, liabilities and other financial items on the Balance Sheets, effective as of 11:59 p.m. on June 30, 1999, (i) as adjusted for revenues, income, expenses and other assets and liabilities incurred between the Effective Time and the Closing Date and included within the Adjustment Assets and Liabilities, and (ii) as adjusted for the Pre-Closing Financial Adjustments and (iii) as otherwise adjusted as provided herein. The term "Financial Assets" shall not include any assets, liabilities or other financial items included within the Operating Assets.

     "Forms" shall have the meaning set forth in Section 16.2(j).

     "GAAP" shall mean U.S. generally accepted accounting principles, unless expressly described otherwise.

     "Gathering" shall mean Tesoro Gathering Company, a Delaware corporation.

     "Governmental Authority" shall mean any international, national, Federal, state, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

     "Governmental Order" shall mean any order, writ, rule, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Hazardous Substance" means a substance, chemical, pollutant, waste or other material (i) that consists, wholly or in part, of a substance that is regulated as toxic or hazardous to human health or the environment under any Environmental Law or (ii) that exists in a condition or under circumstances that constitute a violation of any Environmental Law. "Hazardous Substance" includes without limitation any "hazardous substance" under the Comprehensive Environmental Response, Compensation and Liability Act, any "hazardous chemical" under the Occupational Safety and Health Act, any "hazardous material" under the Hazardous Materials Transportation Act, any "hazardous chemical substance" under the Federal Water Pollution Control Act and any "hazardous waste" under the Resource Conservation and Recovery Act.

     "Hedging Contracts" shall mean those natural gas derivative pricing contracts listed on Schedule 1A .

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Income Taxes" shall mean any Taxes, including franchise taxes, which are based upon or in respect of income.

     "Indemnified Party" shall mean any Party or other Person entitled to an indemnity under Article XV of this Agreement, with respect to the indemnity so owed.

     "Indemnifying Party" shall mean a Party owing an indemnity to any other Party or Person under Article XV of this Agreement, with respect to the indemnity so owed.

     "IRS" shall mean the U.S. Internal Revenue Service.

     "Lender" shall have the meaning set forth in Section 9.12(c).

     "Liabilities" shall mean any and all debts, claims, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or indeterminable.

     "License Agreement" shall mean the agreement to be entered into between the Partnership and Digicomp, Inc., permitting Digicomp, Inc. and its partners to use certain geological and geophysical data owned by the Partnership in connection with the development of technology for the compression and transmission of such data, for demonstration purposes only and not for distribution to third parties.

     "Material Adverse Effect" shall mean any event with respect to, change in, or effect on, the Subsidiaries, the Partnership or the Business which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Business, or the financial results of operations, assets or properties or financial condition of the Subsidiaries and the Partnership, taken as a whole, but the term "Material Adverse Effect" shall not include any change in market conditions or other conditions affecting the oil and gas exploration and production industry generally.

     "Natural Gas" shall mean Tesoro Natural Gas Company, a Delaware corporation.

     "NORM" shall have the meaning set forth in Section 7.2.

     "NRI" shall mean the decimal net revenue interest in oil and gas production from a Property.

     "Operating Assets" shall mean all property rights and interests of the Partnership being sold hereunder, as set forth in Section 2.4.

     "Other Taxes" shall mean all Taxes other than Income Taxes.

     "Parties" shall mean Buyer and Seller, collectively.

     "Partnership" shall mean Tesoro E&P Company, L.P., a Delaware limited partnership.

     "Party" shall mean either Buyer or Seller.

     "Permitted Encumbrances" shall include any Encumbrance which is: (i) listed on Schedule 1B, for which a duly executed release in recordable form will be delivered to Buyer at or before Closing; (ii) a lien securing amounts claimed for services provided by operators or other oil field contractors which are not yet due and owing or which are being contested in good faith, through adequate procedures; (iii) a statutory lien arising for Taxes not yet delinquent or which are being contested in good faith, through adequate procedures; (iv) a reservation, exception, limitation, encumbrance or burden expressly included within a recorded oil and gas lease constituting part of a Property with respect to which Seller or the Partnership is not in default at Closing which does not reduce the Partnership's NRI in such Property below the respective decimal interests set forth in Exhibit A; (v) any royalty, overriding royalty or other production burden affecting any Property which does not and will not reduce the Partnership's NRI in such Property below the respective decimal interests set forth in Exhibit A; (vi) any joint operating agreement containing terms and conditions reasonable and customary in the industry

(other than a Preferential Right to Purchase that is exercised prior to Closing or a required Consent to Assignment, or a reversionary right that is not reflected in the BPO and APO interests on Exhibit A); (vii) the right of a third party under any equipment rental or lease contract, oilfield service contract, production sales contract or transportation contract affecting any Property, which either may be terminated by the parties thereto without penalty or does not extend for a term of more than sixty days after the Closing Date; (viii) any other easement, operating right, concurrent use right or similar encumbrance that does not affect the Partnership's rights to a Property or reduce the production revenues attributable thereto or increase the costs associated with ownership or operation of that Property; and (ix) a severance tax, production tax, occupation tax, ad valorem tax or similar tax of general application.

     "Person" shall include any individual, trustee, firm, corporation, partnership, limited liability company, Governmental Authority or other entity, whether acting in an individual, fiduciary or any other capacity.

     "Pipeline" shall meaning Tesoro Pipeline Company, L.P., a Delaware limited partnership.

     "Pipeline Operator" shall have the meaning set forth in Section 1.3 of the Starr-Zapata Transportation Agreement.

     "Pipeline Partners" shall have the meaning set forth in Section 2.10 of the Starr-Zapata Partnership Agreement or Section 2.12 of the Starr County Joint Venture Agreement, as applicable.

     "Post-Closing Return" shall have the meaning set forth in Section 16.2(c).

     "Pre-Closing Financial Adjustments" shall mean those certain financial accounting adjustments and payments set forth in Section 2.6.

     "Pre-Closing Period" shall have the meaning set forth in Section 16.2(c).

     "Pre-Closing Return" shall have the meaning set forth in Section 16.2(c).

     "Preferential Right to Purchase" shall mean the right of any third party under an existing contract or agreement allowing that third party to purchase the Partnership's interest in a Property whenever Seller proposes to transfer its interests in the Partnership under terms such as are set forth in this Agreement.

     "Production" shall mean all oil, natural gas, condensate, natural gas liquids, and other hydrocarbons or products produced from or attributable to the Properties.

     "Properties" shall mean, collectively, (i) all valid and existing oil and gas leaseholds and mineral fee rights, and all rights and interests appurtenant thereto, which are owned by the Partnership in the States of Texas, North Dakota, New Mexico, Oklahoma, Louisiana, Mississippi, Wyoming, West Virginia, Montana and Alabama and the province of Alberta, Canada, including without limitation all oil and gas WIs, NRIs, mineral fee interests, oil, gas and mineral deeds, leases and/or subleases, royalties, overriding royalties, leasehold interests, mineral servitudes, production payments and net profits interests, fee mineral interests, surface estates, fee estates, royalty interests, overriding royalty interests, or other non-working or carried interests, reversionary rights, farmout and farmin rights, operating rights, pooled or unitized acreage, and all other rights, privileges and interests in such oil, gas and other minerals (and the production thereof), and other mineral rights of every nature now owned by the Partnership, and specifically including without limitation, all rights, title and interests of the Partnership in the oil, gas and mineral leases and leasehold estates described in Exhibit B; (ii) all of the contractual rights to interests described in (i) above and in all units in which such interests are pooled, communitized or unitized, and in any other oil, gas and/or mineral leases or assets arising pursuant to the terms of the oil and gas leases listed on Exhibit B hereto, and any other rights and agreements or contracts affecting or relating to interests described in (i) above, or to Production, whether or not listed on Exhibit B, including any tenements, appurtenances, surface leases, easements, permits, licenses, servitudes, franchises or rights of way; and (iii) all rights and interests of the Partnership in the pipelines set forth on Exhibit B, together with all easements and contract rights.

     "Property" shall mean any individual one of the Properties.

     "Property Tax Period" shall have the meaning set forth in Section 13.3(a).

     "Property Taxes" shall have the meaning set forth in Section 13.3(a).

     "Property Value Adjustment" shall have the meaning set forth in Section
6.4.

     "Property Value Increase" shall mean, for any Property in which Seller owns greater than the interest set forth on Exhibit A, an amount equal to the difference between the Allocated Value of the Property stated in Exhibit A and the proportionately increased value of such Property with the correct adjusted interests, determined as set forth in Section 6.4.

     "Property Value Reduction" shall mean the reduction in value of a Property attributable to a Title Defect in that Property, determined as set forth in
Section 6.4.

     "Proposed Settlement" shall have the meaning set forth in Section 16.1(e).

     "Purchase Price" shall have the meaning set forth in Section 3.1.

     "Put Option" shall have the meaning set forth in Section 2.9.

     "Record Title" means for each lease affecting a Property or Well, as applicable, such title that is deducible (i) in the case of fee leases, from a review of the records of the applicable county, (ii) in the case of federal leases, from a review of records of the applicable office of the Bureau of Land Management or Minerals Management Service, (iii) in the case of state leases, from a review of the records of the applicable state land office or the records of the applicable county, or (iv) in the case of state-mandated pooling orders, in the office of the applicable Governmental Authority.

     "Refusing Party" shall have the meaning set forth in Section 16.1(e).

     "Reserves" shall mean Tesoro Reserves Company, a Delaware corporation.

     "Retained Employees" shall have the meaning set forth in Section 9.9(a).

     "Seller" shall mean, collectively, Tesoro Petroleum Corporation, a Delaware corporation, and Tesoro Gas Resources Company, Inc., a Delaware corporation.

     "Seller Initiated Environmental Defect" shall have the meaning set forth in
Section 9.13.

     "Seller Initiated Title Defect" shall have the meaning set forth in Section 9.13.

     "Seller's Group Health Plans" shall have the meaning set forth in Section 9.9(a).

     "Seller's Knowledge" shall mean actual knowledge of any fact, circumstance or condition by the officers or management employees (including those with titles of "Manager", "Vice President" and "President" or those in the internal legal department of Seller, the Subsidiaries and the Partnership who provide specific advice related to the operations of the Business) of Seller, the Subsidiaries and the Partnership involved and knowledge of any fact, circumstance or condition which such officer or management employee would have been aware of with the exercise of reasonable diligence and inquiry in the course of his or her duties.

     "Settlement Price" shall have the meaning set forth in Section 3.2.

     "Settlement Price Adjustment" shall mean an aggregate reduction in the Settlement Price for the Operating Assets computed as the sum of (i) Title Price Adjustments attributable to one or more Title Defects, (ii) Environmental Price Adjustments attributable to one or more Environmental Conditions and (iii) Casualty Price Adjustments attributable to one or more casualty losses.

     "Settlement Statement" shall mean the accounting statement calculating the Settlement Price, to be furnished by Seller to Buyer prior to Closing, pursuant to Article X and Section 13.2(a).

     "Starr County Gathering" shall mean the Texas general partnership created pursuant to and governed by the Starr County Joint Venture Agreement for the purpose of owning, operating and maintaining the Starr County Gathering System.

     "Starr County Gathering Agreement" shall mean the Gas Gathering Contract dated effective February 1, 1991 by and among Exploration and Coastal Oil and Gas Corporation, as producers, and Starr County Gathering, as gatherer, as subsequently amended, supplemented, or otherwise modified to the date hereof or as consented to by Buyer in accordance with this Agreement.

     "Starr County Gathering System" shall mean the pipeline gathering and transportation system in the vicinity of the Bob West Field, Starr County, Texas, which is owned by Starr County Gathering.

     "Starr County Joint Venture Agreement" shall mean that certain Joint Venture Agreement effective February 1, 1991 by and between Natural Gas and Coastal States Gas

Transmission Company, as subsequently amended, supplemented or otherwise modified to the date hereof or as consented to by Buyer in accordance with this Agreement.

     "Starr Partnerships" shall mean Starr County Gathering and the Starr-Zapata Partnership, collectively.

     "Starr-Zapata Line" shall have the meaning set forth in Section 1.1 of the Starr-Zapata Transportation Agreement.

     "Starr-Zapata Partnership" shall mean the Texas general partnership created pursuant to and governed by the Starr-Zapata Partnership Agreement for the purpose of owning, maintaining and operating the Starr-Zapata Line.

     "Starr-Zapata Partnership Agreement" shall mean that certain Partnership Agreement effective May 13, 1994 by and between Natural Gas and Coastal States Gas Transmission Company, as subsequently amended, supplemented or otherwise modified to the date hereof or as consented to by Buyer in accordance with this Agreement.

     "Starr-Zapata Transportation Agreement" shall mean that certain Transportation Agreement dated February 8, 1994 by and between the Partnership and Coastal States Gas Transmission Company, as subsequently amended, supplemented or otherwise modified to the date hereof or as consented to by Buyer in accordance with this Agreement.

     "Straddle Period" shall have the meaning set forth in Section 16.1(e).

     "Straddle Return" shall have the meaning set forth in Section 16.2(c).

     "Subsidiaries" shall mean Exploration and Reserves, collectively.

     "Tax" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 50A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including such item for which Liability arises as a transferee or successor-in-interest.

     "Tax Claim" shall have the meaning set forth in Section 16.1(c).

     "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedules or attachments thereto, and including any amendment thereof.

     "Taxing Authority" shall mean any Governmental Authority responsible for the imposition or collection of any Tax.

     "Tesoro Group" shall have the meaning set forth in Section 4.1(i).

     "Tesoro Mark" shall have the meaning set forth in Section 9.8.

     "Tesoro Parent" shall have the meaning set forth in Section 4.1(i).

     "Title Defect" shall have the meaning set forth in Section 6.2.

     "Title Price Adjustment" shall have the meaning set forth in Section
13.1(a).

     "Transaction" shall mean the purchase and sale of the Common Stock pursuant to this Agreement and the related transactions contemplated herein.

     "Val Verde Pipeline" shall have the meaning set forth in Section 9.14.

     "Well" shall have the meaning set forth in Section 6.2(a)(vi).

     "WI" shall mean a working interest under an oil and gas lease or other Contract affecting a Property which shall reflect the decimal interest for participation in the decisions, costs and risks concerning operations.

     "Working Capital" shall mean, at any time, the difference between (a) the sum of the amounts on the line items "cash", "accounts receivable", "inventories" and "prepayment and other" on the Balance Sheet, less (b) the sum of the amounts on the line items "accounts payable" and "accrued liabilities" on the Balance Sheet; all as computed in accordance with GAAP and past practice for the Subsidiaries and the Partnership except as expressly provided herein, and in a manner as reflected on the Balance Sheets; provided, however, that the amounts on the line items "prepayment and other", "accounts payable" and "accrued liabilities" on the Balance Sheet shall not include the impact of any amounts referred to in the first proviso in Section 3.2(a)(i); and provided further, that the stated amount of Working Capital shall be reduced by the amount of inventories that existed as of the Effective Time.

     "Working Capital Accounts" shall mean the line items "cash", "accounts receivable", "inventories", "prepayment and other", "accounts payable" and "accrued liabilities" on the Balance Sheet, all as computed in accordance with GAAP and past practice for the Subsidiaries and the Partnership, and in a manner as reflected on the Balance Sheets; provided, however, that the line items "prepayment and other", "accounts payable" and "accrued liabilities" shall not include the impact of any items referred to in the first proviso in Section 3.2(a)(i).

                         ARTICLE II. PURCHASE AND SALE

     2.1  Sale of Common Stock. Subject to the terms and conditions of this
          --------------------
Agreement, Seller agrees to sell and assign to Buyer, and Buyer agrees to purchase and pay for, at Closing, all the Common Stock.

     2.2  Effect of Sale. The sale of the Common Stock at Closing shall transfer
          --------------
to Buyer all of Seller's rights in the Subsidiaries. On the Closing Date, the Subsidiaries shall hold certain interests, assets and liabilities, as set forth in this Article II. Except as otherwise specifically set forth in this Agreement, the transfer of Seller's rights in the Subsidiaries shall assign to Buyer all of Seller's beneficial right, title, interest and obligations in and to such interests, assets and liabilities held by the Subsidiaries.

     2.3  Partnership. On the Closing Date, Exploration and Reserves shall
          -----------
own all rights and interests in the Partnership. Exploration shall be the one percent (1%) general partner, and Reserves shall be the ninety-nine percent (99%) limited partner in the Partnership. The partnership rights and interests described in this Section 2.3 shall pass to Buyer as an attribute of the sale of the Common Stock pursuant to this Agreement.

     2.4  Operating Assets. On the Closing Date, the Partnership shall own
          ----------------
the Operating Assets, subject to the Permitted Encumbrances, and excluding the items set forth on Schedule 2.4 and as otherwise limited herein, as follows:

     (a)  Exploration and Production Assets.
          ---------------------------------

          (i)   the Properties;

          (ii) All the interests in oil and gas wells described on Exhibit A, together with an interest in the production, compression, treating, dehydration or processing facilities and other real or tangible personal property appurtenances and fixtures, which are located on the lands covered by or within the Properties or are being used by the Partnership in connection with the operations on the Properties or Production;

          (iii) Subject to the license granted under the License Agreement (with respect to the rights covered thereby), rights and interests in geological data and records, seismic data, whether in digital or paper format, well logs, well files, geological data, records and maps, land and contract files and records, accounting files, data and records, computer hardware and software and other materials (whether electronically stored or otherwise) used or held for use by Seller, the Subsidiaries or the Partnership, or any of their direct or indirect parents, subsidiaries or other Affiliates, regarding ownership of the Properties or operations and Production which relate to the Properties, and other files, documents and records which relate to the Properties;

          (iv) Rights, obligations, title and interests in and to permits, orders, contracts, abstracts of title, leases, deeds, unitization agreements, pooling agreements, operating agreements, farmout agreements, participation agreements, division of interest statements, division orders, participation agreements, and other agreements and instruments applicable to the Properties;

          (v) All the rights, obligations, title and interests of Seller in and to all easements, rights of way, certificates, licenses and permits and all other rights, privileges, benefits and powers conferred upon the owner and holder of interests in the Properties, or concerning software used in conjunction with ownership or operation of the Properties;

          (vi) Rights, title, obligations and interests in or concerning any gas imbalances affecting the Properties; and

          (vii) All office equipment, computer equipment, light tables, drafting tables, drafting equipment, office supplies, facsimile machines, pool cars and any other equipment or furniture not herein named which is utilized by the Partnership in its day to day operations.

     (b)  Leased Assets. To the extent any of the items of office equipment
          -------------
listed in Section 2.4(a) above are leased and not owned, Seller, the Subsidiaries and the Partnership shall use their best efforts to cause such leases to be assigned to Buyer at Closing.

     2.5  Financial Assets and Liabilities. On the Closing Date, the Partnership
          --------------------------------
shall own the Financial Assets and Liabilities. Each of the Subsidiaries shall be allocated its respective share of the Partnership's respective Financial Assets and Liabilities in proportion to its ownership of the Partnership. The Financial Assets and Liabilities at Closing of the Partnership and each partner in the Partnership shall be computed by Seller in accordance with GAAP. The Financial Assets and Liabilities shall be adjusted from those set forth on the Balance Sheet to reflect certain Pre-Closing Financial Adjustments and the Adjustment Assets and Liabilities, as set forth in Sections 2.6 and 2.7.

     2.6  Pre-Closing Financial Adjustments. Prior to the Closing Date,
          ---------------------------------
Seller shall make certain accounting adjustments and payments regarding the assets, liabilities and equity of the Partnership and the Subsidiaries, to the effect that Sellers shall remove all intercompany accounts involving the Partnership, the Subsidiaries and their Affiliates, and all intercompany liabilities shall have been removed. At Closing the only assets and liabilities of the Partnership and the Subsidiaries shall be the Operating Assets and the Adjustment Assets and Liabilities.

     (a)  Certain Accounts. Immediately prior to the Closing, Tesoro Petroleum
          ----------------
Corporation shall take, and shall cause the Subsidiaries and the Partnership to take, all necessary action deemed appropriate to adjust the Balance Sheets to account for those items that are to be retained by Seller, as set forth in
Schedule 2.6(a). In doing so, Tesoro Petroleum Corporation shall take, and shall cause the Subsidiaries and the Partnership to take, all necessary actions deemed appropriate so that the Balance Sheets as of the Closing Date, as adjusted to reflect such actions, will show zero for those line items listed in Schedule 2.6(a) as financial items that are to be retained by Seller.

     (b)  Pre-Closing Cash Distribution. Immediately prior to the Closing,
          -----------------------------
Tesoro Petroleum Corporation shall cause Exploration to pay it an amount equal to the arithmetic mean of Seller's and Buyer's good faith estimates of the consolidated cash and cash equivalents (other than amounts in suspense accounts) of Exploration as of the Closing Date. Immediately prior to the Closing, Tesoro Gas Resources Company, Inc. shall cause Reserves to pay to it an amount equal to the arithmetic mean of Seller's and Buyer's good faith estimates of the consolidated cash and cash equivalents (other than amounts in suspense accounts) of Reserves as of the Closing Date.

     (c)  Changes in Balance Sheets Due to Continuing Operations. Buyer and
          ------------------------------------------------------
Seller expressly recognize that the assets and liabilities of the Subsidiaries and the Partnership shall be affected by the effects of ongoing ownership and operation of the Operating Assets between the Effective Time and the Closing Date. These changes shall be handled exclusively by adjustments to the Settlement Price as set forth in
Section 3.2 and Article XIII.

     2.7  Adjustment Assets and Liabilities. At Closing, the Partnership
          ---------------------------------
shall retain, to the extent permitted by applicable law and regulations, the following interests:

     (a) All rights, obligations, liabilities, title and interests of Seller and the Partnership in and to all Hedging Contracts in effect at the Effective Time or thereafter;

     (b)  All Working Capital Accounts; and

     (c) All rights to future proceeds, defenses and indemnities owed under any bonds or insurance policies covering the Operating Assets, the Partnership, the Subsidiaries or the Business for policy periods prior to the Closing Date, for losses, claims or occurrences, as applicable, arising prior to the Closing Date.

     2.8  Bolivia Transaction. Buyer recognizes that Tesoro Petroleum
          -------------------
Corporation is separately selling exploration and production subsidiaries or assets in Bolivia (the "Bolivia Transaction") and that some of the personnel and facilities used in connection with the operation of the Partnership are also used in connection with the operation of the Bolivia assets. Buyer and Seller acknowledge and agree that this Agreement shall not restrict or otherwise affect the Bolivia Transaction or impose any liabilities or responsibilities arising from or relating to interests or operations of Tesoro Petroleum Corporation or its Affiliates in Bolivia.

     2.9  Put and Call Options. Seller shall have a put option (the
          --------------------
"Put Option") with respect to Seller's interest in the stock of Natural Gas and Gathering and Buyer shall have a call option (the "Call Option") with respect to Seller's interest in the stock of Natural Gas and Gathering, both on mutually agreeable terms to be negotiated in good faith between Seller and Buyer.

               ARTICLE III. PURCHASE PRICE AND SETTLEMENT PRICE
                            -----------------------------------

     3.1  Purchase Price. The monetary consideration ("Purchase Price") for
          --------------
the sale and conveyance of all the Common Stock to Buyer, effective as of the date of Closing, is Buyer's payment of two hundred sixteen million Dollars ($216,000,000) in cash.

     3.2  Settlement Price. Pursuant to the provisions as described below, the
          ----------------
Purchase Price to be paid by Seller will be subject to certain adjustments made at Closing and within one hundred twenty (120) days thereafter, as set forth in
Article XIII, to determine the Settlement Price amount that will actually be paid by Buyer. The Settlement Price will be calculated as follows:

     (a)  Increases. The Purchase Price shall be increased by the following
          ---------
amounts:

          (i) An amount equal to the expenses properly accrued in accordance with GAAP and past practice, and as provided for in Section 13.3, attributable to the period from the Effective Time to the end of business on the Closing Date; provided, however, that such expenses shall exclude all (1) depreciation, depletion and amortization, (2) income and franchise taxes, (3) one-half of the amount accrued by the Subsidiaries and the Partnership under incentive compensation arrangements for the Retained Employees, as provided in Section 9.9(c), and
                (4) severance obligations and other amounts accrued under any employment retention and management stability agreements, as provided in Section 9.9(b); provided, further, however that Seller, the Subsidiaries and the Partnership shall be permitted to accrue no more than $40,000 per month from the close of business on June 30, 1999 to the Closing Date for corporate general and administrative expenses;

          (ii) An amount equal to the capital expenditures relating to the Business properly accrued in accordance with GAAP and past practice attributable to the period from the Effective Time to the end of business on the Closing Date; and

          (iii) The amount of change in Working Capital between the Effective Time and the end of business on the Closing Date, if the amount of change is a positive number.

     (b)  Decreases. The Settlement Price shall be decreased by the following
          ---------
amounts:

          (i) An amount equal to the revenues properly accrued in accordance with GAAP and past practice attributable to the period from the Effective Time to the end of business on the Closing Date;

          (ii) An amount equal to any Settlement Price Adjustment, subject to the application of Section 13.1;

          (iii) The amount of the Allocated Value of any Properties that third parties shall have purchased before the Closing through the exercise of Preferential Rights to Purchase or pursuant to any other sale permitted by Section 9.2(a); and

          (iv) The amount, stated as a positive number, of any change in Working Capital between the Effective Time and the end of business on the Closing Date, if and only if, the amount of change is a negative number.

The Purchase Price as adjusted pursuant to this Section 3.2 is herein called the "Settlement Price".

                  ARTICLE IV. REPRESENTATIONS AND WARRANTIES
                              ------------------------------

     4.1  Seller's Representations and Warranties. Seller represents and
          ---------------------------------------
warrants that:

     (a)  Disclosure. To Seller's Knowledge, the representations and warranties
          ----------
set forth in this Agreement, the exhibits to this Agreement, and the information, documents and Balance Sheets provided under the terms of this Agreement represent full and fair disclosure as of the date of this Agreement and the Closing Date and do not contain any untrue statement of any material fact or omit any material fact necessary in order to make the facts stated not misleading.

     (b)  Authorization and Enforceability.
          --------------------------------

          (i) This Agreement and the Transaction have been duly authorized by each Seller.

          (ii) Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, will violate or conflict with, or result in the acceleration of rights, benefits or obligations under, (1) any provision of any of Seller's, the Subsidiaries' or the Partnerships' respective Charters or Bylaws or Partnership Agreements, or (2) any applicable statute, law, regulation or Governmental Order to which Seller or the Subsidiaries or the Partnerships or the assets and properties of such entities, including without limitation the Operating Assets, are bound or subject.

          (iii) This Agreement has been duly executed and delivered by each Seller and constitutes the valid and binding obligation of each Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (iv) Except as set forth on Schedule 4.1(b)(iv), or as otherwise specifically provided herein, the execution, delivery, and performance of this Agreement (assuming that all applicable consents are received and all applicable Preferential Rights to Purchase individual Operating Assets are waived) will not (A) be in violation of any provisions of any regulation or order that could reasonably be expected to adversely affect the ownership or operations of the Operating Asset affected thereby or give rise to damages, penalties or claims of third parties, or (B) result in the breach of, or constitute a default under, any indenture or other material agreement or instrument to which Seller, the Subsidiaries or the Partnerships are bound, or (C) cause the recognition of gain for which the Buyer (or, after the Closing, the Subsidiaries) will be responsible for the tax thereon or loss for Tax purposes with respect to any Subsidiary or subject any Subsidiary or its assets to any Tax.

          (v) Except for any filings required under the HSR Act, as set forth on Schedule 4.1(b)(v) or as otherwise specifically provided herein, no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, is or has been or will be required on the part of Seller in connection with the execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated hereby or thereby, other than (A) consents and Preferential Rights to Purchase affecting individual Operating Assets or (B) where the failure to obtain such consents, waivers, approvals, orders or authorizations or to make or effect such registrations, declarations, designations, qualifications or filings (1) is not reasonably likely to prevent or materially delay consummation of the transactions contemplated by this Agreement (2) could reasonably be expected to adversely affect the Business or (3) could give rise to damages, penalties or claims of third parties.

                (c)  Organizational Status.
                     ---------------------

          (i) Each Seller: (1) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (2) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties require such qualification, and (3) possesses all requisite authority and power to conduct its business and execute, deliver and comply with the terms and provisions of this Agreement and to perform all of its obligations hereunder. There are no pending or threatened Actions (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of any Seller.

          (ii) Exploration (1) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (2) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties require such qualification, and (3) possesses all requisite authority and power to conduct its business. There are no pending or threatened Actions (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of Exploration.

          (iii) Reserves (1) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (2) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties require such qualification, and (3) possesses all requisite authority and power to conduct its business. There are no pending or threatened Actions (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of Reserves.

          (iv) The Partnership (1) is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, (2) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties require such qualification, and (3) possesses all requisite authority and power to conduct its business. There are no pending or threatened Actions (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of the Partnership.

     (d)  Subsidiary and Other Equity Interests.
          -------------------------------------

                (i) Exploration has no subsidiaries and does not own any stock or other interest in any other corporation, partnership, joint venture, or other business entity, with the exception of the Partnership.

                (ii) Reserves has no subsidiaries and does not own any stock or other interest in any other corporation, partnership, joint venture, or other business entity, with the exception of the Partnership.

                (iii) The Partnership has no subsidiaries and does not own any stock or other interest in any other corporation, partnership, joint venture, or other business entity.

                (e)   Common Stock and Partnership Interests. Other than as set
                      --------------------------------------
                forth in Schedule  1B:

                (i) Exploration has authorized capital stock consisting of 1,000 shares of $1.00 par value common stock, of which 1,000 shares are issued and outstanding, with all of such shares owned by Tesoro Petroleum Corporation. The common stock has been duly authorized by Exploration, and the shares owned by Tesoro Petroleum Corporation are validly issued and outstanding, fully paid and nonassessable. There are no preemptive rights, or authorized or outstanding subscriptions, options, consents to assignment or rights of first refusal, convertible securities, warrants, calls, stock appreciation rights, phantom stock, profit participation, or other similar rights, or other agreements or commitments obligating Seller or Exploration to issue or to transfer (or preventing the transfer of) any common stock or other equity interest in Exploration.

                (ii) Reserves has authorized capital stock consisting of 1,000 shares of $1.00 par value common stock, of which 1,000 shares are issued and outstanding, with all of such shares owned by Tesoro Gas Resources Company, Inc. The common stock has been duly authorized by Reserves, and the shares owned by Tesoro Gas Resources Company, Inc. are validly issued and outstanding, fully paid and nonassessable. There are no preemptive rights, subscriptions, options, consents to assignment or rights of first refusal, convertible securities, warrants, calls, stock appreciation rights, phantom stock, profit participation, or other similar rights, or other agreements or commitments obligating Seller or Reserves to issue or to transfer (or preventing the transfer of) any common stock or other equity interest in Reserves.

                (iii) In the Partnership, a 99% limited partnership interest is held by Reserves, and a 1% general partnership interest is held by Exploration. Such interests are duly authorized under the agreement forming the Partnership and are valid. There are no preemptive rights, or authorized or outstanding subscriptions, options, consents to assignment or rights of first refusal, convertible securities, warrants, calls, appreciation rights, phantom interests, profit participation, or other similar rights, or other agreements or commitments obligating Seller, the Partnership, Reserves or Exploration to issue or to transfer (or preventing the transfer of) any equity interest in the Partnership.

                 (iv) Seller has made available and will deliver to Buyer prior to Closing correct and complete copies of each Subsidiary's and the Partnership's respective Charter, Bylaws or Partnership Agreement, as amended to date, and the minute books of each Subsidiary and the Partnership. Neither any Subsidiary nor the Partnership is in breach of any provision of its Charter, Bylaws or Partnership Agreement.

       (f)  Title to Stock, Partnership Interests and Assets.
            ------------------------------------------------

            (i) All of the issued and outstanding shares of capital stock of Exploration and Reserves, which consist only of the Common Stock, are owned of record and beneficially by Tesoro Petroleum Corporation and Tesoro Gas Resources Company, Inc., respectively, free and clear of any Encumbrance except, prior to the Closing only, as set forth on Schedule 1B. Upon delivery to Buyer of the certificates for the Common Stock in accordance with this Agreement, assuming that Buyer pays the consideration contemplated by this Agreement and has no notice of any adverse claim, good and valid title to the Common Stock represented by such certificate will have been transferred to Buyer, free and clear of any Encumbrances. Neither Tesoro Petroleum Corporation nor Tesoro Gas Resources Company, Inc. has received any notice of any adverse claim to their respective title to the Common Stock except, prior to the Closing only, as set forth on Schedule 1B.

            (ii) All of the issued and outstanding partnership interests in the Partnership are owned of record and beneficially with good and valid title by Reserves and Exploration as described in Section 4.1(e)(iii), free and clear of any Encumbrance except, prior to the Closing only, as set forth on Schedule 1B. Neither Reserves nor Exploration has received any notice of any adverse claim to their respective interests in the Partnership except, prior to the Closing only, as set forth on Schedule 1B.

            (iii) Except as set forth in Schedule 4.1(f)(iii), the Subsidiaries and the Partnership have good title to all of the assets and properties (except the Operating Assets) which they own or purport to own, including the Financial Assets and Liabilities reflected on the Balance Sheets, except for properties sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Balance Sheets, free and clear of any Encumbrances other than Permitted Encumbrances.

     (g)    Litigation. Except as set forth in Schedule 4.1(g), none of Seller,
            ----------
the Subsidiaries or the Partnership have been served with and, to Seller's Knowledge, there are no pending or threatened Actions before any Governmental Authority against or affecting Seller, the

Subsidiaries, the Partnership or the Operating Assets, which, if adversely determined, either would be reasonably expected to expose the Subsidiaries or the Partnership to a risk of loss of greater than $100,000 after the Effective Time or would interfere with Seller's ability or right to execute and deliver this Agreement or consummate the transactions contemplated by this Agreement.

     (h)  Labor Matters. Except as set forth on Schedule 4.1(h), there are no
          -------------
contracts, agreements, or other arrangements whereby the Subsidiaries or the Partnership are obligated to compensate or provide health and welfare benefit plans or retirement benefits to any employees or other persons, except for employment agreements that are terminable at will, without breach or penalty. To Sellers' Knowledge, Seller, the Subsidiaries and the Partnership are in compliance with all federal, state, and local laws respecting employment and employment practices, terms and conditions of employment, and wages and hours and are not engaged in any unfair labor practice with regard to those persons employed in connection with the Subsidiaries' or the Partnership's operations. No employee of the Subsidiaries is covered under any collective bargaining agreement. There is no unfair labor practice complaint against the Subsidiaries pending or, to Seller's Knowledge, threatened before the National Labor Relations Board or any comparable state or local Governmental Authority. There is no labor strike, slowdown or work stoppage pending or, to Seller's Knowledge, threatened against or directly affecting the Subsidiaries, and no grievance or any Action arising out of or under collective bargaining agreements is pending or, to Seller's Knowledge, threatened against the Subsidiaries.

     (i)  Taxes.
          -----

          (i) Except as set forth in Schedule 4.1(i), Seller, the Subsidiaries and the Partnership have timely filed or caused to be timely filed (or will timely file or cause to be timely filed) with the appropriate Taxing Authorities, all Tax Returns required to be filed on or prior to the Closing Date by or with respect to the Subsidiaries and the Partnership (or their respective Operating Assets) and have timely paid or adequately provided for (or will timely pay or adequately provide for) all Taxes shown thereon as owing, except where the failure to file such Tax Returns or pay any such Taxes would not, or could not reasonably be expected to, in the aggregate, result in losses or costs or expenses to the Subsidiaries and the Partnership in excess of $100,000 after the Closing Date.

          (ii) Sellers and the Subsidiaries are members of an affiliated group of corporations which file consolidated federal income tax returns ("Tesoro Group") with Tesoro Petroleum Corporation as the common parent ("Tesoro Parent"). The Tesoro Group has been subject to normal and routine audits, examinations and adjustments of Taxes from time to time, but there are no current audits or audits for which written notification has been received (in either case, with respect to or which include the Subsidiaries), other than those set forth in Schedule 4.1(i). There are no written agreements with any Taxing Authority with respect to or including the Subsidiaries which will in any way affect the Subsidiaries' liability for Taxes after the Closing Date.

          (iii) Except as set forth in Schedule 4.1(i), no assessment, deficiency or adjustment for any Taxes has been asserted in writing or, to the knowledge of Sellers, is proposed with respect to any Tax Return of, or which includes, the Subsidiaries.

          (iv) Except as set forth in Schedule 4.1(i), there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to or which includes the Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to or which includes the Subsidiaries.

          (v) Except for Taxes due with respect to Tax Returns that will be paid by Tesoro Parent (and not subject to reimbursement by the Subsidiaries), the accounting records of the Subsidiaries will include immediately prior to the Closing Date adequate provisions for the payment of all Taxes of the Subsidiaries for all taxable periods or portions thereof through the Closing Date.

          (vi) All Tax allocation or sharing agreements or arrangements have been or will be canceled on or prior to the Closing Date. No payments are or will become due by the Subsidiaries after the Closing Date pursuant to any such agreement or arrangement.

          (vii) Except as set forth on Schedule 4.1(i), none of the Sellers or the Subsidiaries will, as a result of the transactions contemplated by this Agreement, be obligated to make a payment after the Closing Date to an individual that would be a "parachute payment" as defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (viii) The Subsidiaries have not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

          (ix) No Subsidiary has filed a consent under Code Section 341(f) concerning collapsible corporations.

          (x) Neither the Subsidiaries nor the Partnership has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

          (xi) All monies required to be withheld by either Seller, the Subsidiaries and the Partnership and paid to Taxing Authorities for all Taxes have been (i) collected or withheld and either paid to the respective Taxing Authorities or set aside in accounts for such purpose or (ii) properly reflected in the Balance Sheets.

     (j)  Balance Sheets.
          --------------

          (i) The Balance Sheets have been prepared in accordance with GAAP applied on a basis consistent with prior periods, except as described in the notes thereto, which will qualify that the Partnership and the Subsidiaries have been accounted for as part of a consolidated financial group with their affiliates and not as completely separate stand-alone entities.

          (ii) The Balance Sheets present fairly, in all material respects, the financial condition of the combined Partnership and the Subsidiaries as of June 30, 1999. The books and records of the Subsidiaries and the Partnership from which the Balance Sheets were prepared were complete and accurate in all material respects at the time of such preparation.

          (iii) Each Subsidiary and Partnership has no Liabilities, except for Liabilities (1) reflected in the Balance Sheets, (2) incurred by the Subsidiaries or the Partnership in the ordinary course of business and consistent with past practices since the date of the Balance Sheets, or (3) which are Permitted Encumbrances, (4) for which the Buyer is being indemnified hereunder, or (5) which individually amount to a loss or liability of greater than $100,000 or in the aggregate amount to a loss or liability of greater than $250,000. As used in this subparagraph, the term "Liabilities" excludes any Liabilities not required to be reflected in the Balance Sheets under GAAP.

     (k)  Absence of Certain Changes. Except as set forth in Schedule 4.1(k), or
          --------------------------
as otherwise contemplated by this Agreement (including without limitation Sections 2.5 and 2.6), since the close of business on June 30, 1999:

          (i) none of the Subsidiaries nor the Partnership has sold, leased, transferred, or assigned any assets other than surplus equipment not necessary for operations of the Business having a value less than $25,000 and for a reasonable consideration;

          (ii) the Subsidiaries and Partnership have not incurred, assumed or become subject to any additional indebtedness for money borrowed or purchase money indebtedness, including capitalized leases;

          (iii) the Subsidiaries and Partnership have not entered into any transaction not in the ordinary course of business, except as contemplated by this Agreement;

          (iv) there have been no additional Encumbrances placed on the assets of the Subsidiaries or the Partnership other than Permitted Encumbrances;

          (v)     no event has occurred which constitutes a Material Adverse
                  Effect;

          (vi) none of the Subsidiaries nor the Partnership has made any loan to, or entered into any contract with (other than severance agreements for which Seller shall remain responsible), any of its directors or officers;

          (vii) no Subsidiary has issued, sold, or otherwise disposed of any of its interests in the Partnership;

          (viii) there has been no change made or authorized to the Charter, Bylaws or Partnership Agreement of any Subsidiary or the Partnership;

          (ix) none of the Subsidiaries nor the Partnership has canceled, compromised, waived, or released any debt or Action (or series of related debts or Actions) involving more than fifty thousand dollars ($50,000);

          (x) none of the Subsidiaries nor the Partnership has delayed or postponed the payment of accounts payable or other Liabilities owed either involving more than $50,000 (individually or in the aggregate), other than amounts which Seller reasonably and in good faith disputes;

          (xi) none of the Subsidiaries nor the Partnership has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $50,000, except in connection with operations conducted pursuant to Section 9.2(f);

          (xii) none of the Subsidiaries nor the Partnership has made any capital expenditure (or series of related capital expenditures) involving more than $50,000, except in connection with operations conducted pursuant to Section 9.2(f);

          (xiii) none of the Subsidiaries nor the Partnership has entered into any Contract (or series of related Contracts) involving more than $50,000 other than (i) to effectuate operations set forth on Schedule 9.2(f) or (ii) constituting joint operating agreements or oil and gas leases entered into in the ordinary course of business or (iii) contracts with officers and directors for which the Seller shall remain responsible;

          (xiv) to Seller's Knowledge, none of the Subsidiaries nor the Partnership has materially breached any Contract by which it is bound or to which any of its assets is subject; and

          (xv) none of the Subsidiaries nor the Partnership has declared, set aside, or paid any dividend or made any distribution with respect to its interests in the Partnership (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its interests in the Partnership, other than in the ordinary course of business or as contemplated by this Agreement.

     (l)  Compliance With Law.  Since June 30, 1999, neither the Subsidiaries
          -------------------
nor the Partnership has violated any law, statute or regulation which have subjected them to fines or penalties (nor to Seller's Knowledge have any third parties violated any Applicable Law for which the Subsidiaries or the Partnership may have any responsibility) that individually or in the aggregate exceed $100,000. As of the date of this Agreement, to Seller's Knowledge, the Subsidiaries and the Partnership are in compliance in all material respects with all laws, statutes or regulations applicable to the Subsidiaries and the Partnership, except where the noncompliance with which would not, in the aggregate, result in the imposition on the Subsidiaries and the Partnership of fines or penalties that individually or in the aggregate could reasonably be expected to exceed $100,000.


     (m)  Operating Assets.
          ----------------

          (i) Seller represents that as of Closing, Seller's and the Partnership's interests in the Operating Assets shall be free and clear of any liens other than Permitted Encumbrances.

          (ii) To Seller's Knowledge, the Operating Assets are being operated in compliance in all material respects with all applicable federal, state or local laws, and the rules and regulations of any agency or authority having jurisdiction.

          (iii) Except as set forth in Schedule 4.1(m)(iii), the Subsidiaries and the Partnership possess all permits, licenses, orders, approvals and authorizations required by any applicable law, statute, regulation or Governmental Order, or by the property and contract rights of third Persons, reasonably necessary to permit the operation of the Business in the manner currently conducted by the Subsidiaries and the Partnership, except where the failure to possess such permit, license, order, approval, authorization or rights would not result in losses, costs or expenses to the Subsidiaries, in the aggregate, in excess of $100,000. Neither the Subsidiaries nor the Partnership has received written notice from any Governmental Authority that any such permit, license, order, approval or authorization has been, or will be, revoked or terminated.

          (iv) Except as set forth in Schedule 4.1(m)(iv), immediately before the Closing Date, the Subsidiaries and the Partnership will hold or have the right to use in the Business all of the assets and properties (including all licenses and agreements) currently being used (except those disposed of or expiring in the ordinary course of business or otherwise as contemplated or permitted by this Agreement) or which are reasonably necessary to permit the operation of the Business in the manner currently conducted by the Subsidiaries and the Partnership. Since June 30, 1999, the Subsidiaries have conducted no business other than the Business.

     (n)  No Brokers' Fees.  Except for Credit Suisse First Boston, the fees and
          ----------------
expenses of which will be paid by Seller, neither Seller nor any of its directors, officers or employees has employed any broker, finder or investment banker or incurred any Liability for any brokerage fees, commissions, finders' fees or similar fees in connection with the transactions contemplated by this Agreement. Buyer shall have no responsibility whatsoever, contingent or otherwise, for any brokers' or finders' fees incurred by Seller, the Subsidiaries or the Partnership relating to the Transaction.

     (o)  Suspense Funds.  Schedule 4.1(o) is a true and correct list as of
          --------------
August 31, 1999 of all amounts held by the Partnership and/or the Subsidiaries in suspense accounts, or otherwise, related to the Properties for the benefit or account of any other Person.

     (p)  Insurance.  As listed on Schedule 4.1(p) Seller, the Subsidiaries and
          ---------
the Partnership maintain insurance on and bonds with respect to the Operating Assets, as set forth on Schedule 4.1(p), covering such risks and with such deductible amounts as are consistent with general oil and gas industry practice.

     (q)  Contracts on Production.  Except as set forth on Schedule 4.1(q),
          -----------------------
there are no Contracts involving the purchase, marketing, brokering or sale of Production that require a dedication of Production for a term in excess of three
(3) months that will not be terminable without penalty or other liability at the sole discretion of the Subsidiaries or the Partnership upon not more than one
(1) month's notice, except for commitments under operating agreements.

     (r)  Equipment.  Since June 30, 1999, neither Seller, the Subsidiaries nor
          ---------
the Partnership, nor to Seller's Knowledge the operator of any of the Operating Assets, has removed any of the equipment, facilities or other property from the Operating Assets except in the ordinary course of business.

     (s)  Tax Partnerships.  Except as disclosed in Schedule 4.1(s), no Property
          ----------------
is subject to, or considered to be held by, any partnership for federal income tax purposes, other than tax partnerships under joint operating agreements.

     (t)  Disclaimer.  Except as otherwise expressly set forth in this Article
          ----------
and elsewhere in this Agreement, Seller and the Affiliates of Seller expressly disclaim any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the assets or properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by the Subsidiaries or the Partnership, and Sellers and all other Tesoro Affiliates specifically disclaim any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to such assets or Properties, or any part thereof, or as to the workmanship thereof, or the absence of any defects therein, whether latent or patent, it being understood that such assets and Properties are being acquired "as is, where is" on the closing date, and in their present condition, with all faults, and that Buyer shall rely on its own examination and investigation thereof.

     (u)  Environmental Matters.  Except as set forth on Schedule 4.1(u), to
          ---------------------
Seller's Knowledge:

          (i) There are no underground storage tanks, as defined in Applicable Environmental Law, on the Properties or any of the Operating Assets which constitute a violation of Environmental Law.

          (ii) The Operating Assets contain no friable asbestos, mercury or polychlorinated biphenyls above 50 ppm or other Hazardous Substances which constitute a violation of Applicable Environmental Law.

          (iii) The Operating Assets have been used solely for oil and gas operations and related operations. Except for the production, storage and transportation of oil, gas and other hydrocarbons and the storage and disposal of brine in the ordinary course of business consistent with prevailing oil and gas industry practices, the Properties have not been used to dispose of Hazardous Substances. No Hazardous Substances have been disposed of that would cause an adverse material impact to any of the Operating Assets.

          (iv) There have been no spills or releases of any Hazardous Substance related to the ownership or operation of the Operating Assets which constitutes a violation of Applicable Environmental Law, except for matters that have been addressed and have no continuing adverse consequence to Seller, the Subsidiaries, the Partnership or the Operating Assets.

          (v) There are no Actions pending or threatened against the Partnership, the Subsidiaries, or either Seller with respect to any of the Operating Assets relating to the violation of, liability under, or noncompliance with, any Applicable Environmental Law; the discharge, disposal or release of a Hazardous Substance; or the exposure of a Person or property to a Hazardous Substance. Seller, the Subsidiaries and the Partnership have no current contingent liability in connection with the release of Hazardous Substances.

          (vi) The Operating Assets have been, and are operating, in material compliance under all Applicable Environmental Laws.

          (vii) Seller, the Subsidiaries and the Partnership have provided (or within five Business Days from the date hereof will provide) Buyer all environmental audits, tests, results of investigations and analyses that have been performed with respect to the Operating Assets.

     (v)  Contracts.  Except as set forth on Schedule 4.1(v) and in the
          ---------
Contracts described in Schedule 1B or Section 4.1(q) (other than those set forth in Schedule 4.1(v)) and in joint operating agreements entered into in the normal course of business, the Operating Assets are not subject to any instrument, agreement or other Contract evidencing or related to indebtedness for borrowed money. All of the existing Contracts between any of the Subsidiaries, the Partnership and/or either Seller and any of their respective Affiliates with respect to sales, services or support to any of the Operating Assets or operations on the Operating Assets shall terminate except for such Contracts otherwise indicated on Schedule 4.1(v) to survive Closing. Except as set forth on Schedule 4.1(v) and other than Consents to Assignment or Preferential Rights to Purchase, to Seller's Knowledge, no Contracts to which Seller, the Subsidiaries or the Partnership is a party or a successor-in-interest and to which Buyer will be subject after the Effective Time contain any provision that prevents Buyer from owning, managing and operating the Operating Assets in accordance with the Partnership's past practices.

     (w)  Seismic Information.  At Closing, subject to the terms of the License
          -------------------
Agreement, neither Seller nor any affiliate of Seller other than the Subsidiaries and the Partnership shall have any further right to any of the seismic data of the Subsidiaries or the Partnership which has been assigned or leased to the Subsidiaries, the Partnership and/or the Buyer.

     (x)  Wells.  Except to the extent set forth on Schedule 4.1(x), to Seller's
          -----
Knowledge, no well included in the Properties is subject to material penalties on allowables because of any overproduction or any other violation of Applicable Law. Except for the wells included in the Properties and listed in Schedule 4.1(x), there are no wells included in the Properties that Seller, the Subsidiaries or the Partnership, or to Seller's Knowledge the operator of such wells, are currently obligated by Applicable Law, Applicable Environmental Law or order of any Governmental Authority to plug and abandon within a time certain or that have been shut-in or temporarily abandoned.

     (y)  Expenditure Obligations.  Except as set forth on Schedule 9.2(f), the
          -----------------------
Subsidiaries and the Partnership have not executed or are not otherwise contractually bound by any authority for expenditure with respect to any of the Operating Assets under any operating agreement, unit operating agreement, or other similar agreements that will obligate any of the Subsidiaries, the Partnership or Buyer to pay, after the Effective Time, more than $50,000 for a single project, operation or expenditure. Except as set forth on Schedule 9.2(f), with respect to authorizations for expenditure relating to any of the Operating Assets, which obligate any of the Subsidiaries, the Partnership or Buyer to pay more than $50,000, (i) there are no outstanding calls under such authorizations for expenditures for payments which are due or which the Subsidiaries or the Partnership have committed to make which have not been made;
(ii) there are no material operations with respect to which any of the Subsidiaries and/or the Partnership has become a non-consenting party where the effect of such non-consent is not disclosed on Exhibit B, and (iii) there are no commitments for the expenditures of funds for drilling or other capital projects other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.

     (z)  Payout.  To Seller's Knowledge, the payout balances with respect to
          ------
any of the Properties operated by the Partnership that are subject to future change on account of reversionary interests, non-consent penalties or similar agreements or arrangements are set forth on Schedule 4.1(z) and are correct as of the dates shown on such statements.

     (aa) Absence of Certain Changes Regarding Properties.  Since June 30, 1999,
          -----------------------------------------------
except as listed on Schedule 4.1(k), the Subsidiaries and the Partnership:

          (i) have maintained and operated each of the Properties operated by any of them as a reasonably prudent operator consistent with prevailing oil and gas industry practice;

          (ii) have used reasonable efforts consistent with their past practices to cause each of the Properties not operated by them to be maintained and operated in a good and workmanlike manner and in substantially the same manner as theretofore operated;

          (iii) have paid timely their share of all costs and expenses attributable to the Operating Assets, except for such costs and expenses that they were contesting in good faith by appropriate action;

          (iv) have performed all accounting, royalty disbursement and reporting requirements, as applicable, related thereto for the Production; and

          (v) have not agreed, whether in writing or otherwise, to take any action described in this Section 4.1(aa).

     (bb) Schedule 1B states all liens and mortgages encumbering the Common Stock or the Operating Assets securing obligations of Seller, the Subsidiaries or the Partnership (other than those items listed in clause (ii) through (ix) of the definition of "Permitted Encumbrances").

     4.2  Buyer's Representations.  Buyer represents that:
          ------------------------

     (a)  Disclosure.  To Buyer's Knowledge, the representations and warranties
          ----------
set forth in this Agreement represent full and fair disclosure as of the date of this Agreement and the date of Closing and do not contain any untrue statement of any material fact or omit any material fact necessary in order to make the facts stated not misleading.

     (b)  Authorization and Enforceability
          --------------------------------

          (i) This Agreement and the Transaction have been duly authorized by Buyer.

          (ii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with (1) any provision of Buyer's Charter or Bylaws, or (2) any applicable statute, law, regulation or Governmental Order to which Buyer or the assets or properties of Buyer are bound.

          (iii) This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (iv) Except as set forth on Schedule 4.2(b)(iv) or as otherwise specifically provided herein, the execution, delivery, and performance of this Agreement (assuming that all applicable consents are received) will not (A) be in material violation of any provisions of any regulation, or order or (B) result in the breach of, or constitute a default under, any material indenture or other agreement or instrument to which Buyer is bound.

          (v) Except as set forth on Schedule 4.2(b)(v) or as otherwise specifically provided herein, no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, is or has been or will be required on the part of Buyer in connection with the execution and delivery of this Agreement or the consummation by Buyer of the transactions contemplated hereby or thereby, other than where the failure to obtain such consents, waivers, approvals, orders or authorizations or to make or effect such registrations, declarations, designations, qualifications or filings is not reasonably likely to prevent or materially delay consummation of the transactions contemplated by this Agreement or prevent Buyer from performing its obligations under this Agreement.

     (c)  Organizational Status.  Buyer: (i) is a limited liability company duly
          ---------------------
organized, validly existing and in good standing under the laws of Delaware,
(ii) is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties require the same in order for it to perform its obligations under this Agreement; and (iii) possesses all requisite authority and power to conduct its business and execute, deliver and comply with the terms and provisions of this Agreement, to purchase, receive, and accept conveyance of the Common Stock from Sellers and to perform all of its obligations hereunder.

     (d)  Ability to Perform.  On the Closing Date, Buyer will have sufficient
          ------------------
cash, available lines of credit or other sources of immediately available funds to enable it to make its payment of the Closing Settlement Price at the Closing.

     (e)  Investment Intent.  The Common Stock is being purchased for Buyer's
          -----------------
own account and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Buyer understands that the Common Stock has not been registered under the Securities Act by reason of their issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof. Buyer is knowledgeable, competent, and experienced in the oil and gas industry and has independently evaluated and interpreted the technical data and other information regarding the Operating Assets prior to entering into this Agreement, understands and is financially able to bear the risk associated with ownership of the Subsidiaries and the Partnership, and will independently conduct all the due diligence investigations and reviews of all matters concerning the Subsidiaries, the Partnership and the Operating Assets as it deems necessary prior to Closing. Buyer acknowledges that Buyer is not relying upon any statement or representations made by Seller concerning the present or future value of, or anticipated income, costs, or profits, if any, to be derived from, the Subsidiaries, the Partnership or the Operating Assets, and Buyer has relied solely upon its independent inspections, estimates, computations, evaluations, reports, studies, knowledge and other information regarding the Subsidiaries, the Partnership and the Operating Assets.

     (f)  Litigation.  There are no pending or, to Buyer's Knowledge, threatened
          ------------
suits, actions, proceedings, claims, or investigations that would interfere with Buyer's ability or right to execute and deliver this Agreement or consummate the transactions contemplated by this Agreement.

     (g)  No Brokers' Fees.  Buyer has incurred no liability, contingent or
          ----------------
otherwise, for brokers' or finders' fees relating to the Transaction for which Seller shall have any responsibility whatsoever.

     (h)  Buyer's Knowledge.  To Buyer's Knowledge, on the date hereof, Buyer's
          -----------------
representations and warranties made in this Section 4.2 are true and correct in all material respects.

     (i)  Tax Matters.  Buyer is taxable as a corporation for purposes of
          -----------
Federal income tax and is qualified to make an election under Section 338 of the Code in connection with the transaction.


                 ARTICLE V. ACCESS TO INFORMATION AND INSPECTION
                            ------------------------------------
     5.1  Access to Information.  Until the Closing Date, upon reasonable
          ---------------------
notice, Seller, the Subsidiaries and the Partnership shall (i) afford the officers, employees and authorized agents and representatives of Buyer reasonable access during normal business hours to the offices, Operating Assets and Books and Records and (ii) furnish to the officers, employees and authorized agents and representatives of Buyer such additional financial and operating data and other information regarding the assets, Operating Assets and Liabilities of the Subsidiaries, the Partnership, Pipeline and the Starr Partnerships and the Business (or legible copies thereof) as Buyer may from time to time reasonably request, as set forth in this Article V. In addition, Seller shall cause Pipeline, the Subsidiaries, and the Partnership to each use its reasonable efforts to obtain for Buyer such access to books and records and other information regarding the Starr-Zapata Partnership and Starr County Gathering as Buyer may reasonably request that are not in the possession of the Seller, Pipeline, the Subsidiaries or the Partnership but in the possession of the third party partner in the Starr Partnerships.

     5.2  Title Files.  Promptly after the execution of this Agreement and
          -----------
until five Business Days prior to the Closing Date, Seller shall permit Buyer and its representatives at reasonable times during normal business hours to examine, in Seller's offices, those title and contract files, permit files, operating and maintenance files, and related documents, records and materials concerning the Operating Assets and the assets of Pipeline and the Starr Partnerships that are now in existence and in the possession of Seller, the Subsidiaries, the Partnership or Pipeline (except to the extent disclosure of same is prohibited pursuant to agreements with third parties and with respect to which Seller has been unable to secure consent to disclose despite its commercially reasonable efforts to do so), including abstracts of title, title opinions, title files, ownership maps, lease files, contract files, assignments, division orders, check vouchers, payout statements and agreements pertaining to the Operating Assets and the assets of Pipeline and the Starr Partnerships. Seller shall cooperate with Buyer and provide such assistance as is reasonably necessary to assist Buyer in determining the validity of the Partnership's title to the Operating Assets and Pipeline's title to its assets and the assets of the Starr Partnerships from the information contained in Seller's files.

     5.3  Legal Files.  Until five Business Days prior to the Closing Date,
          -----------
Seller shall make available to Buyer for inspection by Buyer at reasonable times during normal business hours at their actual location, all legal, evidentiary, litigation support, records and data in possession of Seller concerning the Subsidiaries, the Partnership, Pipeline or the Starr Partnerships, except such records or data which Seller the Subsidiaries, or the Partnership, Pipeline or the Starr Partnerships are prevented by contractual obligations with third parties from disclosing or which might be subject to a claim of legal privilege.

     5.4  Financial and Accounting Files.  Until five Business Days prior to
          ------------------------------
the Closing Date, Seller shall make available to Buyer for inspection by Buyer at reasonable times during normal business hours at their actual location, all financial and accounting records and data in possession of Seller concerning the Subsidiaries, the Partnership, Pipeline or the Starr Partnerships, except such records or data which Seller, the Subsidiaries, the Partnership, Pipeline or the Starr Partnerships are prevented by contractual obligations with third parties from disclosing or which might be subject to a claim of privilege.

     5.5  Warranties As to Documents.  Seller shall advise Buyer of the
          --------------------------
nature and existence of any confidential documents that might be withheld from disclosure. Seller does not warrant or represent the accuracy of any materials that may be made available for Buyer's review, except that Seller does represent and warrant that it has not and will not conceal or intentionally or willfully misrepresent or withhold any information, data or materials in its possession except for confidential information, data or materials, the existence of which is disclosed as otherwise provided herein.

     5.6  Inspections.  Promptly after the execution of this Agreement,
          -----------
Seller the Subsidiaries and the Partnership, subject to third party operator approval, shall permit Buyer and its representatives at reasonable times and at their sole risk, cost and expense, to conduct reasonable inspections of any or all of the Operating Assets. Buyer shall and does hereby indemnify, release, defend and hold harmless Seller, the Subsidiaries and the Partnership from and against any and all losses, costs, damages, obligations, claims, liabilities, expenses or causes of action relating to personal injuries, death or property damage arising from Buyer's inspection of the Operating Assets, including claims and liabilities arising out of Seller's, the Subsidiaries' or the Partnership's negligence or strict liability.


                                ARTICLE VI. TITLE
                                            -----
     6.1  Buyer's Title Review.  Immediately upon execution by both parties
          --------------------
hereto of this Agreement, Buyer may, at Buyer's sole cost and expense, pursue such examination of title to the Operating Assets as Buyer desires. Seller shall provide reasonable cooperation with Buyer's examination and shall make files available as provided under Article V. Promptly after completion of Buyer's title review of any Property, Buyer shall advise Seller of any Title Defects affecting that Property, to enable Seller to cure any such Title Defects before Closing, if Seller believes that it is practical to do so. If Seller should cure any Title Defect during the period of Buyer's review, Seller shall promptly notify Buyer accordingly and provide Buyer with suitable documentation of such cure.

     6.2  Title Defects.  For the purpose of this Agreement, a "Title Defect"
          -------------
shall mean (1) any liens, encumbrances, encroachments, defects in or irregularities in or objections to the Partnership's title to the Properties:
(A) which result in a breach of any warranty or representation made by Seller, or (B) would result in Buyer receiving less than the NRI stated in

Exhibit A for any Property; or (C) would require Buyer to share costs and expenses with respect to the operation of any Property in amounts greater than the WI (without a corresponding increase in the NRI) set forth in Exhibit A for such Property, and (2) other burdens in a category specifically listed in
Section 6.2(a), but not (3) those burdens specifically excluded in Section
6.2(b).

     (a)  Title Defects shall include the following:

          (i) The Partnership's title to any Property, is subject to an outstanding mortgage, deed of trust, lien or encumbrance or other adverse claim which is not a Permitted Encumbrance;

          (ii) Any Property (or any of the Subsidiaries or the Partnership) is affected by any suit, action or other proceeding before any court or government agency which is not listed on Schedule 4.1(g);

          (iii) Any Property is subject to any take-or-pay contract, gas balancing agreement, production payment or other contract or agreement under which payment in full to the owners of the Property will not be made for any sales of their NRI share of future oil or gas production at or about the time such oil or gas is produced, and which is not listed on Schedule 1B;

          (iv) A default of the Partnership or the Subsidiaries exists under some provision of a lease or other Contract affecting a Property, which default will not be cured prior to or at the Closing;

          (v) The rights and interests of the Partnership in a Property are subject to being reduced by virtue of the exercise by a third party of a reversionary interest, back-in interest, Preferential Right to Purchase, Consent to Assignment or similar right or interest, which is not a Permitted Encumbrance;

          (vi) The Partnership's title to any lease affecting a Property or any well covered by any lease (including any well within any pooled, unitized or communitized area, covering or including any lease) (a "Well") is not Record Title;

          (vii) Other than as set forth on Schedule 6.2(b), there are no obligations to engage in continuous development operations to maintain in force or to retain all rights to the lease creating the Partnership's working interest in a Well listed in Exhibit A;

          (viii) Other than as set forth on Schedule 6.2(b), the lease or other Contract affecting a Property has an expiration date which occurs less than ninety (90) days following the Closing Date;

          (ix) The Subsidiaries, the Partnership or the Operating Assets are subject to a contract or agreement (except contracts containing terms that are customary in the oil and gas exploration and production industry) which materially and adversely affects the value of the interest affected; and

          (x) Any matter constituting a Seller Initiated Title Defect under the provisions of Section 9.13.

     (b) For each lease or other similar interest, or other Contract affecting a Property, a "Title Defect" shall also mean any fact, circumstance, or occurrence that causes any of the following statements to be untrue in any material respect:

          (i) the lease or Contract affecting a Property is, and has been maintained, in force and effect according to its terms;

          (ii) the Partnership have paid or caused to be paid all royalties, delay rentals, shut-in royalties, minimum royalties, and other payments due under the lease or other Contract affecting such Property;

          (iii) no party to the lease or other Contract affecting such Property is in breach or default of its obligations under the lease or other Contract;

          (iv) no event, fact, or circumstance has occurred that, with the lapse of time, the giving of notice, or both, would constitute a breach of the lease or other Contract affecting such Property;

          (v) neither the Partnership nor any other party to the lease or other Contract affecting a Property has given or threatened to give notice of a claim or action to terminate, cancel, rescind or procure a judicial reformation of the lease or other Contract affecting such Property or any contract to which the lease or other Contract affecting such Property is subject;

          (vi) other than as set forth on Schedule 6.2(b), no provision of the lease or other Contract affecting a Property or any contract to which the lease or other Contract affecting such Property is subject will increase the royalty share of the lessor;

          (vii) In addition, if either of the following statements is untrue with respect to a lease or other Contract affecting a Property, Buyer may elect to treat as a Title Defect the fact, circumstance, or occurrence that causes the statement to be untrue:

                  (A) Other than as set forth on Schedule 6.2(b), there has been substantial compliance with the Applicable Laws of any Governmental Authority having jurisdiction over the Properties, such that there is not substantial risk of loss of any lease or other Contract affecting a Property or the value thereof; or

                  (B) Other than as set forth on Schedule 6.2(b) and Schedule 4.1(g), no Action exists that will or reasonably may result in loss, diminution, or impairment of the Partnership's title to any lease or other Contract affecting a Property or the use, operation, or value thereof.

     (c)  Title Defects shall not include the following:

          (i)     Any Permitted Encumbrances;

          (ii) Any prior oil and gas lease in favor of third parties affecting a Property which was not released of record, but which the records of the applicable regulatory agencies reflect did not continually produce (either directly or on lands with which such lease has been pooled or unitized) oil and gas in commercial quantities during any consecutive period of more than one year after the expiration of its primary term;

          (iii) Any consents of governmental agencies to the assignment of Properties or permits or licenses that are customarily obtained by participants in the oil and gas industry after an assignment, and it is reasonable to believe such consent will be obtained in the ordinary course of business;

          (iv) Any rights of third parties to receive overriding royalty interests through Seller's Bob West Field royalty pool (described on Schedule 6.2(c)(iv));

          (v) Any failure of the Partnership or their predecessors to obtain affidavits of use and possession, affidavits or heirship or affidavits of non-production;

          (vi) Any failure to obtain division orders or transfer orders from any co-owner in a Property;

          (vii) Any unsubordinated lien encumbering the interest of a lessor or other predecessor in the Partnership's chain of title to a Property, unless the obligation secured by such lien is in default, or the lien otherwise creates a substantial risk of a loss of the Property;

          (viii)  Any Preferential Right to Purchase a Property;

          (ix) Any rights of third parties to be elected as operator of any Property under the terms of an existing operating agreement or related agreement; or

          (x) Any other minor irregularity for which oil and gas operators customarily waive requirements in division order title opinions.

     6.3  Procedures To Determine Property Value Adjustments For Title Defects.
          --------------------------------------------------------------------

     (a) Notice Of Title Defects. Not later than ten (10) Business Days prior
         -----------------------
to the Closing Date, Buyer will conclude Buyer's title review and provide a notice to Seller describing all asserted Title Defects. To be effective, Buyer's written notice must describe each Title Defect, including: (i) the Property affected by such Title Defect; (ii) a description of the matter constituting the asserted Title Defect; (iii) supporting documents reasonably necessary for Seller to verify the existence and nature of such asserted Title Defect; and (iv) the amount of any Property Value Reduction asserted to be attributable to such Title Defect. Buyer shall also notify Seller, and Seller shall notify Buyer, of any increases revealed by Buyer's title review in the Partnership's NRI stated on Exhibit A for any Property, including: (i) the basis for such increase in ownership interest; (ii) the amount of the increase in the Partnership's interest; and (iii) the corresponding increase to the Settlement Price arising by reason of such increased ownership interest, calculated in the same manner as decreases are calculated under Section 6.4(a). Subject to
Section 9.13 below, Buyer and Seller shall not be entitled to any adjustment to the Settlement Price for any matters not described in a written notice of Title Defect delivered to the other party at least ten (10) Business Days prior to the Closing Date.

     (b) Seller's Response. Within five (5) Business Days after receipt of
         -----------------
Buyer's notice of Title Defects, Seller shall provide Buyer with Seller's response to such notice and any increases revealed by Seller's title review in the Partnership's NRI stated on Exhibit A for any property. If Seller disputes any asserted Title Defect, Seller's response shall state the basis for Seller's position that such Title Defect should not be asserted. If Seller intends to cure a Title Defect before Closing, Seller's response shall so state and describe the manner by which such Title Defect shall be cured. If Seller proposes to cure a Title Defect after Closing, Seller's response shall describe the manner by which such Title Defect shall be cured. If Seller disputes the amount asserted by Buyer for any Property Value Reduction under Section 6.4, then Seller's response shall state the basis for such dispute and the amount that Seller contends should be the correct Property Value Reduction. Seller's response shall include all supporting information required to substantiate Seller's positions.

(c)      Discussions Between the Parties. The Parties shall negotiate in good
         -------------------------------
         faith to resolve any disputed issues concerning Title Defects or Property Value Reductions or Property Value Increases between the time Seller delivers its response and the Closing Date, in order to agree upon the aggregate Title Price Adjustment for all Title Defects. The Closing Settlement Price shall reflect the terms so negotiated by the Parties. Without limitation, one or more of the following procedures may be used with respect to particular outstanding or disputed Title Defects and corresponding Property Value Reductions or Property Value
         Increases:

         (i) If any Property is burdened by a Title Defect which may be cured by Seller after Closing and if there is a Title Price Adjustment, then Seller may propose to cure such Title Defect at its own expense after Closing. If the Property Value Reduction to be paid by Buyer to Seller for such Title

              Defect is the entire Allocated Value of the Property, then the Property shall be excluded from the Operating Assets to be owned by the Subsidiaries and the Partnership at Closing, Buyer may withhold from the Settlement Price the Allocated Value of the Property and Seller shall instead, effective as of the day before the Closing Date, assign that Property to a different subsidiary of Seller, and (unless and until such Property is reconveyed to the Partnership pursuant to other provisions herein) Seller shall indemnify Buyer against any liabilities, costs and expenses of any kind relating or arising in any fashion from such Property. If within an agreed upon period not to exceed two (2) months, Seller cures the Title Defect to Buyer's reasonable satisfaction, Buyer shall pay Seller the amount withheld from the Settlement Price for such Title Defect, as determined above, and Seller's subsidiary shall deliver an assignment of such Property to Buyer. If the Title Defect is not cured to Buyer's reasonable satisfaction within such period, the Buyer shall make no further payment for such Property, and Seller's subsidiary shall not be required to assign the Property to Buyer. If the Title Defect is partially cured, then Buyer shall pay Seller the amount withheld from the Settlement Price, as determined above, allocable to the cured portion of the Title Defect, Buyer shall retain the remainder of such proceeds and Seller's subsidiary shall assign to Buyer the portion of the Property allocable to the cured portion of the Title Defect.

       (ii) If at Closing, the Parties reasonably disagree upon the existence or amount of a Property Value Reduction attributable to a Title Defect asserted by Buyer which is not a liquidated amount as set forth in Section 6.4(a) and (b), and if there is a Title Price Adjustment, then the Parties may nevertheless mutually elect to proceed to Closing as scheduled and to resolve the correct amount of such Property Value Reduction after Closing. In such an instance, Seller shall deliver to the escrow agent for the escrow account, instruments executed by the Partnership, dated effective as of the day before the Closing Date, individually assigning to another subsidiary of Seller each Property subject to the Title Defects for which the Parties have agreed to resolve the correct amount of such Property Value Reduction after Closing, and the applicable Property Value Reduction used for computing the Closing Settlement Price shall be the Allocated Value of each such Property. Such Allocated Value amounts shall instead be paid into the escrow account. If within an agreed period (not to exceed sixty (60) days), Seller and Buyer agree upon the correct amount of a Property Value Reduction, the escrow agent shall be instructed to deliver the assignment of such Property to Buyer, and to pay the Buyer the Property Value Reduction agreed upon and to pay to Seller the remaining portion of the Allocated Value for such Property. Each Party shall also be entitled to receive its proportionate part of any earned interest allocable to the amounts paid by the escrow agent, and they shall bear any escrow fees and expenses equally. If during such period, the Parties do not agree upon the correct amount of a Property Value

              Reduction and neither Party has requested that such value be determined by Arbitration under Section 21.16, then the escrow agent shall deliver to Seller the assignment for the Property burdened by such uncured Title Defect, and shall return to Buyer the escrowed proceeds, including accrued interest, but deducting any applicable escrow fees. Such Property shall be excluded from the sale hereunder shall instead be assigned to Seller's other subsidiary, and Seller shall indemnify Buyer against any liabilities, costs and expenses of any kind relating or arising in any fashion from such Property. If the value has been submitted to Arbitration under Section 21.16, then promptly after the Arbitator's ruling, the Parties shall deliver instructions directing the escrow agent to perform in accordance with such ruling.

       (iii) If the Parties reasonably and in good faith disagree upon the amount of a Property Value Reduction attributable to a Title Defect asserted by Buyer, which is not a liquidated amount as set forth in Section 6.4(a) and (b), and if there is a Title Price Adjustment, then either Party may elect to have the disagreement resolved by Arbitration in accordance with Section 21.16.

     6.4   Property Value Adjustment For Title Defects. The amount of a Property
           -------------------------------------------
Value Adjustment for each Title Defect shall be computed as follows:

     (a) If the Title Defect consists of the Partnership owning a lesser NRI than that set forth on Exhibit A (together with a proportionate reduction in the WI for the Partnership), and if the Title Defect may be cured by making a correction to the WI and a proportionate change to the NRI, then the corresponding Property Value Reduction shall be computed as an amount equal to the difference between the Allocated Value of the Property stated in Exhibit A and the proportionately reduced value of such Property with the correct adjusted interests. Likewise, if the Parties determine that the Partnership's title to any Property is greater than that set forth on Exhibit A, a Property Value Increase shall be computed as an amount equal to the difference between the Allocated Value of the Property stated in Exhibit A and the proportionately increased value of such Property with the correct adjusted interests. Such proportionately reduced or increased value shall be determined by multiplying the Allocated Value of such Property stated in Exhibit A by a fraction, the numerator of which is the NRI in such Property actually owned by the Partnership, and the denominator of which is the NRI in such Property set forth on Exhibit
          A. If the Property, or any well included therein, has different BPO and APO interests in effect on the Effective Time, and the asserted Title Defect or Property Value Increase has different effects on the BPO and APO interests, then the Parties shall in good faith agree upon an allocation of the proportionately reduced or increased values between the BPO and APO interests in proportion to the respective values that should be assigned to the BPO and APO interests in accordance with recognized reservoir engineering valuation principles.

     (b) If a Title Defect concerns a lien, encumbrance, charge or other defect which is liquidated in amount, then the corresponding Property Value Reduction shall be based upon the monetary amount needed to pay the obligee to remove the Title Defect from the Property at Closing.

     (c) If any Title Defect is asserted as a result of a claim, demand, encumbrance or other defect reducing the value of a Property for which the potential economic detriment to the Partnership is not liquidated, as provided in subparagraphs (i) or (ii) above, but the appropriate amount may be estimated with reasonable certainty by the Parties, then the Parties may mutually agree upon an acceptable amount by which the Title Defect will reduce the Allocated Value of the interest in the Property owned by the Partnership, and that agreed upon amount shall be the Property Value Reduction attributable to such Title Defect.

     (d)  If any Title Defect other than one described under subparagraphs (i),
          (ii) or (iii) above is asserted affecting a Property, then that Property shall be excluded from the sale hereunder, the Partnership shall execute an instrument, dated effective as of the day before the Closing Date, assigning that Property to another subsidiary of Seller, the Property Value Reduction attributable to such Title Defect shall be equal to the Allocated Value of such Property stated in Exhibit A, and Seller shall indemnify and hold the Partnership, the Subsidiaries and the Buyer harmless against any Damages related to such Property.

     (e) The Property Value Reduction with respect to a Title Defect shall be determined without duplication of any costs or losses included in another Title Defect hereunder. For example, but without limitation, if a lien affects more than one Title Defect or the curative work with respect to one Title Defect results (or is reasonably expected to result) in the curing of any other Title Defect affecting the same or another Title Defect, the amount necessary to discharge such lien or the cost and expense of such curative work shall only be included in the Property Value Reduction for one Title Defect and only once in such Property Value Reduction.

     (f) The Property Value Reduction attributable to a Title Defect or any portion thereof shall not exceed the portion of the Purchase Price allocated to such Title Defect Property Value Reduction. For example, but without limitation, if the Subsidiaries or the Partnership do not own fifty percent (50%) of the NRI for a Property and such unowned fifty percent (50%) interest is also burdened by a lien, the Property Value Reduction for such Property shall not exceed the portion of the Purchase Price allocable to such fifty percent (50%) interest, notwithstanding that it may be affected by multiple Title Defects.

     6.5  Preferential Rights and Consents to Assignment.
          ----------------------------------------------

     (a)  Preferential Rights to Purchase. Promptly after execution of this
          -------------------------------
Agreement, Seller shall cause the Partnership to contact all third Persons who Seller reasonably believes may hold an enforceable Preferential Right to Purchase any Property that would be triggered by reason of the Transaction. The Partnership shall provide such third Persons with the documentation required under existing agreements and allow them to determine whether or not they should exercise or waive such Preferential Right to Purchase. Seller shall provide reasonable advance notice to Buyer of the Properties and interests therein for which third Persons may be given the opportunity to exercise Preferential Rights to Purchase, and Seller shall keep Buyer reasonably apprised of the status of dealings with such third Persons. If Buyer believes that any such third Person does not hold a valid Preferential Right to Purchase such Property that would be triggered by the Transaction, Buyer must promptly provide Seller with notice of Buyer's objection to any proposed exercise of that Preferential Right to Purchase, and in such case, the Parties shall negotiate in good faith to determine a mutually acceptable procedure for handling such questioned Preferential Rights to Purchase. Similarly, without affecting any other right of Buyer hereunder, if Buyer believes that other valid and enforceable Preferential Rights to Purchase exist that are not on the notices sent to Buyer by Seller, Buyer shall promptly send notice to Seller, and the Parties shall negotiate in good faith to determine a mutually acceptable procedure for handling such questioned Preferential Rights to Purchase. Whenever any third Person elects to exercise a Preferential Right to Purchase any Property, Seller shall provide Buyer with prompt notice, listing the interest purchased and the amount received from such third Person. In such an instance, the interest in any such Property that is sold to such a third Person before Closing shall be removed from the Operating Assets, and the Settlement Price shall be reduced by the Allocated Value attributable to such interest, and in such case Seller shall indemnify the Partnership, the Subsidiaries and the Buyer against any Liabilities relating to such Property; if the interest so removed is less than the Partnership's entire interest in the Property, then the Allocated Value of the Property shall be proportionately reduced in accordance with the formula set forth in Section 6.4(a). Seller shall use reasonable efforts to cause the Partnership to obtain the exercise or waiver before Closing of all Preferential Rights to Purchase; provided however, that if on the Closing Date any valid Preferential Right to Purchase should exist which shall not have been exercised or waived, and the time for exercise of which has not yet passed, Buyer shall obtain at Closing Seller's entire outstanding interest in the Property, subject to such Preferential Right to Purchase, and Buyer and Seller shall cooperate in good faith to honor such third Person's rights. In such case, if the holder of such Preferential Right to Purchase should propose to exercise the same while it remains valid and enforceable as a result of the Transaction, then Buyer shall cause the Partnership to assign the affected interest to such third Person and Buyer, through the Partnerships and the Subsidiaries, shall be entitled to the proceeds attributable to the sale of such interest to the third Person, and in such case Seller shall indemnify the Partnership, the Subsidiaries and the Buyer against any Liabilities relating to such Property, except during the period the Partnership is owned by Buyer and the Partnership own the Operating Assets.

     (b) Consents to Assignment. Promptly after execution of this Agreement,
         ----------------------
Seller shall cause the Partnership to contact all third Persons who Seller reasonably believes may hold an enforceable Consent to Assignment affecting a Property, which would be triggered by reason of the Transaction. Seller shall cause the Partnership to provide such third Persons with the documentation required under existing agreements and to use reasonable efforts to persuade them to consent to the assignment to Buyer of Seller's interest in the Partnership and the Subsidiaries; provided, however, that Buyer shall not be required to pay any funds, offer any concessions, amend any existing agreement or resolve any disputed issues as a requisite of obtaining a consent to any assignment. Seller shall provide reasonable advance notice to Buyer of the Properties and interests therein for which third Persons may be requested to consent to the assignment of the Partnership's interest to Buyer, and Seller shall keep Buyer reasonably apprised of the status of dealings with such third Persons. If Buyer believes that any such third Person does not hold a valid and enforceable Consent to Assignment that would be triggered by the Transaction, Buyer must immediately provide Seller with notice of Buyer's objection to any proposed request for such third Person's consent to Seller's assignment to Buyer, and in such case, the Parties shall negotiate in good faith to determine a mutually acceptable procedure for handling such questioned Consent to Assignment. Similarly, if Buyer believes that other valid and enforceable Consents to Assignment exist that are not on the notices sent to Buyer by Seller, then without limitation of Buyer's other remedies hereunder, Buyer shall promptly send notice to Seller, and the Parties shall negotiate in good faith to determine a mutually acceptable procedure for handling such questioned Consents to Assignment. Seller shall use reasonable efforts to obtain before Closing all required consents to the assignment of its interests in the Subsidiaries and the Partnership to Buyer hereunder. Seller shall provide Buyer with prompt notice whenever any third party consents or refuses to consent to Seller's assignment of its interest in the Subsidiaries or the Partnership. If ten (10) days before the Closing Date, Seller has not obtained a required consent to assignment of its interests in the Subsidiaries or the Partnership that reduces the value of the Subsidiaries' or the Partnership's interests in a Property, then Buyer may assert that Consent to Assignment as a Title Defect to the Property so affected. In determining whether a failure to obtain a required consent to assignment reduces the value of the Subsidiaries' or the Partnership's interests in a Property, the following standards shall control:

          (i) If the terms of the Consent to Assignment expressly state that any such assignment shall be invalid or create a reversion to a prior owner if consent is not obtained, then any failure to obtain such required consent shall reduce the value of the Subsidiaries' and the Partnership's interests in the affected Property, unless such terms also reflect that such required consent may not be unreasonably withheld or may be withheld only if Buyer does not meet certain financial or technical standards; and

          (ii) If the terms of the Consent to Assignment do not expressly state that any failure to obtain the consent shall cause an assignment to be invalid or create a reversion to a prior owner, then any failure to obtain such required consent shall be considered to reduce the value of the Subsidiaries' or the Partnership's interests in the affected Property only if Buyer, the Subsidiaries or the Partnership would incur a liability due to the Parties' failure to obtain such required consent prior to Closing.

     (c) Governmental Consents. After the execution of this Agreement, and upon
         ---------------------
Closing and thereafter, Buyer and Seller shall cooperate to obtain all routine or standard governmental consents or waivers necessary to transfer Seller's rights and interests in the Subsidiaries and the Partnership owning the Operating Assets to Buyer. Without limiting the foregoing, each Party (i) will file any Notification and Report Forms and related material that such Party may be required to file under the HSR Act, (ii) will use their best efforts to obtain an early termination of the applicable waiting period, (iii) and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. Such governmental consents or waivers shall not form the basis for any Title Defect, unless it is reasonable to believe that consent will not be obtained in the ordinary course of business.

                           ARTICLE VII. ENVIRONMENTAL
                                        -------------

     7.1  Disclosures and Availability of Data to Buyer. The Operating Assets
          ---------------------------------------------
have been utilized by the Partnership for the purposes of exploration, development and production of oil and gas, for related oilfield operations and possibly for the storage and disposal of waste materials or hazardous substances generated or otherwise used in association with oil and gas exploration and production activities on the Properties. The Operating Assets also may contain buried pipelines, the locations of which may not now be known by Seller or readily apparent by a physical inspection of the Operating Assets. In addition to providing any environmental audits and studies as per Section 4.1(u), Seller shall make available to Buyer Seller's historical files regarding the foregoing operations, to the extent available and to the extent Seller, the Subsidiaries and the Partnership are authorized to disclose same (excepting documents which Seller, the Subsidiaries or the Partnership are contractually prohibited from disclosing or are subject to legal privilege or are in the possession of another operator, and with respect to which Seller been unable to secure consent to disclose despite its commercially reasonable efforts to do so).

     7.2  NORM. Without affecting Seller's representations and warranties or the
          ----
provisions of Section 7.3, Buyer acknowledges that some or all of the Operating Assets may contain naturally occurring radioactive materials ("NORM"), and that NORM is an anticipated hazard in oil and gas production operations. Certain of the Operating Assets, including without limitation, pipe and equipment may have deposits that contain NORM. Buyer agrees that it shall cause the Partnership to properly handle and dispose of all materials containing NORM in a safe manner in accordance with all applicable laws and regulations, at their sole risk, liability and expense.

     7.3  Environmental Conditions.
          ------------------------

     (a)  Definition. For any Operating Asset, an "Environmental Condition"
          ----------
shall mean any fact, circumstances or condition present in or with respect to such Operating Asset as of the Effective Time and the Closing Date (i) that constitutes a breach of any environmental representation or warranty in Section 4.1(u) of this Agreement or would have been a breach but for being listed on
Schedule 4.1(u) of this Agreement, (ii) that violates any Applicable Environmental Law, (iii) that results in any liability to any Person, contingent or otherwise related to pollution or the protection of human health and the environment under any Applicable Environmental Law or (iv) that results from a spill or release of any Hazardous Substance, petroleum or brine which spill constitutes a violation of any Applicable Environmental Law or Contract, as such Contracts are in effect as of the Closing Date.

     (b)  Specific Exclusions. Environmental Conditions shall in no event
          -------------------
include any of the following conditions:

          (i) Basic Sediment and Water (BSW) and similar materials contained inside storage tanks and tank bottoms;

          (ii) Produced substances contained within firewalls surrounding tanks and equipment, provided that such substances have not contaminated, or do not pose a potential risk of contamination of the groundwater;

          (iii) Materials in or from pits which have been disposed of and closed in accordance with all laws and regulations;

          (iv) Existing tanks, pits, disposal wells, and materials contained therein which are in compliance with regulatory and permit requirements;

          (v) Plugging and abandonment requirements for any wells which are in compliance with regulatory and permit requirements;

          (vi) Conditions arising from or relating to use of the surface estate for any purpose other than oil and gas production, gathering, transportation or processing for which the Subsidiaries and the Partnership could not have any liability; or

          (vii)  Any condition listed on Schedule 7.3(b)(vii).

     7.4  Responsibilities for Remediation of Contamination. As between the
          -------------------------------------------------
parties hereto, but subject to the provisions of applicable laws, joint operating agreements, other third party agreements and the indemnities and other provisions set forth herein, from and after the Closing, the Partnership shall remain responsible for costs of remediation of all Environmental Conditions occurring on or arising from any Operating Asset at any time, whether before, on or after the Effective Time; provided however, that Seller shall fund payment of any fines or regulatory penalties that might be assessed against the Partnership by reason of any violation of regulatory or permit requirements before the Closing Date.

     7.5  Environmental Assessment. Before Closing, Buyer may perform an
          ------------------------
environmental assessment of any of the Operating Assets, at its own risk and expense. Seller will cooperate with Buyer (and its representatives) to enable Buyer to gain reasonable access to the Operating Assets to conduct the environmental assessment; provided that Seller may require Buyer and its representatives to comply with Seller's, the Subsidiaries, the Partnership and/or any operator's safety procedures, and may require any inspector to provide a reasonable access and confidentiality agreement. Buyer shall provide Seller three (3) days prior notice of a desired date(s) for such assessment, the proposed locations, and the anticipated scope of any testing or other activities. Seller shall have the right to be present during any assessment, and Buyer shall provide Seller with an invoice setting forth the costs incurred in obtaining such analysis or report. If Seller pays Buyer one-half of such costs, Buyer shall provide to Seller a copy thereof within three (3) days of Buyer's receipt of such payment. Seller and Buyer shall treat all information regarding any Environmental Condition as confidential, whether material or not (unless such information is disclosed on an anonymous basis), and shall not make any contact with any Governmental Authority or third party regarding same without the other Party's written consent, unless required by Applicable Law. Seller shall have the right to be present during any inspection of the Properties and shall have the right, at its option and expense, to split samples with Buyer.

     7.6  Environmental Condition Value Reduction For Environmental Conditions.
          --------------------------------------------------------------------
The amount of an Environmental Condition Value Reduction for each Environmental Condition, and the aggregate Environmental Price Adjustment for all Environmental Conditions shall be computed as follows:

     (a) If the Environmental Condition may be cured by obtaining a required permit, which can be reasonably obtained, then the Environmental Condition Value Reduction shall be based upon a reasonable projection of the costs attributable to the Partnership's interest that will be required to obtain such permit, including reasonable design and consultants fees for obtaining the permit, the costs of any modifications to the Operating Asset (and any diminution in value of the affected Operating Asset which may result from such modification) that are anticipated to be required in order to obtain the permit, and any fines or penalties that are reasonably anticipated to be owed for delays until 30 days after the Closing Date in obtaining the permit.

     (b) If the Environmental Condition may be cured by an environmental remediation program, then the Environmental Condition Value Reduction shall be based upon a reasonable projection of the costs attributable to the Partnership's interest that will be required to design, implement and complete a reasonable environmental remediation program, together with any fines or penalties that are reasonably anticipated to be owed for delays until 30 days after the Closing Date in commencing remediation and any other adverse effect on the Property affected thereby.

     (c) If the Environmental Condition may be cured through modifications to the Operating Asset, then the Environmental Condition Value Reduction shall be based upon a reasonable projection of the costs attributable to the Partnership's interest that will be required for such modifications to the Operating Asset and any other adverse effect on the property affected thereby.

     (d) If any Environmental Condition may not be cured in a manner set forth in subparagraphs (i), (ii) and (iii) above, then the Environmental Condition Value Reduction shall be an amount reasonably determined to reflect the reduction in market value of the Operating Asset by reason of such Environmental Condition.

     7.7  Procedures To Determine Environmental Price Adjustment.
          ------------------------------------------------------

     (a)  Buyer's Notice of Environmental Conditions. Not later than ten (10)
          ------------------------------------------
Business Days prior to the Closing Date, Buyer shall provide a notice to Seller describing all asserted Environmental Conditions which Buyer deems to be unacceptable and shall provide evidence thereof. To be effective, Buyer's written notice must describe each asserted Environmental Condition, including
(i) the Property affected by such asserted Environmental Condition; (ii) a description of the matter constituting the asserted Environmental Condition;
(iii) supporting documents reasonably necessary for Seller (or an environmental consultant hired by Seller) to verify generally the existence, extent and nature of such asserted Environmental Condition; (iv) any requirements asserted by Buyer as being required to cure such Environmental Condition; (v) the amount of any Environmental Condition Value Reduction asserted to be attributable to such Environmental Condition; and (vi) the manner by which such Environmental Condition Value Reduction was determined, together with supporting detail. Buyer shall not be entitled to any Environmental Price Adjustment to the Settlement Price for any matters not described in a written notice of Environmental Conditions delivered to Seller at least ten (10) Business Days prior to the Closing Date.

     (b) Seller's Response. Within five (5) Business Days after receipt of
         -----------------
Buyer's notice of Environmental Conditions, Seller shall provide Buyer with Seller's response to such notice. If Seller disputes any asserted Environmental Condition, Seller's response shall state the basis for Seller's position that no such Environmental Condition should be asserted. If Seller intends to cure any Environmental Condition before Closing at its expense, Seller's response shall so state and describe the manner by which such Environmental Condition shall be cured. If Seller disputes the amount asserted by Buyer for any Environmental Condition Value Reduction, then Seller's response shall state the basis for such dispute and the amount that Seller contends should be the correct Environmental Condition Value Reduction. If Seller intends to indemnify Buyer against all risks associated with such Environmental Condition, Seller's notice shall state the same. Seller's response shall include all supporting information required to substantiate Seller's positions.

     (c) Discussions Between the Parties. The Parties shall negotiate in good
         -------------------------------
faith to resolve any disputed issues concerning Environmental Conditions or Environmental Condition Value Reductions between the time Seller delivers its response and the Closing Date, and to agree upon the aggregate Environmental Price Adjustment for all Environmental Conditions. The Closing Settlement Price shall reflect the terms so negotiated by the Parties. Without limitation, the Parties may agree to one or more of the following procedures with respect to particular outstanding or disputed Environmental Conditions and corresponding Environmental Condition Value Reduction:

       (i) If any Property is burdened by an Environmental Condition which may be cured by the Partnership before Closing, then the parties may mutually agree to allow the Partnership to cure such Environmental Condition at Seller's expense before Closing. In such case, no Environmental Condition Value Reduction shall be asserted for such Environmental Condition, but the costs of such cure shall not be deducted in computing the Settlement Price.

       (ii) If Seller and Buyer agree for Buyer to retain the risks associated with such Environmental Condition, then Seller and Buyer may negotiate the terms of a mutually acceptable agreement to be delivered by Seller to Buyer at Closing, whereby Seller would indemnify and defend Buyer against any and all risks, losses, claims and damages that might be incurred by Buyer, the Subsidiaries or the Partnership as a result of the Environmental Condition. In such case, no Environmental Condition Value Reduction shall be asserted for such Environmental Condition.

        (iii) If at Closing, there is an Environmental Price Adjustment and the Parties disagree upon the amount of an Environmental Condition Value Reduction attributable to an Environmental Condition asserted by Buyer, for which

               Seller and Buyer do not agree for Seller to provide an indemnity to Buyer, then the Parties may nevertheless mutually elect to proceed to Closing as scheduled and to resolve the correct amount of such Environmental Condition Value Reduction after Closing. In such an instance, the Partnership shall execute an instrument, dated effective as of the day before the Closing Date, assigning to another subsidiary of Seller each Property subject to the Environmental Conditions for which the Parties have agreed to resolve the correct amount of such Environmental Condition, and Seller shall deliver such instrument(s) to the escrow agent for the escrow account. In such event, Seller shall indemnify the Partnership, the Subsidiaries and the Buyer for and against all Liabilities relating to such Property unless and until such property is reconveyed to the Partnership pursuant to further provisions hereof. Further, the Settlement Price paid to Seller at Closing shall be reduced by the amount of the Allocated Value of the Property burdened by such Environmental Conditions. Such amount of the Environmental Price Adjustment amount shall instead be paid into the escrow account. If within an agreed period (not to exceed sixty (60) days) Seller and Buyer agree upon the correct amount of a Environmental Condition Value Reduction, the escrow agent shall be instructed to deliver the assignment of such Property to Buyer together with the amount of the agreed upon Environmental Condition Value Reduction, and to pay to Seller the remainder of the Allocated Value for such Property, plus any earned interest, but less any associated escrow fees and expenses. If during such period, the Parties do not agree upon the correct amount of an Environmental Condition Value Reduction, then the escrow agent (1) shall, pursuant to Seller's directions, either deliver the assignment for the Property burdened by such uncured Environmental Condition to Seller's subsidiary or destroy such assignment, and (2) shall return to Buyer the escrowed proceeds, including accrued interest, but deducting any applicable escrow fees. If the Seller instructs the escrow agent to deliver the assignment of the Property to Seller's subsidiary, such Property shall be excluded from the sale hereunder; if the Seller instructs the escrow agent to destroy the assignment of the Property, such Property shall be included in the Operating Assets of the Partnership that are within the sale hereunder, but the Settlement Price shall not reflect any amounts allocable to such Property.

       (iv) If at Closing, there is an Environmental Price Adjustment and the Parties reasonably disagree upon the existence or amount of an Environmental Condition Value Reduction attributable to an Environmental Condition asserted by Buyer and if the Parties do not elect to place proceeds in escrow, then the Parties shall resolve such disagreement in accordance with Section 21.16.


       ARTICLE VIII. CASUALTY LOSS AND CONDEMNATION
                     ------------------------------

     8.1  No Termination. Except as specifically provided to the contrary
          --------------
herein, the Subsidiaries and the Partnership shall retain all risk of loss with respect to any loss of, reduction in value of or damage to the Operating Assets from the Effective Time until Closing, and Buyer assumes the risk of loss of value of the Subsidiaries and the Partnership associated with such matters. If after the Effective Time and prior to the Closing, any part of the Operating Assets should be destroyed by fire or other casualty or if any part of the Operating Assets should be taken in condemnation or under the right of eminent domain or if proceedings for such purposes should be pending or threatened, this Agreement shall remain in full force and effect notwithstanding any such destruction, taking or proceeding or the threat thereof, except as expressly provided in Article XX.

     8.2  Proceeds and Awards. In the event of any loss described in Section
          -------------------
8.1, Seller (with Buyer's consent, which shall not be unreasonably withheld) shall either (a) at the Closing assign to the Partnership all of Seller's rights in any insurance proceeds, third party damage payments, condemnation awards or other amounts paid or to be paid by reason of such destruction, less any costs and expenses incurred by Seller in collecting same, or (b) prior to Closing, use or have the Partnership apply such sums (less any costs and expenses incurred by Seller in collecting same) to repair, restore or replace such damaged or taken Operating Assets. In addition, Seller shall at Closing assign to the Partnership all of the right, title and interest of Seller in and to any claims for loss of or damages to the Operating Asset, that might be asserted against third parties with respect to the event or circumstance causing such loss to and any unpaid insurance proceeds, condemnation awards or other payments arising out of such destruction or taking, less any costs and expenses previously incurred by Seller in collecting same. The Settlement Price shall be reduced by the Casualty Price Adjustment, if any, attributable to casualty losses that are not fully covered by insurance. Notwithstanding anything to the contrary in this
Section 8.2, neither Seller, the Subsidiaries nor the Partnership shall be obligated to carry or maintain, nor shall they have any obligation or liability to Buyer for their failure to carry or maintain any insurance coverage with respect to any of the Operating Assets, except as required by Section 9.2.

     8.3  Risks Of Other Losses. Except as otherwise set forth in this
          ---------------------
Agreement, Buyer shall assume all risks of loss with respect to the Partnership's ownership or operation of the Operating Assets after the Effective Time, including without limitation, the following risks:

     (a)  Operations. With respect to each Operating Asset, Buyer shall assume
          ----------
all risk of loss with respect to any loss of value or change in the condition of the Operating Asset, and all wells thereon, after the Effective Time, relating to the production of oil, gas or other hydrocarbons, including without limitation normal depletion, water encroachment, coning, pressure depletion, formation changes and sand infiltration. The Partnership shall continue to bear its proportionate share of the risks allocated under applicable joint operating agreements and assume their proportionate share of the risks that such operations may be unsuccessful, and Closing shall not be conditioned upon the success of any operations.

     (b)  Market Conditions. With respect to each Operating Asset, Buyer shall
          -----------------
assume all risk of loss with respect to any change in market conditions affecting any Operating Asset or production therefrom after the Effective Time, and this Agreement shall not be terminated or suspended, nor shall Closing be delayed, due to any such change in market conditions.

                              ARTICLE IX. COVENANTS
                                          ---------

     9.1  Pre-Closing Covenants of Seller Regarding the Business. Sellers
          ------------------------------------------------------
shall cause the Subsidiaries and the Partnership to operate the Business only in its usual, regular and ordinary manner and substantially in the same manner as heretofore conducted, and as set forth in Section 9.2. Sellers shall cause the Subsidiaries and the Partnership to use commercially reasonable efforts and as set forth in Section 9.2, to (i) preserve the Business; (ii) keep available to Buyer the services of the present officers, employees, agents and independent contractors of the Subsidiaries; and (iii) maintain the assets of the Business in their current state of repair, order and condition, usual and ordinary wear and tear excepted and subject to requirements in the ordinary course of business.

     9.2  Pre-Closing Covenants of Seller Regarding the Operating Assets.
          --------------------------------------------------------------
Subject to the terms of applicable operating and other existing agreements, Seller covenants and agrees that between the date of this Agreement and the Closing Date, except as set forth on Schedule 9.2 or as may be consented to in writing by Buyer, which consent shall not be unreasonably withheld, Seller shall manage the Partnership's ownership of the Operating Assets as follows:

     (a)  Disposal of Operating Assets. The Partnership shall not sell or
          ----------------------------
otherwise dispose of any of the Operating Assets, except for the sale in the ordinary course of the Partnership's business of oil, gas, condensate and products thereof and surplus equipment.

     (b)  New Third Party Rights. Except for Contracts entered into in
          ----------------------
furtherance of operations listed on Schedule 9.2 and Schedule 9.2(f), without Buyer's consent, the Partnership shall not enter into any new or amended contracts, agreements or relationships (i) granting any Preferential Right to Purchase or Consent to Assignment affecting any of the Operating Assets hereunder, (ii) which involve total payments in excess of $50,000, or (iii) which if in existence as of the date hereof would be a material Contract.

     (c)  Preservation of Operating Assets. The Partnership shall use reasonable
          --------------------------------
efforts to preserve in full force and effect all leases, operating agreements, easements, rights-of-way, permits, licenses, contracts and other agreements which relate to the Operating Assets and shall perform the obligations of the Partnership in or under any such agreement relating to such Operating Assets as a reasonable and prudent operator, provided however, that the Partnership shall not be required to conduct any drilling, recompletion or reworking activities to maintain any lease, farmout agreement or other defeasible interest in force or to settle any adverse claims, demands or litigation in a manner that Seller deems inappropriate.

     (d)  Maintenance of Equipment. The Partnership shall maintain all material
          ------------------------
and equipment within the Operating Assets in accordance with customary industry operating practices and procedures.

     (e)  Insurance. The Partnership shall maintain in full force and effect all
          ---------
policies of insurance now maintained by Seller and the Partnership covering the Operating Assets. Seller and Buyer will cooperate in making claims under Seller's insurance policies prior to the Closing. Seller additionally agrees to cooperate with Buyer to allow Buyer, the Subsidiaries or the

Partnership to obtain, at Buyer's expense, at a reasonable market price an additional reporting period policy for any of Seller's insurance policies which are on a claims-made basis.

     (f)  Operations.
          ----------

          (i)  Except for operations covered by committed expenditures listed on
               Schedule 9.2(f), the Partnership shall not propose or conduct for its own account any operation which might reasonably be expected to require an expenditure in excess of fifty thousand dollars ($50,000). The Partnership shall have the right to conduct, at its sole election and discretion, any operations that either (1) are covered by committed expenditures listed on Schedule 9.2(f),
               (2) are required by law or regulations, (3) are required under a binding existing agreement with a third party, or (4) which the Partnership reasonably expects to require an expenditure of less than fifty thousand dollars ($50,000).

          (ii) Except for operations covered by committed expenditures listed on
               Schedule 9.2(f), the Partnership shall not agree to participate in any reworking, deepening, drilling, completion, recompletion, equipping or other operation that is proposed by a co-owner in any well or other asset, if such operation might reasonably be expected to require an expenditure by the Partnership in excess of fifty thousand dollars ($50,000), without Seller having first provided Buyer written or oral notice thereof as soon as reasonably practicable after the Partnership receives notice thereof from the Partnership's co-owner in such Operating Asset. If Seller provides Buyer with such notice, Buyer and Seller shall promptly consult about the advisability of participating in such operations. If Buyer and Seller cannot agree, the following provisions shall apply:

               (1) If Seller should wish to participate in an operation proposed by a third party and Buyer should object to the operation, then the Partnership may agree to participate, but Buyer may assert a Title Defect with respect to the Property affected by such operation, and in such event such Property shall be excluded from the sale hereunder and instead shall be assigned to another subsidiary of Seller prior to Closing and the Purchase Price shall be reduced by the Allocated Value of the affected Property. In such event, Seller shall indemnify and defend Buyer against any and all Damages relating to such operation and such Property.

               (2) If Buyer should wish to participate in such operation and Seller objects to the operation, the Partnership shall not be obligated to make any such payment or to elect to participate in such operation unless within a reasonable time prior to the date when such payment or election is required to be made by the Partnership, the Partnership receives from Buyer, (A) the written election and agreement of Buyer to require the Partnership to take such action and to indemnify Seller therefrom and (B) all funds necessary for such action.

               (3) If (A) Buyer advances any funds pursuant to subparagraph (2), and (B) the Common Stock is not assigned to Buyer at Closing, and
               (C) Seller does not reimburse Buyer for all advances made by Buyer with respect to such Operating Assets pursuant to subparagraph (2) within thirty (30) days after this Agreement terminates, then Buyer shall own and be entitled to any right of the Partnership that would have lapsed but for such payment, and in the case of operations, Seller shall be entitled to receive the penalty which the Partnership, as non-consenting party, would have suffered under the applicable operating agreement with respect to such operations as if Buyer were a consenting party thereunder.

     (g) Data Restrictions. Seller shall advise Buyer in writing of the
         -----------------
identity, nature and existence of any technical or interpretive information or data that cannot be assigned to Buyer hereunder because of confidentiality agreements with third parties, identify such third parties, and provide reasonable cooperation (for before and up to one year after Closing) in obtaining the agreement of such third parties to the release or assignment of such information and data to Buyer; provided however, that Seller shall not be required to expend any material funds or release any rights to allow such release or assignment.

     (h) Operating Assets Operated by Others. To the extent the Partnership is
         -----------------------------------
not the operator of any Operating Asset, the obligations of Seller in this
Section 9.2, which have reference to operations or activities which normally are or pursuant to existing contracts are to be carried out or performed by operator, shall be construed to require only that the Partnership use reasonable efforts to request that the operator of such Operating Asset either take such actions, render such performance or refrain from performance, within the constraints of the applicable operating agreements, applicable agreements and applicable law.

     9.3 Seller's Covenants Regarding Encumbrances. Seller covenants that
         -----------------------------------------
on or before the Closing Date, Seller shall cause the Encumbrances in Schedule 1B to be released, in a form reasonably acceptable to Buyer.

     9.4 Covenants Regarding Corporate and Financial Matters. Through the
         ---------------------------------------------------
Closing Date, except as set forth in Schedule 9.4 or as contemplated by this Agreement (including without limitation Sections 2.5 and 2.6) or otherwise consented to or approved by Buyer in writing, which consent or approval shall not be unreasonably withheld, Seller shall cause the Subsidiaries and the Partnership not to:

     (a) Amend the Charter or Bylaws of any the Subsidiaries or amend the Partnership Agreements of the Partnership;

     (b) Incur, assume or become subject to any additional indebtedness for money borrowed or purchase money indebtedness, except in the ordinary course of business and consistent with past practices;

     (c) Except as necessary to effect the transactions contemplated herein, declare or pay any dividend or make any other distribution to any shareholder of any of the Subsidiaries or any partner of the Partnership;

     (d) Redeem or otherwise acquire any shares of capital stock of any of the Subsidiaries or issue any capital stock of any the Subsidiaries or any option, warrant or right relating thereto or any securities exchangeable for or convertible into any such shares;

     (e) Permit or allow any of the Subsidiaries' assets or properties to be subject to any additional Encumbrance (other than Permitted Encumbrances) or sell, transfer, lease or otherwise dispose of any such assets or properties, other than surplus equipment not necessary for operations of the Business and sold for a reasonable consideration of less than $25,000;

     (f) Make any change in any method of accounting or accounting practice or policy, other than those required by GAAP;

     (g) Engage in any transactions with an Affiliate of Seller, other than transactions in the ordinary course and consistent with past practices;

     (h) Make any changes in the method of selling natural gas, condensate, oil or products thereof which is not consistent with past practices;

     (i) Enter into any new derivative or Hedging Contracts with respect to natural gas, condensate, oil, products thereof, interest or any other commodities or other financial instruments; or

     (j) Agree, whether in writing or otherwise, to do any of the foregoing.

     9.5  No Solicitation of Transactions. Except as otherwise permitted
          -------------------------------
herein from the date of this Agreement through the Closing Date, neither Seller nor any of their representatives, Affiliates, directors, officers, employees, subsidiaries or agents will (a) solicit, consider, encourage or accept any other offers to acquire any of the Common Stock or Seller's interests in the Partnership or (b) solicit, consider, encourage or accept any other offers to acquire any of the assets or properties of the Partnership (other than as permitted by this Agreement) or (c) assist any third Person in preparing or soliciting such an offer. Seller shall not have, and shall cause such representatives, Affiliates, directors, officers, employees, subsidiaries and agents not to have any discussions, conversations, negotiations or other communication with any Person(s) expressing an interest in any such offer.

     9.6  Emergencies and Oversights. Notwithstanding the other provisions
          --------------------------
of this Article IX, (a) Seller, the Subsidiaries and/or the Partnership may take any action with respect to the Operating Assets without penalty, if reasonably necessary under emergency circumstances or if required to protect life, public safety or the environment, and provided Buyer is notified as soon thereafter as reasonably practical, and (b) Seller shall have no liability to Buyer for the loss or reduction of any rights or interests by reason of the nonpayment or incorrect payment of delay rentals, royalties, shut-in royalties or similar payments or for any failure to pay any such payments through mistake or oversight; provided, however, Buyer shall be permitted to assert the items in this clause (b) as Title Defects under Article VI.

     9.7  Buyer's Covenants Regarding Performance and Continued Existence. Buyer
          ---------------------------------------------------------------
covenants that between the date of this Agreement and the Closing
Date:

     (a) Buyer shall take all steps and perform all operations reasonably necessary to allow Buyer to perform its obligations at Closing;

     (b) Buyer shall maintain its existence as a limited liability company in good standing in Delaware; and

     (c) Buyer shall cause the representations and warranties of Buyer to be true and correct as of the Closing Date.

     9.8  Buyer's Covenants Regarding Trade Name. Buyer acknowledges and agrees
          --------------------------------------
with Seller that Seller shall have the absolute and exclusive proprietary right to all names, marks, trade names, trademarks and corporate symbols and logos incorporating "Tesoro," together with all other names, marks, trade names, trademarks and corporate symbols and logos owned by any Affiliates of Seller (collectively, the "Tesoro Marks"), all rights to which and the goodwill represented thereby and pertaining thereto are being retained by Seller and the Affiliates of Seller. Within ninety (90) days after the Closing Date, Buyer shall change the name of the Subsidiaries and the Partnership, to not include the name "Tesoro", cease using any Tesoro Mark and shall promptly remove from all the assets and properties of the Subsidiaries any and all Tesoro Marks, and change the name on all permits and licenses, to not include the name "Tesoro". Thereafter, Buyer shall not use any Tesoro Mark in connection with the conduct of its business. In the event that Buyer breaches this Section 9.8, Seller shall be entitled to specific performance of this Section 9.8 and to injunctive relief against further violations, as well as any other remedies available at law or in equity.

     9.9  Buyer's Covenants Regarding Employment.
          --------------------------------------

     (a) Schedule 9.9(a) sets forth the employees of Seller or its Affiliates to whom Buyer (or an Affiliate of Buyer) expects to offer employment after the Closing. Buyer in its sole discretion will determine the capacity in which the employees listed on Schedule 9.9(a) who accept employment with Buyer or its Affiliate (the "Retained Employees") will be employed and with which entity each of the Retained Employees will be employed after the Closing. After the Closing, Buyer (or its Affiliates which will employ Retained Employees) will initially provide to the Retained Employees the same base salary or wages (but not any retention-related salary increases described in Schedule 9.9(c)) provided to such employees prior to the Closing, subject to such changes in base salary or wages as are consistent with the Buyer's compensation structure. Buyer will take all actions necessary or appropriate to permit the Retained Employees to participate from and after the Closing in the employee benefit plans or arrangements of Buyer and/or Affiliates of Buyer customarily provided to new employees of Buyer and its Affiliates (including, without limitation, the Employee Stability Plan); provided that Buyer shall, with respect to Buyer's or its Affiliate's group health and dental plans ("Buyer's Group Health Plans"), to the extent necessary after the Closing, (i) reimburse such Retained Employees, for the year during which participation in Buyer's Group Health Plan begins, for any duplicate deductibles and copayments already incurred during such year under the group health and dental plans of Seller or its Affiliates ("Seller's Group Health Plans"), and (ii) waive any preexisting condition limitations applicable to the Retained Employees (and their eligible dependents) under Buyer's Group Health Plans to the extent that a Retained Employee's (or dependent's) condition would not have operated as a preexisting condition under Seller's Group Health Plans.

     (b) Buyer (and its Affiliates) will not be required to assume any obligation to Retained Employees (or any other employees of Seller or its Affiliates) under Seller's existing severance, retention or management stability agreements, or similar agreements. As described in Section 9.9(a), from and after the Closing, the Retained Employees will be permitted to participate in the employee benefit plans or arrangements of Buyer and/or its Affiliates customarily provided to new employees of Buyer and its Affiliates (including, without limitation, the Employee Stability Plan), or other benefits as may be individually negotiated between Buyer and a Retained Employee.

     (c) Buyer (or its Affiliate) will assume half, and Seller and its Affiliates will remain responsible for half, of the liability to all Retained Employees for the annual incentive compensation bonuses described on Schedule 9.9(c). Buyer (or its Affiliate) will not assume the liability to certain Retained Employees for the retention-related salary payment.

     (d) Any obligations to employees of Seller and its Affiliates not specifically assumed by Buyer (or its Affiliates) in this Section 9.9, including without limitation all such obligations accrued prior to the Closing, will be the responsibility of the Seller, and Seller will indemnify Buyer with respect to those obligations.

     (e) Buyer agrees to open an office in San Antonio, Texas and to maintain such office for so long as prudent business practices justify its operation.

     (f) Schedules 9.9(a) and 9.9(c) shall be supplemented by Buyer within twenty-five (25) days following the date of this Agreement. During such twenty-five day period, none of Seller, the Subsidiaries (on behalf of Seller and its Affiliates) or the Partnership (on behalf of Seller and its Affiliates) shall be permitted to solicit any of the employees listed on Schedule 9.9(a) for employment after the Closing Date. If after the Closing Date, Seller or any of its Affiliates continues to employ any individual listed on the final Schedule 9.9(a), Seller agrees to cooperate with Buyer to make such individual available to provide services required by Buyer for up to six months after the Closing Date for transition purposes, with Buyer reimbursing Seller for the actual cost of such employee's services (including without limitation, salary and benefits).

     9.10 Authorizations.
          --------------

     (a) Each of Buyer and Seller, as promptly as practicable after the Agreement Date, shall (i) deliver, or cause to be delivered, all notices and make, or cause to be made, all such declarations, designations, registrations, filings and submissions under all statutes, laws, regulations and Governmental Orders applicable to it as may be required for it to consummate the sale of the Common Stock and the other transactions contemplated hereby in accordance with the terms of this Agreement; (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, orders, consents and waivers from all Persons necessary to consummate the foregoing; and (iii) use commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its respective obligations hereunder and to carry out the intentions of the parties expressed herein. The preceding sentence notwithstanding, neither party shall have any obligation to waive any condition herein for its benefit or any performance hereunder by any other party. Without limiting the foregoing, each Party (i) will file any Notification and Report Forms and related material that such Party may be required to file under the HSR Act, (ii) will use their best efforts to obtain an early termination of the applicable waiting period, (iii) and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

     (b) Each Party shall use its commercially reasonable efforts to satisfy the conditions to Closing applicable to it in Article XI as soon as commercially practicable.

     9.11 Software and Computer Programs. From the date of this Agreement
          ------------------------------
through the date which is ninety (90) days after the Closing Date, each Seller, the Subsidiaries and the Partnership, as applicable, agree to engage in discussions with the licensors of applicable software and computer programs and seismic data and processing identified in a written notice provided to Seller by Buyer on or prior to the Closing Date, the purpose of which discussions shall be to assist Buyer in its efforts to obtain a license with respect to such software and/or computer programs and seismic data and processing with terms acceptable to Buyer. Buyer will pay all fees (including fees agreed to as part of a settlement) required to transfer or retain such records, programs and data that Buyer chooses to retain after Closing.

     9.12 General.
          -------

     (a) Each of the Parties will use their reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article XI).

     (b) Buyer agrees to cooperate at no cost or liability to Buyer with Seller so that Seller's transfer of the Operating Assets to Buyer shall, at Seller's election, be accomplished in a manner enabling the transfer to qualify as a part of a like-kind exchange of property by Seller within the meaning of Section 1031 of the Code. If Seller so elects, Buyer shall reasonably cooperate with Seller to effect such like-kind exchange, which cooperation shall include, without limitation, taking such actions as Seller reasonably requests in order to pay the Purchase Price in a manner which enables such transfer to qualify as part of a like-kind exchange of property within the meaning of Section 1031 of the Code, and Buyer agrees that Seller may assign its rights (but not its obligations) under this Agreement to an escrow agent acting as a qualified intermediary under United States Treasury Regulations, to qualify the transfer of the Purchase Price as a part of a like-kind exchange of property within the meaning of
Section 1031 of the Code.

     (c) If prior to Closing Buyer elects to obtain financing for a portion of the Purchase Price from a bank or other lender (the "Lender") (whether through conventional loans or through a production payment or similar off-balance sheet financing mechanism), Seller shall (and shall cause the Subsidiaries and the Partnership to) cooperate reasonably with Buyer in Buyer's negotiation and finalization of any loan or other documents with the Lender, provided that such cooperation does not result in Seller, the Subsidiaries and the Partnership incurring material additional expenses. Seller shall (and shall cause the Subsidiaries and the Partnership to) use its commercially reasonable efforts to give representatives of the Lender the access to information and right to inspection provided to Buyer under Article V, subject to the Lender agreeing to be bound by the terms of the Confidentiality Agreement. This Section 9.12(c) does not change or modify Buyer's obligation to close the Transactions in accordance with the other provisions of this Agreement.


     9.13 Supplemental Information Regarding Representations and Warranties.
          -----------------------------------------------------------------

     (a) If at any time prior to the Closing there shall arise any occurrence, or change in circumstances or development causing a breach of any of the representations and warranties in paragraphs (m)(i), (u), (w), (x), (y), (z), (aa) or (bb) (to the extent such paragraph (bb) applies to the Operating Assets and not the Common Stock) of
Section 4.1, the Party discovering such occurrence, change or development shall promptly notify the other Party of the same. Such notice will be deemed to have qualified the representations and warranties contained in such paragraphs of
Section 4.1 to reflect the information contained in the notice.

     (b) Such notices of changes in the representations and warranties under paragraphs (m)(i), (w), (x), (y), (z) and (bb) (to the extent such paragraph
(bb) applies to the Operating Assets and not the Common Stock) of Section 4.1 will be deemed to constitute a Title Defect (a "Seller Initiated Title Defect") timely asserted under Sections 6.2 and 6.3 hereof (regardless of when Seller's notice shall have been given) without any need for any action by Buyer, unless such changes are within the exclusions for Title Defects set forth in Section 6.2(c). In such event, subject to the provisions of Articles VI and XIII, the Property Value Reduction resulting from such Seller Initiated Title Defect shall be determined in accordance with the provisions of Sections 6.3 and 6.4; provided, however, that if the Seller Initiated Title Defect would not have constituted a Title Defect under the provisions of Section 6.2 (other than Section 6.2(b)(i)), then the Property Value Reduction shall be the adverse economic effect upon the Subsidiaries or the Partnership which would reasonably be expected to result from such Seller Initiated Title Defect.

     (c) Such notices of changes in the representations and warranties under paragraph (aa) of Section 4.1 will be deemed to constitute a Seller Initiated Title Defect, unless such change would be considered an "Environmental Condition" (as that term is defined hereunder), in which case it shall be deemed to be an Environmental Condition (a "Seller Initiated Environmental Defect"), timely asserted under Sections 6.2, 6.3 or 7.3 hereof, as applicable (regardless of when Seller's notice shall have been given), without any need for any action by Buyer, unless such changes are within the exclusions for Title Defects set forth in Section 6.2(c) or Environmental Conditions set forth in Section 7.3(c). In such event, subject to the provisions of Articles VI, VII and XIII, the Property Value Reduction resulting from such Seller Initiated Title Defect or the Environmental Condition Value Reduction resulting from such Environmental Condition shall be determined in accordance with the provisions of Sections 6.3 and 6.4 or Sections 7.6 and 7.7, as applicable; provided, however, that if the Seller Initiated Title Defect would have not constituted a Title Defect under the provisions of Section 6.2 (other than Section 6.2(b)(i)), then the Property Value Reduction shall be the adverse economic effect upon the Subsidiaries or the Partnership which would reasonably be expected to result from such Seller Initiated Title Defect.

     (d) Such notices of changes in the representations and warranties under paragraphs (u) of Section 4.1 will be deemed to constitute a Seller Initiated Environmental Defect timely asserted under Section 7.3 hereof (regardless of when Seller's notice shall have been given) without any need for any action by Buyer, unless such changes are within the exclusions for Environmental Conditions set forth in Section 7.3(c). In such event, subject to the provisions of Articles VII and XIII, the Environmental Condition Value Reduction resulting from such Environmental Condition shall be determined in accordance with the provisions of Sections 7.6 and 7.7.

     (e) Any adjustment to the Purchase Price resulting from any such Seller Initiated Title Defect or Seller Initiated Environmental Defect shall be considered for the purposes of

Sections 11.2(g), 20.1(b) and (c). The written notice pursuant to this Section
9.13 and the resulting qualification of the applicable representation shall otherwise be deemed to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder because of the development, and the certificate to be delivered by Seller pursuant to Section 11.1(c) may reflect the applicable representation as so qualified.

     (f) If at any time prior to the Closing, there shall arise any occurrence, or change in circumstances or development causing a breach of any of the representations and warranties in paragraphs (g), (l), and subparagraphs
(m)(ii), m(iii), m(iv) and (k)(xiv) of Section 4.1, the Party discovering such occurrence, change or development shall promptly notify the other Party of the same, and either (i) the Parties shall negotiate in good faith an adjustment to the Purchase Price to reflect the Damages caused by such breach, or (ii) if the Parties are unable to decide on an adjustment to the Purchase Price under clause
(i), then (A) Seller may elect to retain the Liabilities which caused the representations and warranties to be inaccurate, and Seller shall indemnify, defend and hold harmless Buyer against such Liabilities, and (B) to the extent the Parties agree that the Liabilities which caused the representations and warranties to be inaccurate relate to a Property, then Seller may elect to have such Property assigned to a different subsidiary of Seller, and the Purchase Price shall be reduced by the Allocated Value of such Property; or (iii) if the Parties are unable to decide on an adjustment to the Purchase Price under clause
(i), and if Seller does not elect to retain the Liabilities which caused the representations and warranties to be inaccurate and indemnify the Buyer, and if such breach of the representations and warranties causes the representations and warranties not to be true and correct in all material respects on the Closing Date as though made on and as of that date, then the Parties agree that the condition of the Closing set forth in Section 11.2(a) shall not have been satisfied, and, unless Buyer waives the satisfaction of such condition to the Closing, Buyer shall not be obligated to consummate the Transaction. If the Parties resolve the matters contemplated in this Section 9.13(f) through any of the options described in clause (i) or (ii) above, the notice delivered pursuant to the first sentence of this Section 9.13(f) will be deemed to have qualified the representations and warranties contained in the relevant paragraphs of Section 4.1 to reflect the information contained in the notice.

     9.14 Certain Pipeline Assets. Seller agrees that, prior to the Closing,it
          -----------------------
shall cause Tesoro Pipeline Company, L.P. to transfer to the Partnership all pipeline assets described on Exhibit B (the "Val Verde Pipeline") relating to Production from the Partnership's Vinegarone East Prospect located in Edwards and Val Verde Counties, Texas. It is hereby expressly understood, and Seller acknowledges, that all representations, warranties, covenants and agreements contained herein are made as if the Val Verde Pipeline were owned by the Partnership as of the date hereof.

     9.15 Gathering Agreement Extension. Seller agrees that, prior to the
          -----------------------------
Closing, it shall cause Tesoro Pipeline Company, L.P., as majority owner of the Starr County Gathering System, to amend the existing gathering agreement between the Partnership and Starr County Gathering System to extend its term to the date of the last to expire of the leases for the Bob West Royalty Field set forth in Exhibit B.

     9.16.  Seller's Covenants Concerning the Starr-Zapata Partnership. Seller
            ----------------------------------------------------------
shall cause Pipeline and Natural Gas, in their capacity as Pipeline Partners under the Starr-Zapata Partnership Agreement, to vote to keep the Starr-Zapata Transportation Agreement in full force and effect from and after the Closing Date and, in connection therewith, refrain from taking any action which would hinder, diminish or otherwise impair the rights and benefits of the Partnership under the Starr-Zapata Transportation Agreement. Without limiting the generality of the foregoing, but without obligating Seller or the Pipeline Partners to make any future capital expenditures for expansion, repair or replacement of any pipeline facilities not funded out of Starr-Zapata Partnership's cash flow from the Effective Date, Seller shall not permit Pipeline or Natural Gas to exercise their respective voting rights, powers or privileges under the Starr-Zapata Partnership Agreement to cause, assist or permit the Pipeline Operator to (i) reject any volume of gas tendered by the Partnership in excess of 100 MMcf per day pursuant to Section 2.2(b) of the Starr-Zapata Transportation Agreement,
(ii) cease operation of the Starr-Zapata Line pursuant to Section 4.2 of the Starr-Zapata Transportation Agreement or (iii) reject any gas tendered by the Partnership on the basis that such gas does not meet the quality specifications set forth in Section 5.1 of the Starr-Zapata Transportation Agreement, if the Pipeline Operator accepted gas tendered by the Partnership prior to the Closing Date with quality specifications similar to those of the gas tendered by the Partnership from and after the Closing Date. During the time that the Put Option and Call Option are outstanding, Seller shall not allow Pipeline and Natural Gas, in their capacity as Pipeline Partners under the Starr-Zapata Partnership Agreement, to vote to cause the Starr Zapata Partnership or Starr-Zapata Line to be operated in a manner not in compliance with the covenants contained in
Section 9.1 (except clause (ii), Section 9.2, Paragraphs (a), (b)(i), (b)(ii),
(b)(iii), (c), (d), (e), (f)(i) and (h) (provided with respect to subparagraphs
(b)(ii), (b)(iii) and (f)(i), Seller will obtain the consent of Buyer prior to taking such actions, which consent shall not be unreasonably withheld), and Sections 9.4 (provided with respect to Paragraph (e), Seller will obtain the consent of Buyer prior to taking such actions, which consent shall not be unreasonably withheld), 9.5, 9.6 and 9.10, as if such covenants applied to the Starr-Zapata Partnership to the same extent such covenants apply to the Partnership. Seller, the Subsidiaries and the Partnership agree to provide access, consistent with the type of access provided in Article V, to books and records concerning the assets of Natural Gas, Gathering and Pipeline, and to cooperate with Buyer to provide Buyer access, by appointing Buyer as Seller's agent, to whatever books and records of the Starr-Zapata Partnership that Pipeline or Natural Gas would have access to under the Starr-Zapata Partnership Agreement.

     9.17.  Seller's Covenants Concerning the Starr County Gathering System.
            ---------------------------------------------------------------
Seller shall cause Pipeline and Natural Gas, in their capacity as Partners under the Starr County Joint Venture Agreement, to vote to keep the Starr County Gathering Agreement in full force and effect from and after the Closing Date and, in connection therewith, refrain from taking any action which would hinder, diminish or otherwise impair the rights and benefits of the Partnership under the Starr County Gathering Agreement . Without limiting the generality of the foregoing, but without obligating Seller or the Pipeline Partners to make any future capital expenditures for expansion, repair or replacement of any pipeline facilities not funded out of Starr County Gathering's cash flow from the Effective Date, Sellers shall not permit Pipeline or Natural Gas to exercise their respective voting rights, powers or privileges under the Starr County Joint Venture Agreement to cause, assist or permit Starr County Gathering to
(i) terminate the Starr County Gathering Agreement pursuant to Article 6.2 thereof or (ii) to cause, assist or permit the Pipeline Operators to reject any volume of gas tendered by the Partnership from and after the Closing Date under the Starr County Gathering Agreement on the basis that such gas does not meet the quality specifications set forth in
Article 7.2 of the Starr County Gathering Agreement, if Starr County Gathering accepted gas tendered by the Partnership prior to the Closing Date with quality specifications similar to those of the gas tendered by the Partnership from and after the Closing Date. During the time that the Put Option and Call Option are outstanding, Seller shall not allow Pipeline and Natural Gas, in their capacity as Pipeline Partners under the Starr County Joint Venture Agreement, to vote to cause Starr County Gathering and Starr County Gathering System to be operated in a manner not in compliance with the covenants contained in Section 9.1 (except clause (ii)), Section 9.2, Paragraphs (a), (b)(i), (b)(ii), (b)(iii), (c), (d),
(e), (f)(i) and (h), (provided with respect to subparagraphs (b)(ii), (b)(iii) and (f)(i), Seller will obtain the consent of Buyer prior to taking such actions, which consent shall not be unreasonably withheld), and Sections 9.4 (provided with respect to Paragraph (e), Seller will obtain the consent of Buyer prior to taking such actions, which consent shall not be unreasonably withheld), 9.5, 9.6 and 9.10, as if such covenants apply to Starr County Gathering to the same extent such covenants apply to the Partnership. Seller, the Subsidiaries and the Partnership agree to provide access, consistent with the type of access provided in Article V, to books and records concerning the assets of Natural Gas, Gathering and Pipeline, and to cooperate with Buyer to provide Buyer access, by appointing Buyer as Seller's agent, to whatever books and records of Starr County Gathering that Pipeline or Natural Gas would have access to under the Starr County Joint Venture Agreement.


                        ARTICLE X.PRE-CLOSING PROCEDURES
                                  ----------------------

     10.1 Notice of Settlement Price Adjustments. At least ten (10) Business
          --------------------------------------
Days prior to Closing, Buyer shall furnish Seller with notices listing all Title Defects, Environmental Conditions and casualty losses that Buyer asserts as bases for reducing the Settlement Price. At least five (5) Business Days prior to the Closing Date, Seller shall advise Buyer whether Seller disputes any such amounts, whether Seller elects to cure any such amounts, and what other actions Seller believes is appropriate concerning any such amounts. Buyer and Seller shall then negotiate in good faith to resolve all disputed issues prior to the Closing Date.

     10.2 Initial Settlement Statement. Eight (8) Business Days before the
          ----------------------------
Closing Date, Seller shall furnish Buyer with a preliminary draft of the Settlement Statement, in accordance with Section 13.2. Buyer shall have the right to audit and request appropriate adjustments to the amounts reflected therein until four (4) Business Days before the Closing Date. At least four (4) Business Days before the Closing Date, Buyer shall furnish Seller with any comments, and adjustments or revisions Buyer believes are appropriate to conform the Settlement Statement to accurately reflect the best information available at Closing, and the Parties shall endeavor in good faith to reconcile the accounting issues and to produce as accurate a Settlement Statement as possible based upon the information available at Closing. At least two (2) Business Days before the Closing Date, Seller shall furnish Buyer with the Settlement Statement, including any appropriate updates, adjustments or revisions, showing the Closing Settlement Price.

     10.3 Closing Documents. At least ten (10) Business Days before the
          -----------------
Closing Date, the Parties shall provide each other with preliminary drafts of all attorneys opinions, certificates, corporate guarantees, assignments and other instruments to be delivered at Closing. The Parties shall thereafter cooperate to make such revisions as are needed to prepare mutually acceptable forms of all such instruments.

     10.4 Escrow Agent. If the Parties should agree to place any funds into
          ------------
an escrow account at Closing, then they shall negotiate in good faith to select a mutually acceptable escrow agent, who is willing and able to perform such role. In such an instance, at least five (5) Business Days before the Closing Date, the Parties shall agree upon an escrow agent, and they shall use their best efforts to negotiate a mutually acceptable Escrow Agreement before the Closing Date.

     10.5 Wire Transfer Instructions. At least two (2) Business Days prior
          --------------------------
to the Closing Date, Seller shall provide to Buyer wire transfer instructions designating a bank account and Federal Reserve ABA designation ID number, at a bank within the United States of America where the Closing Settlement Price shall be transferred.


                         ARTICLE XI.CLOSING CONDITIONS
                                    ------------------
     11.1 Seller's Closing Conditions. Seller's obligation to consummate
          ---------------------------
the Transaction is subject to the satisfaction by Buyer or the waiver by Seller, at or before the Closing, of the following conditions:

     (a)  Representations. The representations and warranties of Buyer contained
          ---------------
in Section 4.2 shall be true and correct in all material respects on the Closing Date as though made on and as of that date.

     (b)  Performance. Buyer shall have performed in all material respects the
          -----------
obligations, covenants and agreements hereunder to be performed by it at or prior to Closing.

     (c)  Corporate Certificates and Opinion. Buyer shall have delivered to
          ----------------------------------
Seller (i) a certificate of an executive officer, dated the Closing Date, certifying on behalf of Buyer that the representations set forth in Section 4.2 are true and correct as of the Closing Date; (ii) a certificate of incumbency;
(iii) a certificate of good standing of Buyer as a limited liability company;
(iv) certified resolutions of the members of Buyer, authorizing Buyer to enter into this Agreement and the Transaction and to perform its obligations at Closing; (v) certified resolutions of the Board of Directors of EEX Corporation, authorizing Buyer's parent to perform its obligations under the corporate guarantee under Section 21.17; and (vi) an opinion of counsel for Buyer, acceptable to Seller, dated the Closing Date, as to such matters as may reasonably be requested by Seller and its counsel and are typical for transactions such as the Transaction.

     (d)  Pending Matters. No suit, action or other legal proceeding by a third
          ---------------
party or a governmental authority shall be pending which seeks material damages from Seller in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the Transaction.

     (e)  No Orders. This Closing hereunder shall not violate any order or
          ---------
decree of any governmental authority having competent jurisdiction over the Transaction.

     (f)  HSR. Any applicable waiting period under the HSR Act shall have
          ---
expired or been terminated.

     11.2 Buyer's Closing Conditions. Buyer's obligations to consummate the
          --------------------------
Transaction is subject to the satisfaction by Seller or the waiver by Buyer, at or before the Closing, of the following conditions:

     (a)  Representations. Except as provided otherwise in Section 9.13, the
          ---------------
representations and warranties of Seller contained in Section 4.1 (other than with respect to paragraphs (u), (w), (x), (y), (z) and (aa) of Section 4.1) shall be true and correct in all material respects on the Closing Date as though made on and as of that date; provided, however, that the accuracy of the representations and warranties in subparagraphs (k)(i), (ix), (x), (xi), (xii) and (xiii) of Section 4.1 shall, for purposes of satisfying this condition, not be affected to the extent of inaccuracies resulting solely from Buyer unreasonably withholding its prior written consent (after written request by Seller duly provided to Buyer) to the action taken by (or omission of) Seller, the Subsidiaries or the Partnership which caused such representations and warranties to be inaccurate.

     (b)  Performance. Seller shall have performed, or caused to be performed,
          -----------
in all material respects the obligations, covenants and agreements hereunder to be performed by it, the Subsidiaries and the Partnership at or prior to Closing.

     (c)  Corporate Certificates and Opinion. Each Seller shall have delivered
          ----------------------------------
to Buyer, and Seller shall cause each Subsidiary and the Partnership to deliver to Buyer: (i) a certificate of an executive officer, dated the Closing Date, certifying on behalf of such Seller that the representations made in Section 4.1, are true and correct as of the Closing Date; (ii) a certificate of incumbency for each Seller and each of the Subsidiaries, (iii) a certificate of corporate good standing for the Partnership as a Delaware limited partnership, and for each Seller and each of the Subsidiaries as Delaware corporations; (iv) with respect to each Seller only, certified resolutions of the Boards of Directors of each Seller, authorizing each Seller to enter into this Agreement and the Transaction and to perform its obligations at Closing; and (v) an opinion of counsel for the Seller and each of the Subsidiaries and the Partnership, acceptable to Buyer, dated the Closing Date, as to such matters as may reasonably be requested by Buyer and its counsel and are typical for transactions such as the Transaction.

     (d)  Other Certificates and Documents. Buyer shall have also received the
          --------------------------------
certificates and documents described in Section 12.2.

     (e)  Pending Matters. No suit, action or other legal proceeding by a third
          ---------------
party or a governmental authority shall be pending which seeks material damages from Buyer in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the Transaction.

     (f)  No Orders. The Closing hereunder shall not violate any order or decree
          ---------
of any governmental authority having competent jurisdiction over the Transaction.

     (g)  Adjustments. The reduction (if any) to be made at Closing to the
          -----------
Purchase Price which results from the application of Articles VI, VII, VIII and XIII does not exceed fifteen percent (15%) of the Purchase Price.

     (h)  Liens and Mortgages. Seller shall have secured release of all liens
          -------------------
and mortgages listed on Schedule 1B and released all obligations of the Subsidiaries and the Partnerships under the Seller's credit facility and provided Buyer evidence of the same.

     (i)  There shall not have occurred a Material Adverse Effect.

     (j)  HSR. Any applicable waiting period under the HSR Act shall have
          ---
expired or been terminated.

                              ARTICLE XII.CLOSING
                                          -------
     12.1 Closing. The closing of the Transaction (the "Closing") shall be
          -------
held on November 30, 1999 (the "Closing Date"), at 9:00 a.m. Houston time, at the office of Seller's counsel, 1301 McKinney, Suite 5100, Houston, Texas 77010, or at such other date or place as the parties may direct; provided, however, that if all conditions to Closing set forth in Article XI have not been waived or satisfied prior to November 30, 1999, the Closing Date shall be on the second Business Day following the waiver or satisfaction of such conditions.

     12.2 Seller's Closing Obligations. At Closing, Seller shall deliver to
          ----------------------------
Buyer the following:

     (a) Stock certificates representing all of the Common Stock for each of the Subsidiaries, duly endorsed in blank or with separate stock powers duly endorsed in blank;

     (b) The stock books, stock ledgers, minute books, and corporate seal for each of the Subsidiaries;

     (c)  All books and records of the Partnership;

     (d) The resignations of the officers and directors of each of the Subsidiaries;

     (e) Such other documents or authorizations as Buyer may reasonably request, or as might be reasonably necessary to assign all of Seller's interest in the Subsidiaries, the Partnership and the Operating Assets to Buyer in accordance with the provisions hereof;

     (f)  The certificates of Seller referred to in Section 11.2(c) hereof;

     (g)  The opinion of counsel referred to in Section 11.2(c) hereof; and

     (h) Releases, in a form acceptable to Buyer, of all liens and mortgages listed on Schedule 1B.

     12.3 Buyer's Closing Obligations. At Closing, Buyer shall deliver to
          ---------------------------
Seller the following:

     (a) The Closing Settlement Price, paid in immediately available funds, by wire transfer into the U.S. bank account designated by Seller;

     (b)  The certificates of Buyer referred to in Section 11.1(c) hereof; and

     (c)  The opinions of counsel referred to in Section 11.1(c) hereof.

     12.4 Governmental Filings. At Closing, the Parties shall execute such
          --------------------
guarantees, bonds, forms and other instruments as are needed allow Buyer to assume all of Seller's existing obligations under governmental permits and licenses and leases affecting the Operating Assets. Buyer shall diligently file such instruments and obtain governmental approval of the transfer of all such rights, obligations and interests.

     12.5 Closing On Properties With Uncured Title Defects or Environmental
          -----------------------------------------------------------------
Conditions. If the parties should mutually agree to allow an extended cure
----------
period for Title Defects affecting one or more of the Properties, as set forth in Sections 6.3(c)(i), then at Closing, Buyer and Seller shall execute such instruments required to effectuate the procedures in such Section. The Parties shall thereafter perform as set forth in Sections 6.3(c)(i) with respect to the affected Operating Assets, and the Closing Settlement Price paid at Closing shall be reduced as set forth in those Sections. For Operating Assets for which assignments are later delivered, then the effect shall thereafter be the same as if such Operating Assets were released at Closing. If the parties should mutually agree to resolve Title Defects or Environmental Conditions using an escrow agent under Sections 6.3(c)(ii) or 7.7(c), Buyer and Seller shall execute an escrow agreement together with any other instruments required to effectuate the procedures in such Section.

        ARTICLE XIII.ADJUSTMENT BASKET; PRORATION OF REVENUES AND COSTS
                     --------------------------------------------------
     13.1 Limitations on Liability for Price Adjustments.
          ----------------------------------------------

     (a)  Title Price Adjustment. The aggregate Title Price Adjustment for all
          ----------------------
Title Defects shall be computed as the amount by which the aggregate sum of all Property Value Reductions for all Title Defects less any applicable Property Value Increases exceeds the amount of one million dollars ($1,000,000). Notwithstanding anything to the contrary herein, if the aggregate sum of all Property Value Reductions less Property Value Increases for all Title Defects does not exceed one million dollars ($1,000,000), then the Title Price Adjustment shall be deemed to be zero ($0), no adjustments shall be made to the Settlement Price by reason of any such Property Value Adjustment, and no amounts shall be deposited into escrow for any Title Defect. If the aggregate sum of all Property Value Reductions for all Title Defects less any applicable Property Value Increases does exceed one million dollars ($1,000,000), then the Title Price Adjustment shall be the aggregate amount of (i) all Property Value Reduction amounts, (ii) less any applicable Property Value Increases, (iii) less one million dollars ($1,000,000). If the sum of the Property Value Increases is greater than the sum of the Property Value Reductions, the Title Price Adjustment shall be deemed to be zero ($0).

     (b)  Environmental Price Adjustment. The aggregate Environmental Price
          ------------------------------
Adjustment for all Environmental Conditions shall be computed as the amount by which the aggregate sum of all Environmental Condition Value Reductions for all Environmental Conditions exceeds the amount of one million dollars ($1,000,000). Notwithstanding anything to the contrary herein, if the aggregate sum of all Environmental Condition Value Reductions for all Environmental Conditions does not exceed one million dollars ($1,000,000), then the Environmental Price Adjustment shall be deemed to be zero ($0) and no adjustments shall be made to the Settlement Price by reason of any such Environmental Condition Value Reductions. If the aggregate sum of all Environmental Condition Value Reductions for all Environmental Conditions does exceed one million dollars ($1,000,000), then the Environmental Price Adjustment shall be the full amount of all Environmental Condition Value Reduction amounts.

     (c)  Casualty Price Adjustment. The aggregate Casualty Price Adjustment for
          -------------------------
all uninsured casualty losses under Article VIII shall be computed as the amount by which the aggregate sum of all uninsured casualty losses exceeds the amount of one million dollars ($1,000,000). Notwithstanding anything to the contrary herein, if the aggregate sum of all uninsured casualty losses does not exceed one million dollars ($1,000,000), then the Casualty Price Adjustment shall be deemed to be zero ($0) and no adjustments shall be made to the Settlement Price by reason of any uninsured casualty losses. If the aggregate sum of all uninsured casualty losses does exceed one million dollars ($1,000,000), then the Casualty Price Adjustment shall be the full amount of all uninsured casualty losses.

     13.2 Settlement Statements.
          ---------------------
     (a)  Pre-Closing. At least eight (8) Business Days prior to the Closing
          -----------
Date, Seller shall furnish Buyer with a draft Settlement Statement showing the Settlement Price calculated in reasonable detail with the estimated accounting adjustments and/or prorations of any amounts described in and subject to Articles III, VI, VII, VIII and XIII of this Agreement. Buyer shall advise Seller of any proposed changes or objections to such draft Settlement Statement no less than four (4) Business Days prior to Closing, and the Parties shall thereafter diligently attempt to resolve any disputes relating to such estimates before Closing. The Parties shall then cooperate in good faith to prepare the Settlement Statement at least two (2) Business Days prior to the Closing Date, as set forth in Section 10.2.

     (b)  Settlement Statement Disputes. If matters in the Settlement Statement
          -----------------------------
cannot be resolved by the Parties using their best reasonable efforts, any portion of estimates which have not been resolved shall for purposes of Closing employ an arithmetic mean of Seller's and Buyer's good faith estimates of such unresolved amounts. The actual amount of such adjustments shall be computed and shall be included in the calculation of the Final Settlement Price.

     (c)  Final Statement. As soon as practicable after the Closing Date, but
          ---------------
in no event later than one hundred twenty (120) days thereafter, Buyer shall prepare and submit to Seller a draft Final Statement, which shall show the calculation of the adjusted Final Settlement Price, based upon the best information then available. Seller shall have the right to audit such Final Statement and all supporting data and accountings. As soon as practicable after receipt of the Final Statement, but in any event within thirty (30) days after receipt thereof, Seller shall deliver to Buyer a written report containing the changes, if any, which Seller proposes be made to the Final Statement. If no response is made by Seller within such thirty (30) day period, it shall be presumed that Seller concurs with the Final Statement, and such Final Statement shall be the basis for the Final Settlement Price. If Seller submits a response, the Parties shall cooperate in good faith to produce not later than one hundred eighty (180) days after the Closing Date as accurate a Settlement Statement as possible based upon the information then available. After agreement upon a Final Statement setting forth the Final Settlement Price, the difference between such Final Settlement Price and the Closing Settlement Price paid at Closing shall be paid within five (5) Business Days thereafter by the Party owing the same.

     13.3  Operating Taxes.
           ---------------

     (a)   Apportionment of Ad Valorem and Property Taxes.  All ad valorem, real
           ----------------------------------------------
property taxes and personal property taxes, including interest and penalties attributable thereto (hereinafter "Property Taxes"), attributable to the Partnership's ownership and operation of the Operating Assets with respect to the assessment period ("Property Tax Period") during which the Effective Time occurs shall be apportioned between Seller and Buyer by multiplying the total amount of such Property Taxes by a fraction, the numerator of which is the number of days in the partial period through and including the Effective Time and the denominator of which is the total number of days in the Property Tax Period. The Partnership shall file or cause to be filed all required reports and returns incident to the Property Taxes and shall pay or cause to be paid to the taxing authorities all Property Taxes relating to the Property Tax Period during which the Effective Time occurs. If Seller is the owner of the Partnership on the Property Tax assessment date, then the Settlement Price shall be increased by the amount of Buyer's portion of Property Taxes owed as set forth above. If the Property Tax assessment date occurs after Closing, then the Settlement Price shall be reduced by the estimated amount of Seller's portion of
Property Taxes owed as set forth above.   The allocation and payment of ad
valorem taxes shall be handled through adjustments to the Settlement Price.

     (b)   Other Operating Taxes.  With the exception of Income Taxes, all other
           ---------------------
federal, state, foreign and local Taxes (including interest and penalties attributable thereto) on the ownership or operation of the Operating Assets which are imposed upon the Subsidiaries or the Partnership for periods or portions of periods prior to the Effective Time shall be borne by Seller, and all such Taxes imposed upon the Partnership for periods or portions of periods beginning on or after the Effective Time shall be borne by Buyer. Such Taxes shall be apportioned between Seller and Buyer for the period or portion thereof up to and including the Effective Time, (i) in the case of a flat minimum dollar amount of tax, by multiplying the total amount of such Taxes by a fraction, the numerator of which is the number of days in the partial period through and including the Effective Time and the denominator of which is the total number of days in such tax period, and (ii) in the case of all other operating Taxes, on the basis of actual activities creating such Tax liability of the Subsidiaries and the Partnership for the partial period through and including the Effective Time as are determined from their respective Books and Records. To the extent any such amounts are borne prior to the delivery of the Final Statement by a Party who is not required to bear them hereunder, they shall be included in the adjustments to the Settlement Price. The allocation and payment of these Taxes shall be handled through adjustments to the Settlement Price.

     13.4  Shared Obligations. If an invoice or other evidence of an obligation
           ------------------
is received which under the terms of this Article XIII is partially the obligation of Seller and partially the obligation of Buyer, then the parties shall consult with each other, the Partnership shall promptly pay such obligation to the obligee, and Seller shall promptly reimburse Buyer for Seller's portion so paid.

     13.5 Uncollectible Accounts Receivable.   Buyer (and, prior to the Closing,
          ---------------------------------
Seller) shall cause the Subsidiaries and the Partnership to use commercially reasonable efforts to collect in full, consistent with the past practices of the Business, all accounts receivable of the Business (the "Accounts Receivable"). If the Accounts Receivable outstanding at the Closing shall not have been fully collected within 120 days following the Closing Date in an amount equal to the outstanding unpaid amounts thereof at the Closing, Buyer may require the Seller to purchase any Accounts Receivable that have not been so fully collected at a purchase price equal to the original outstanding amount of such Accounts Receivable at the Closing less net collections thereon from the Closing Date to the repurchase date; provided, however, that the Seller shall be required to repurchase such unpaid Accounts Receivable only to the extent that the aggregate amount of such unpaid Accounts Receivable exceeds the allowance for doubtful accounts deducted from accounts receivable set forth on the Balance Sheets, and if such an excess exists, the Seller shall only be required to pay an amount for such unpaid Accounts Receivable equal to such excess; provided, further, during such 120-day period, that Buyer may not settle or compromise any Accounts Receivable without the prior written consent of Seller. As a condition to any such repurchase, Buyer shall reconvey to the Seller the unpaid Accounts Receivable to be repurchased and shall provide Seller with sufficient detail regarding such Accounts Receivable. Buyer shall not transfer or convey such Accounts Receivable to any other Person. Payment for the repurchase of any Accounts Receivable shall be made within ten (10) days following the transfer thereof to Seller. Buyer shall provide to the Seller any documents or information reasonably requested by the Seller in connection with the Seller's collection of any Accounts Receivable repurchased from Buyer.

                      ARTICLE XIV.POST-CLOSING PROCEDURES
                                  -----------------------

     14.1 Delivery of Files.  Within ten (10) days after Closing, Buyer
          -----------------
shall, at Buyer's expense, take delivery at Seller's present offices in San Antonio, Texas of all of the Partnership's and the Subsidiaries' original land, lease, revenue and cost accounting, geologic, geophysical, engineering and well files, data and materials which relate to the Operating Assets. Applicable legal and litigation files shall be delivered by Seller to Buyer at Seller's present office location in San Antonio, Texas, subject to the Parties and their attorneys making mutually acceptable arrangements for preserving the privileged and confidential nature of protected information. Seller may retain copies of its accounting and legal files, data and information, as might be needed by Seller, and Seller shall retain all originals of insurance policies covering periods prior to the Effective Time. Subject to the License Agreement, Seller shall not retain originals or copies of any seismic, geological, geophysical or engineering files, materials, data or interpretations thereof concerning the Operating Assets sold hereunder, without Buyer's prior written consent; provided however, that Seller shall not be required to deliver to Buyer, nor shall Buyer be required to accept delivery of any such data or materials which either Party reasonably believes to be subject to confidentiality agreements with third parties that would prevent Buyer from obtaining such data or expose either Party to a claim for material damages if Buyer were to receive such data or materials. Notwithstanding the above, Seller shall be permitted to retain original tax and financial accounting records for the period prior to the Closing, copies of which will be delivered to Buyer.

     14.2 Third Party Data.  To the extent not obtained or satisfied as of
          ----------------
Closing, Seller agrees to continue to use reasonable efforts, but without any obligation to incur any cost or expense in connection therewith, and to cooperate with Buyer's efforts to obtain for Buyer, the Partnership and the Subsidiaries (i) access to files, records and data relating to the Operating Assets in the possession of third parties; (ii) access to wells constituting a part of the Operating Assets operated by third parties for purposes of inspecting same; and (iii) the waiver of confidentiality or other restrictions on the review by and/or transfer of seismic, geophysical, engineering or other data pertaining to the Operating Assets that might be triggered by Seller's assignment to Buyer of the Partnership and the Subsidiaries.

     14.3 Cooperation.  After the Closing, each Party shall provide the other
          -----------
Party with reasonable access to all relevant documents, data and other information (other than that which is subject to any attorney-client privilege) which may be required by the other Party for the purpose of financial reporting, preparing tax returns, filing refund claims, responding to any audit by any taxing jurisdiction or replying to any third party or governmental claim or demand concerning the Partnership, the Subsidiaries or the Operating Assets. Each Party shall cooperate with all reasonable requests of the other Party made in connection with contesting the imposition of Taxes. Notwithstanding anything to the contrary in this Agreement, neither Party shall be required at any time to disclose to the other Party any Tax Return or other confidential information, except for Tax Returns concerning Taxes of the Partnership and the Subsidiaries. Except where disclosure is required by applicable law or judicial order, any information obtained by a Party pursuant to this Section 14.3 shall be kept confidential by such Party, except to the extent disclosure is required in connection with the filing of any Tax Returns or claims for refunds or in connection with the conduct of an audit, or other proceedings in response to an audit, by a taxing jurisdiction, or otherwise required by law or binding judicial order.

     14.4 Preferential Rights to Purchase and Consents to Assignment.  Before
          ----------------------------------------------------------
Closing and for up to one year after Closing, the Parties shall continue to provide reasonable cooperation in obtaining all required Consents to Assignment and in complying with all enforceable Preferential Rights to Purchase that remain in force after Closing. Buyer shall be primarily responsible for handling such matters, shall assume all risks and liabilities in connection with the rights of the holders thereof, and shall release, indemnify and defend Seller against any claims, damages, suits, demands or other liabilities associated with any Consents to Assignment or Preferential Rights to Purchase.

     14.5 Filing and Recording of Documents.  Buyer shall promptly file all
          ---------------------------------
appropriate forms, declarations or bonds with governmental agencies relative to its assumption of ownership of the Subsidiaries, and Seller shall cooperate with Buyer in connection with such filings. Seller shall not be responsible for any loss to Buyer because of Buyer's failure to file or record documents correctly or promptly.

     14.6 Further Assurances.  After Closing, each of the Parties will
          ------------------
execute, acknowledge and deliver to the other such further instruments, and take such other action, as may be reasonably requested in order to more effectively assure to each Party all of the respective properties, rights, titles, interests, estates, and privileges intended to be assigned, delivered or to inure to the benefit of such Party in consummation of the Transaction.

     14.7 Incidental Costs.  Each party shall bear its own respective
          ----------------
expenses incurred in connection with the Closing of the Transaction, including its own consultants' fees, attorney's fees, accountants' fees, and other similar costs and expenses.


                        ARTICLE XV.SURVIVAL; INDEMNITIES
                                   ---------------------

     15.1 Survival.  All representations, warranties or covenants made herein,
          --------
except for those in Sections 4.1(a), 4.1(e), 4.1(f), 4.1(g), 4.1(i), 4.1(k),
4.1(l), 4.1(m), 4.1(n), 4.1(o), 4.1(q), 4.1(u), 4.1(v), 4.1(w), 4.1(x), 4.1(y),
4.1(z), 4.1(aa), 4.1(bb) (with respect to Operating Assets only), 4.2(e), 4.2(i), Sections 5.6, 7.1, 7.2, 7.3, 7.4, 8.3, 9.1, 9.2(e), 9.9(d), 9.12(b),
9.13, 9.14, 9.15, 9.16 and 9.17, and Articles XV, XVI and XVII, shall survive for two years from the Closing Date. The covenants made in Section 9.13 shall survive until the Parties reach agreement on the Final Statement pursuant to
Section 13.2(c). The representations and warranties or covenants made in Sections 4.1(a), 4.1(g), 4.1(k), 4.1(l), 4.1(m), 4.1(o), 4.1(q), 4.1(u), 4.1(v),
4.1(w), 4.1(x), 4.1(y), 4.1(z), 4.1(aa), 4.1(bb) (with respect to Operating
Assets only) and Section 9.1 shall not survive Closing and shall automatically expire upon Closing. The representations, releases, covenants, indemnities, defenses and hold harmless obligations and other obligations referenced in Sections 4.1(e), 4.1(f), 4.1(i), 4.1(n), 4.2(e), 4.2(i), 5.6, 7.1, 7.2, 7.3,
7.4, 8.3, 9.2(e), 9.9(d), 9.12(b), 9.14, 9.15, 9.16 (including portions of other covenants set forth in such sections) and 9.17 (including portions of other covenants set forth in such sections) and this Article XV, and all provisions of
Article XVI and Article XVII, shall each survive Closing, and each shall continue to remain fully enforceable in accordance with its terms.

     15.2 Buyer's Indemnity'.  Except as expressly and specifically indicated
          ------------------
otherwise in this Agreement (including without limitation Sections 9.9(d) and 15.3), after the Closing Date, Buyer shall and hereby does release, defend, indemnify, save, and hold harmless Seller and their respective officers, directors, Affiliates, employees, attorneys, contractors and agents, against any and al Damages which arise out of or in connection with the ownership of, operation of, production from or accounting by, income of or payments by the Partnership, the Subsidiaries or the Operating Assets, at any time either before or after the Effective Time, or which arise out of any Environmental Condition or other hazardous condition relating to or affecting any Operating Asset at any time either before or after the Effective Time, including without limitation, all such costs, claims or liabilities arising out of Seller's negligence or strict liability.

     15.3 Seller's Indemnity.  Subject to the terms and conditions of this
          ------------------
Article XV, Seller shall indemnify, defend and hold harmless Buyer, and its parent or subsidiary companies, partners and other affiliates (including after Closing, the Subsidiaries and the Partnership), and their respective officers, directors, Affiliates, employees, attorneys, contractors and agents (hereinafter collectively referred to as the "Buyer Group"), from and against any and all Damages asserted against, resulting to, imposed upon, or incurred by the Buyer Group, directly or indirectly, by reason of or resulting from or relating to (i) any breach by Seller (for which Seller shall be responsible) of its surviving representations, warranties, covenants or agreements contained in this Agreement, (ii) any Liabilities of the

Subsidiaries and the Partnership which are unrelated to the Operating Assets,
(iii) any Liabilities of the Subsidiaries and the Partnership for Income Taxes prior to Closing, and (iv) any existing Liabilities of the Subsidiaries and the Partnership owed under federal leases for prior royalties related to the period of time prior to Closing.

     15.4 Procedure for Indemnification.
          -----------------------------

     (a) Any Indemnified party making a claim for indemnification hereunder shall notify the indemnifying party or parties of the claim in writing. Subject to Sections 17.1, 17.2, 17.3 and 17.4, an indemnified party may take any and all actions against an indemnifying party or parties to enforce its rights to indemnification under this Agreement.

     (b) With respect to third Person claims which are indemnifiable hereunder, promptly after receipt by an Indemnified Party under Sections 15.2 or 15.3 of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against an Indemnifying Party under such Section, give written notice to the Indemnifying Party of the commencement thereof. The failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of any liability that it may have to an Indemnified Party with respect to such action, only to the extent the Indemnifying Party is prejudiced by the failure to be so notified. In case any such action shall be brought against an Indemnified Party and the Indemnified Party shall give written notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party. If the Indemnifying Party elects to assume the defense of such action, the Indemnified Party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the Indemnifying Party elects not to assume (or fails to assume) the defense of such action, the Indemnified Party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the Indemnifying Party. If the action is asserted against both the Indemnifying Party and the Indemnified Party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be responsible for paying for separate counsel for the Indemnified Party; provided, however, that if there is more than one Indemnified Party, the Indemnifying Party shall not be responsible for paying for more than one separate firm of attorneys to represent the Indemnified Parties, regardless of the number of Indemnified Parties. If the Indemnifying Party elects to assume the defense of such action, (a) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (b) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

     15.5 Exclusivity. The parties hereto agree that, in relation to any breach,
          -----------
default, or nonperformance of any representation, warranty, covenant, or agreement made or entered into by a party hereto pursuant to this Agreement or any certificate, instrument, or document delivered pursuant hereto or arising out of the transactions contemplated herein or the ownership or operation of the Operating Assets, the only relief and remedy available to the other party hereto in respect of said breach, default, or nonperformance shall be:

     (a) termination, but only if said termination is expressly permitted under the provisions of Article XX; or

     (b) actual damages, but only to the extent properly claimable hereunder and as limited pursuant to this Article XV or otherwise hereunder; or

     (c) specific performance if a court of competent jurisdiction in its discretion grants the same; or

     (d) injunctive or declaratory relief if a court of competent jurisdiction in its discretion grants the same.

     15.6 Assignment of Third Person Indemnities.  To the extent the same are
          --------------------------------------
assignable by an Indemnified Party, such Indemnified Party does hereby assign to the Indemnifying Party all rights to defense, contribution and indemnity that the Indemnified Party may hold with respect to the obligations for which the Indemnifying Party is indemnifying and defending the Indemnified Party hereunder, and the Indemnifying Party shall be subrogated to assert the Indemnified Party's rights to such third-party defense, contribution and indemnity obligations with respect to the indemnified claims or Actions.


                            ARTICLE XVI.TAX MATTERS
                                        -----------

     16.1 Indemnification for Taxes.
          -------------------------

     (a) Seller shall be responsible for, and shall indemnify Buyer against, all (i) Income Taxes imposed on the Subsidiaries and the Partnership, and all Liabilities, losses, costs, fines, penalties, damages (actual, punitive or other), reasonable attorneys' fees, and expenses arising therefrom, relating to
(A) taxable periods or portions thereof ending on or before the Closing Date,
(B) Income Taxes resulting from the (S)(S) 338(g) and 338(h)(10) elections (or any comparable elections under foreign, state or local tax law) contemplated by
Section 16.2, (C) Income Taxes resulting from the application of Treas. Reg. (S) 1.1502-6 or any comparable state, local or foreign tax law attributable to Tesoro Parent, or any corporation or entity which is or has been affiliated with or been part of a combined, unitary or affiliated group with Tesoro Parent, and
(D) the portion of the Income Taxes for any Straddle Period (as defined in subsection 16.1(e)) allocable to Sellers with respect to any of the Subsidiaries or the Partnership under subsection 16.2(f) and (ii) all Other Taxes imposed on the Subsidiaries and the Partnership relating to the taxable periods or portions thereof ending on or before the Effective Date (allocated as described in Section 13.3); provided, Sellers shall not be responsible for, and shall not be required to indemnify Buyer against, any Taxes to the extent that such Taxes do not exceed the accrued liability for Taxes on the Balance Sheets which are taken into account in determining the Working Capital.

     (b)  Buyer shall be responsible for and shall indemnify Sellers against all
(i) Income Taxes imposed upon the Subsidiaries and the Partnership and all Liabilities, losses, costs, fines, penalties, damages (actual, punitive, or other), reasonable attorneys' fees and expenses arising therefrom, relating to
(A) taxable periods beginning after the Closing Date or (B) the portion of the Income Taxes for any Straddle Period which are allocable to Buyer under subsection 16.2(f), and (ii) except as provided in Section 13.3 and in this
Article XVI, all Other Taxes imposed upon the Subsidiaries and the Partnership and all Liabilities, losses, costs, fines, penalties, damages (actual, punitive or other), reasonable attorneys fees and expenses arising therefrom arising in or relating to taxable periods or portions thereof beginning after the Effective Date (allocated as described in Section 13.3).

     (c) Each Party shall promptly notify the other Party of the commencement of any demand, claim, audit, examination, Action or other proposed change or adjustment by any Taxing Authority concerning any Tax which could give rise to a claim for indemnity pursuant to subsection 16.1(a) or subsection 16.1(b), as the case may be (each a "Tax Claim"). Such notice shall contain factual information describing the asserted Tax Claim in reasonable detail and shall include copies of any notice or other document received from any Taxing Authority in respect of any such asserted Tax Claim.

     (d) Seller, at its own expense, shall have the sole right to represent the Subsidiaries' and the Partnership's interests in any Tax Claim for Taxes for which it is indemnifying Buyer against and to employ counsel of its choice. Buyer shall have the right to participate in such Action at its own expense, but in the case of Income Taxes, only in the event that any Tax Claim for Income Taxes impacts a subsidiary for which no Section 338(h)(10) election was filed. Seller shall not consent to any settlement that reasonably would be expected to have an adverse effect on the Income Taxes of the Subsidiaries or the Partnership in any period after the Closing Date without Buyer's consent, which consent shall not be unreasonably withheld. Buyer's consent shall in no way reduce any indemnification due to Buyer under subsection 16.1(a). If Seller elects to control the defense, compromise or settlement of any Tax Claim, Seller shall keep Buyer informed of the progress and disposition of such Tax Claim. Buyer shall handle any other Tax Claims of the Subsidiaries and the Partnership and Buyer shall be entitled to defend, compromise or settle such Tax Claims in its sole discretion without in any way reducing its rights to indemnification under subsection 16.1(a), unless any such settlement would give rise to a tax claim against Seller, and in such event such settlement shall be subject to Seller's consent, which shall not be unreasonably withheld.

     (e) With respect to any taxable period of the Subsidiaries or the Partnership beginning before and ending after the Closing Date (a "Straddle Period"), Buyer shall control, and Seller, at its own expense, shall have the right to participate in, the defense and settlement of any Tax Claim and each Party shall cooperate with the other Party and there shall be no settlement or closing or other agreement with respect thereto without the consent of the other Party, which consent shall not be unreasonably withheld; provided, that if either Party shall refuse (the "Refusing Party") to consent to any settlement, closing or other agreement agreed to by the relevant Taxing Authority with respect to any such Tax Claim that the other party (the "Accepting Party") proposed to accept (a "Proposed Settlement"), then (i) the Accepting Party's Liability with respect to the subject matter of the Proposed Settlement shall be limited to the amount that such Liability would have been if the Proposed Settlement had been accepted, and (ii) the Refusing Party shall be responsible for all Liabilities and expenses incurred or imposed thereafter in connection with the contest of such Tax Claim to the extent that the final settlement is more than the Proposed Settlement.

     16.2 Other Tax Matters.
          -----------------

     (a) All Tax sharing agreements between the Subsidiaries and any other Person, including without limitation, the Affiliates of Seller, are hereby terminated as of the Closing Date and all rights and obligations of the Subsidiaries with respect to Taxes shall be as provided herein.

     (b) Any Tax allocation agreement or arrangement in effect shall be extinguished in full as of the Closing Date.

     (c) Tax Returns (each a "Pre-Closing Return") which are required to be filed with respect to the Subsidiaries or the Partnership on a consolidated, unitary or other combined basis with the Tesoro Group, or the appropriate parent for a taxable period which ends on or before the Closing Date (a "Pre-Closing Period") shall be prepared and filed by (or shall be the responsibility of) Seller, which shall include the preparation and filing of the consolidated federal and state income Tax Returns of the Tesoro Group which includes the Subsidiaries and the Partnership for the period up to and including the Closing Date. In the case of those jurisdictions which require a short-period Tax Return ending on or before the Closing Date, Seller shall prepare and file all appropriate returns required to be filed with respect to Income Taxes attributable to the operations and the Operating Assets for the pre-Closing periods. All such Pre-Closing Returns shall be filed on a basis consistent with prior Tax Returns filed with respect to the Subsidiaries and the Partnership. Seller or the appropriate parent of the Subsidiaries or the Partnership shall timely pay or cause to be paid all Taxes shown on such Pre-Closing Returns. All Tax Returns which (i) are required to be filed by the Subsidiaries or the Partnership on a separate basis (including the preparation of supporting schedules, Tax Returns and other Tax information with respect to the Subsidiaries and the Partnership necessary for completion of the Pre-Closing Returns) after the Closing Date for a Pre-Closing Period (a "Post-Closing Return"), and (ii) are required to be filed by or with respect to the Subsidiaries or the Partnership for a taxable period that ends after the Closing Date, including any Tax Return (a "Straddle Return") for a Straddle Period, shall be prepared and filed by Buyer; subject to the rights to indemnification and other rights under 16.1(a) and subsection 16.2(f), Buyer shall timely pay or cause to be paid all Taxes shown on such Tax Returns.

     (d) Seller agrees to provide Buyer and Buyer agrees to provide Seller with such cooperation and information as the other shall reasonably request in connection with the preparation or filing of any Tax Return required under this Agreement.

     (e) Seller shall use its reasonable efforts to cause any partnership or Tax partnership in which the Subsidiaries or the Partnership are a partner to make an election under Section 754 of the Code to adjust the basis of the assets of such partnerships. Seller must amend all internal partnership agreements accordingly prior to the Closing Date.

     (f) With respect to any Straddle Period, to the extent permitted by applicable law, the Subsidiaries shall elect to treat the Closing Date as the last day of the taxable period. If applicable law, regulation or Governmental Order will not permit the Closing Date to be the last day of a period, the Income Tax attributable to the operations of the Subsidiaries and the Partnership for the portion of the period up to and including the Closing Date shall be (i) in the case of a flat minimum dollar amount Tax, the total amount of such Taxes multiplied by a fraction, the numerator of which is the number of days in the partial period through and including the Effective Time and the denominator of which is the total number of days in such Straddle Period, and(ii) in the case of all Income Taxes, the Tax computed on the basis of the taxable income or loss of the Subsidiaries or the Partnership for the partial period through and including the Closing Date as determined from their Books and Records. All Other Taxes arising with or related to a Straddle Period will be allocated as provided in
Section 13.3.

    (g) With respect to any Post-Closing Return or Straddle Return, Buyer shall deliver, at least 30 days prior to the due date for filing such Tax Return (including any extension) to Seller a statement setting forth the amount of Income Tax which Seller owes pursuant to subsection 16.1(a), including the allocation of Taxes under subsection 16.2(f), and copies of such Tax Return. Seller shall have the right to review such Tax Returns and the allocation of Taxes and to suggest to Buyer any reasonable changes to such Tax Returns no later than 15 days prior to the date for the filing of such Tax Returns. Seller and Buyer agree to consult and to attempt to resolve in good faith any issue arising as a result of the review of such Tax Returns and allocation of Taxes and mutually to consent to the filing as promptly as possible of such Tax Returns. Not later than 15 days before the due date for the payment of Income Taxes with respect to such Tax Returns, Seller shall pay to Buyer an amount equal to the Income Taxes as agreed to by Buyer and Seller as being owed by Seller, pursuant to subsection 16.1(a). In the event that Buyer and Seller cannot agree on the amount of Income Taxes owed by Seller, with respect to a Straddle Return or a Post-Closing Return, Seller shall pay to Buyer the amount of Income Taxes reasonably determined by Buyer to be owed by them pursuant to subsection 16.1(a). Within ten (10) days following such payment, Seller and Buyer shall refer the matter to an independent "Big-Five" accounting firm agreed to by Buyer and Seller to arbitrate the dispute. Seller and Buyer shall equally share the fees and expenses of such accounting firm, and its determination as to the amount owing by Seller, pursuant to Section 16.1(a) with respect to a Straddle Return or Post-Closing Return shall be binding on both parties. Within five (5) days of the determination by such accounting firm, if necessary, the appropriate Party shall pay the other Party any amount which is determined by such accounting firm to be owed. Seller shall be entitled to reduce its obligation to pay Taxes with respect to a Straddle Return or a Post-Closing Return by the amount of any estimated Taxes paid with respect to such Taxes by or on behalf of the Subsidiaries on or before the Closing Date.

    (h) Seller shall have the right to all refunds of Taxes (including interest thereon), which relate to Taxes of the Subsidiaries for Pre-Closing Periods and Straddle Periods, to the extent provided in the following sentences. Buyer shall pay over to Seller any such refunds within ten (10) days of receipt thereof, net of any Taxes imposed on Buyer or the Subsidiaries by reason of the receipt of such refund. To the extent any refund of Taxes is made with respect to a Pre-Closing Period or a Straddle Period, such refund shall be apportioned between Buyer and Seller, based on the appropriate allocation method set forth in
Section 16.2(f).

    (i) Buyer and Seller agree to consult and resolve in good faith any issues arising in connection with the preparation or review of any Tax Return or the calculation of any Tax described in this Section 16.2.

    (j) Both Seller and Buyer will join in making a timely and effective election under Section 338(h)(10) of the Code (and any comparable provision of foreign, state or local law) with respect to the purchase by Buyer of the stock of Exploration and Reserves hereunder

(collectively, together with the elections under Section 338(g) of the Code and any comparable provision of foreign, state or local law, the "Section 338(h)(10) Elections"). At the Closing, Seller and Buyer shall execute IRS Form 8023, completed to the extent reasonably practicable for those Subsidiaries. Seller and Buyer agree to take all other action and file all other necessary reports to elect validly pursuant to Section 338(h)(10) of the Code to treat the Transaction as a sale of assets as opposed to a sale of the stock of Exploration and Reserves. Within 120 days after the Closing Date, Buyer shall deliver to Seller any additional information or required schedules thereto and any similar forms under applicable state or local law (the "Forms") with respect to Taxes relating to Buyer's purchase of the stock of Exploration and Reserves and their interests in the Partnership. Provided that the information on such Forms is, in the reasonable determination of Seller, correct and complete in all material respects, Seller will consent to the filing of such Forms. Seller and Buyer shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by Seller or Buyer in order to prepare and timely file the Forms and any other required statements or schedules. With respect to the Sections 338(h)(10) Elections, the Modified Aggregate Deemed Sales Price as defined in Treas. Reg. Section 1.338(h)(10)-1 shall be allocated among the stock of Exploration and Reserves pursuant to Treas. Reg. Section 1.338(h)(10)-1. The Buyer and the Seller shall use their good faith best efforts to agree upon such allocation. The Seller shall provide to the Buyer a schedule and supporting material reflecting such allocation for the Buyer's review and consent, which consent shall not be unreasonably withheld. The parties shall take no action inconsistent with, or fail to take any action necessary for the validity of, the Section 338(h)(10) Elections, and shall adopt and utilize the asset values determined from such allocation for the purpose of all tax returns filed by them, and shall not voluntarily take any action inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation or otherwise with respect to such tax returns. In the event that Buyer and Seller are unable to resolve any disagreements regarding the allocation of the "modified aggregate deemed sales price" (as defined under applicable Treasury Regulations) among the assets or other aspects of the Forms, Buyer (i) shall be entitled to file the Forms, but only if either the information not agreed upon is deleted or the Forms reflect that the information has not been agreed upon; or (ii) if acceptable to Buyer and Seller within 30 days after notice of such disagreement, the matter in dispute shall be resolved as soon as practicable by a "Big Five" independent accounting firm or, if the disagreement involves valuation, to a nationally recognized appraisal firm mutually satisfactory to the parties (but in no event longer than 30 days), which resolution shall be binding and conclusive upon Buyer and Seller without further appeal therefrom. Buyer and Seller shall bear equally the fees and expenses of such firm. Buyer will timely file the Forms, and any required supplements thereto, in the manner prescribed by Treasury Regulation 1.338(h)(10)-1(d) or the corresponding provisions of applicable foreign, state or local law, and will provide written evidence to Seller that it has done so. Buyer and Seller agree that neither of them will take, or permit any of their Affiliates to take, any action to modify or revoke the elections contained in or the content of any Forms without the express written consent of the other.

     (k) At the Closing, Seller, the Subsidiaries and the Partnership each shall deliver to Buyer certificates signed under penalties of perjury (i) stating that it is not a foreign corporation, foreign partnership, foreign trust or foreign estate, (ii) providing its U.S. Employer Identification Number and (iii) providing its address, all pursuant to Section 1445 of the Code.

     16.3 Exclusive Remedy for Taxes.  This Article XVI provides the sole and
          --------------------------
exclusive remedy for any claim against Seller for indemnification, damages or breach of any representation or warranty with respect to or relating to Taxes.


                       ARTICLE XVII.DEFAULT AND REMEDIES
                                    --------------------

     17.1 Liabilities Upon Termination.  If Closing does not occur due to
          ----------------------------
Seller's violation of the terms of this Agreement, then Buyer may seek such legal or equitable remedies as Buyer may desire including, without limitation, damages for the breach or failure of any representation, warranty, covenant or agreement contained herein and the right to enforce specific performance of this Agreement. If Closing does not occur due to Buyer's violation of the terms of this Agreement, then Seller may seek such legal or equitable remedies as Seller may desire, including, without limitation, damages for the breach or failure of any representation, warranty, covenant or agreement contained herein and the right to enforce specific performance of this Agreement.

     17.2 Recovery of Costs.  The prevailing Party in any litigation or
          -----------------
alternative dispute resolution proceeding between the Parties in a dispute arising under this Agreement shall be entitled to recover, from the other Party, reimbursement for reasonable attorneys fees, expert fees, court costs and costs of discovery and investigation.

     17.3 Waiver of Extraordinary Damages. To the full extent allowed by law,
          -------------------------------
and except as may be included in third party damages subject to any indemnity obligation hereunder, the Parties hereby waive and release any rights or claims to punitive or exemplary damages resulting from a breach of this Agreement . The parties hereby waive the application of the Texas Deceptive Trade Practices-Consumer Protection Act to the Transaction.

     17.4 Waiver of Jury Trial. Seller and Buyer do hereby irrevocably waive, to
          --------------------
the fullest extent permitted by law, any and all right to a trial by jury in any action, suit or other legal proceeding based upon, arising out of or relating to this Agreement or the Transaction.

     17.5 Independent Obligations. The express release, indemnity, defense and
          -----------------------
hold harmless obligations contained herein shall exist separate and independent from the representations and warranties in this Agreement, and the limitations of representations and warranties shall not be construed to limit the scope of the express releases, indemnities, and defense and hold harmless obligations.

     17.6 Changes of Law. Sellers do not make any representations and warranties
          --------------
and do not assume any responsibilities or liabilities for any Damages to Buyer arising out of or related to changes in the law or new interpretations of existing law that may occur after Closing.

     17.7 Merger.  No representations, warranties, indemnities, covenants or
           ------
other provisions of this Agreement shall merge with provisions of any other instrument.


                             ARTICLE XVIII.NOTICES
                                           -------

     18.1 Notices. All notices authorized or required by any of the provisions
          -------
of this Agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, or telephone facsimile, postage or charges prepaid, and addressed to the Parties at the respective addresses set forth below:

          If to Seller:    Tesoro Petroleum Corporation.
                           8700 Tesoro Drive
                           San Antonio, Texas 75217
                           Attention: James C. Reed, Jr.
                           Fax Number:   (210) 283-2400
                           Phone Number: (210) 828-8484

          With a copy to:  Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                           Houston, Texas 77010
                           Attention: Michael W. Conlon
                           Fax Number:   (713) 651-5246
                           Phone Number: (713) 651-5151

          If to Buyer:     EEX Operating L.L.C.
                           2500 City West Boulevard, Suite 1400
                           Houston, Texas 77042
                           Attention: Janice K. Hartrick
                           Fax Number:   (713) 243-3359
                           Phone Number: (713) 243-3371

          With a copy to:  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           1900 Pennzoil Place--South Tower
                           711 Louisiana Street
                           Houston, Texas 77002
                           Attention: Robert B. (Skip) Allen
                           Fax Number:   (713) 220-5816
                           Phone Number: (713) 220-5800

Any Party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.


                  ARTICLE XIX.CONFIDENTIALITY AND DISCLOSURES
                              -------------------------------

     19.1 Non Disclosure of Data. To the extent Buyer does not acquire all of
          ----------------------
the Common Stock for any reason, Buyer shall not directly or indirectly disclose or use any materials, data or other information provided by or obtained from Seller, the Subsidiaries or the Partnership, and Buyer and its representatives shall continue to be bound by the terms of the existing Confidentiality Agreement dated June 17, 1999, between the Parties.

     19.2 Public Announcements. The Parties hereto agree that prior to making
          --------------------
any public announcement or statement with respect to the Transaction, the Party desiring to make such public announcement or statement shall consult with the other Party and exercise reasonable efforts to obtain the consent of the other Party to the text of such public announcement or statement. If the Parties cannot agree upon the text of any such public disclosure, a Party may nevertheless disclose information with respect to the to the extent required by applicable law or by any applicable rules, regulations or orders of any governmental or judicial authority or agency having jurisdiction or to the extent such disclosure is necessary to comply with requirements of the New York Stock Exchange.

                             ARTICLE XX.TERMINATION
                                        -----------

     20.1 Termination. Notwithstanding anything herein to the contrary, this
          -----------
 Agreement and the Transaction may be terminated in the following instances:

     (a)  At any time by the mutual written agreement of Buyer and Seller;

     (b) By Seller, if the Settlement Price Adjustment exceeds fifteen percent (15%) of the Purchase Price; or by Buyer, if the sum of the Settlement Price Adjustment and any reductions to the purchase price as a result of the exercise by third parties of Preferential Rights to Purchase described in Section 6.5(a) exceeds fifteen percent (15%) of the Purchase Price;

     (c) By Seller or Buyer, if any of the Environmental Price Adjustment, Casualty Price Adjustment or Title Price Adjustment individually exceeds ten percent (10%) of the Purchase Price; or

     (d) By Buyer or Seller, if Closing has not taken place before December 31, 1999 (which date shall be extended until five Business Days after the resolution of any disputed matters submitted to arbitration under Section 21.16 to the extent still pending on December 31, 1999); provided, however, that the Party seeking to terminate this Agreement pursuant to Section 20.1(d) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Transaction prior to December 31, 1999.


                           ARTICLE XXI.MISCELLANEOUS
                                       -------------

     21.1 Entire Agreement. This Agreement embodies the entire agreement between
          ----------------
the Parties (superseding all prior agreements, negotiations, representations, discussions, arrangements and understandings related to the subject matter hereof), and may be supplemented, altered, amended, modified or revoked only by a written instrument signed by each of the Parties; provided, however, the Confidentiality Agreement dated June 17, 1999, between the Parties shall remain effective until Closing. If the sale of the Operating Assets to Buyer is not consummated, then the Confidentiality Agreement shall remain effective as stated therein.

     21.2 No Verbal Modifications or Waivers. Any of the terms, provisions,
          ----------------------------------
covenants, representations, warranties or conditions Waivers hereof may be supplemented, amended, modified, released or waived only by a written instrument executed by the Parties. Except as otherwise expressly provided in this Agreement, the failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect such Party's right to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

     21.3 Severability. If any term or provision of this Agreement is held to
          ------------
be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining terms and provisions of this Agreement shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable term or provision, there shall be added automatically to this Agreement a legal, valid and enforceable term or provision as similar as possible to the term or provision declared illegal, invalid or unenforceable.

     21.4 Interpretation. Words of any gender used in this Agreement shall be
          --------------
held and construed to include any other gender, and words in the singular shall be held to include the plural, unless the context otherwise requires. None of the terms or conditions of this Agreement, including any Exhibits or Schedules hereto, shall be construed for or against any Party hereto on the basis that such Party did or did not author the same. All terms of this Agreement and the Exhibits shall be harmonized, but in the event of any conflict between the definition of a term in Article I and a more complete description or limitation of such term in a subsequent Article, the subsequent Article shall prevail. The Article and Section headings are for convenience only and shall have no significance in the interpretation hereof.

     21.5 Counsel. Each Party expressly acknowledges that it was represented by
          -------
counsel of its own selection in negotiation and preparation of the terms of the Agreement and the attached Exhibits and that it is sophisticated and experienced in transactions of this type and is aware of all terms and conditions contained herein. Each Party shall be responsible for the costs and expenses of its own counsel.

     21.6 Governing Law. This Agreement and other documents delivered pursuant
          -------------
to this Agreement and the legal relations between the Parties shall be governed and construed and enforced in accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws.

     21.7 Consents. Except as expressly provided otherwise herein, any consent
          --------
required of a Party with respect to any matters covered by this Agreement shall not be unreasonably withheld or action with respect thereto unduly delayed.

     21.8 Time of Essence. Time is of the essence in all matters provided for in
          ---------------
this Agreement.

     21.9 Binding Effect, Assignment. All the terms, provisions, covenants,
          --------------------------
representations, warranties and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and, except as otherwise prohibited, their respective successors; however, this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any Party without the express written consent of the non-assigning or non-delegating Parties, which consent may be withheld for any or no reason. Any assignment or delegation without such consent will be void.

     21.10 No Relationship. Nothing contained in this Agreement shall be deemed
           ---------------
to create a joint venture, partnership, agency or other fiduciary relationship between the Parties, nor is this Agreement intended to create, nor shall it be construed to create, any rights in any third party, to create any third party beneficiaries or to ratify, adopt or confirm any other lease, agreement or other instrument, whether or not affecting the Subsidiaries, the Partnership or the Operating Assets. Notwithstanding the above, the Parties acknowledge that the Transaction shall be subject to the rights of all third parties holding Preferential Rights to Purchase and Consents to Assignment concerning the Operating Assets, to the extent that they are valid, in effect and enforceable by reason of the Transaction, and that such third party rights shall be handled as set forth herein.

     21.11 No Recordation. Without limiting any Party's right to file suit to
           --------------
enforce its rights under this Agreement, Buyer and Seller expressly covenant and agree not to record or place of record this Agreement or any copy or memorandum hereof, unless required under the Securities Exchange Act of 1934.

     21.12 Exhibits and Schedules. All Exhibits and Schedules which are referred
           ----------------------
to herein are hereby made a part hereof and incorporated herein by reference.

     21.13 Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, and each and every counterpart shall be deemed for all purposes one agreement.

     21.14 No Third Party Beneficiaries. Any agreement contained, expressed or
           ----------------------------
implied in this Agreement shall be only for the Beneficiaries benefit of the Parties hereto and the Indemnified Parties specified in Article XV and their respective legal representatives, successors and assigns. Such agreements shall not inure to the benefit of any employees of the Subsidiaries or the Partnership (except in their capacity as Indemnified Parties) or the obligees of any indebtedness of any Party hereto, it being the intention of the Parties hereto that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a third Person is expressly given rights herein.

     21.15 Joint and Several Liability. Tesoro Petroleum Corporation and
           ---------------------------
Tesoro Gas Resources Company, Inc. agree to be jointly and severally liable for all of the Seller's duties and obligations hereunder.

     21.16 Dispute Resolution. If despite their good faith efforts to do so,
           ------------------
the Parties are unable to reach agreement (or the matter is not otherwise resolved pursuant to Section 6.3 or 7.7, as applicable) regarding (i) the existence of a Title Defect or Environmental Condition, (ii) the value of a Title Defect or Environmental Condition (and the corresponding Property Value Reduction or Environmental Condition Value Reduction) or the value of a Property Value Increase, or (iii) the cure, partial cure or failure to cure of a Title Defect or Environmental Condition, either Party may elect to refer the matter to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA") (expedited procedures). The AAA shall be instructed to choose a neutral arbitrator (the "Arbitrator") who shall have a minimum of 15 years experience in the oil and gas industry, such that he or she is considered an expert on the oil and gas matters in dispute. Notice of a Party's election to submit the matter for arbitration shall be given promptly to the other Party pursuant to Article XVIII. Upon receipt by a Party of notice that an Arbitrator has been appointed, such Party shall have ten (10) days to provide the Arbitrator (and the other Party) with a statement of its position (with supporting documentation) regarding the matter or matters in dispute, together with its best and final offer for settlement of the dispute. The failure to provide a statement of position within this period shall constitute a waiver of a party's right to have such materials considered by the Arbitrator. The Arbitrator shall consider the statements of position submitted by the parties and shall, within ten (10) business days after receipt of such materials, issue his or her decision adopting the best and final statement offer for settlement of the dispute provided either by Buyer or Seller. All determinations made by the Arbitrator shall be final, conclusive and binding on the Parties. Each Party will pay one-half of the fees of the Arbitrator and all other arbitration fees and expenses and the fees of their respective arbitrators (if required).

     21.17 EEX Corporation Guarantee.  EEX Corporation, Buyer's parent, (a)
           --------------------------
agrees to be jointly and severally liable with the Buyer for all of Buyer's payment obligations under this Agreement and (b) irrevocably and unconditionally guarantees the performance by Buyer of its indemnity obligations under Article XV.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

SELLER
------

TESORO PETROLEUM CORPORATION                    TESORO GAS RESOURCES
                                                COMPANY, INC.


By:    /s/ Bruce A Smith                        By:    /s/ Jeffrey B. Fabian
   ------------------------------                 ------------------------------

Name:  Bruce A. Smith                           Name:  Jeffrey B. Fabian

Title: Chairman of the Board of Directors,      Title:  President
       President and Chief Executive Officer


BUYER
-----

EEX  OPERATING LLC

By:  EEX CORPORATION


By     /s/ T. M Hamilton
  ----------------------

Name:  T. M. Hamilton

Title: Chairman and President, Chief Executive Officer



EEX CORPORATION

for purposes of Section 21.17


By     /s/ T. M Hamilton
  -----------------------------

Name:  T. M. Hamilton

Title: Chairman and President, Chief Executive Officer